                                INTERCONNECTION
                                   AGREEMENT


                                    BETWEEN

                         U S WEST COMMUNICATIONS, INC.

                                      AND

                            PAC-WEST TELECOMM, INC.

                                      FOR

                                   COLORADO

                               TABLE OF CONTENTS

1.  RECITALS.........................................................................  1
2.  SCOPE OF AGREEMENT...............................................................  1
3.  DEFINITIONS......................................................................  2
4.  RATES AND CHARGES GENERALLY......................................................  7
5.  RECIPROCAL TRAFFIC EXCHANGE......................................................  7
   5.1   Scope.......................................................................  7
   5.2   Traffic Types...............................................................  8
   5.3   Types of Exchanged Traffic..................................................  9
   5.4   Rate Structure.............................................................. 10
   5.5   LIS Interface Code Availability And Optional Features....................... 13
   5.6   Measuring Local Interconnection Minutes..................................... 14
   5.7   Testing..................................................................... 14
   5.8   Ordering.................................................................... 15
   5.9   Billing Arrangements........................................................ 16
   5.10  Mileage Measurement......................................................... 17
   5.11  Construction Charges........................................................ 17
6.  INTERCONNECTION.................................................................. 17
   6.1   Definition.................................................................. 17
   6.2   Mid-Span Meet POI and Mid-Span Meet Arrangements............................ 18
   6.3   Collocation................................................................. 19
   6.4   Entrance Facility........................................................... 19
   6.5   Quality of Interconnection.................................................. 19
   6.6   Points of Interface (POI)................................................... 19

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

   6.7  Trunking Requirements....................................................... 20
   6.8  Interconnection Forecasting................................................. 21
   6.9  Service Interruptions....................................................... 22
7.  COLLOCATION..................................................................... 23
   7.1  General Description......................................................... 23
   7.2  Virtual Collocation......................................................... 24
   7.3  Physical Collocation........................................................ 25
   7.4  Collocation Rate Elements................................................... 29
   7.5  Collocation Installation Intervals.......................................... 32
   7.6  Microwave Physical Collocation.............................................. 33
   7.7  Common Collocation.......................................................... 41
8.  UNBUNDLED ACCESS/ELEMENTS....................................................... 43
   8.1  General Terms............................................................... 43
   8.2  Description of Unbundled Elements........................................... 44
9.  ANCILLARY SERVICES AND ARRANGEMENTS............................................. 52
   9.1  Signaling Access to Call-Related Databases.................................. 52
   9.2  Interim Number Portability.................................................. 53
   9.3  911/E-911 Service........................................................... 58
   9.4  Directory Assistance........................................................ 61
   9.5  White Pages Directory Listings.............................................. 61
   9.6  Busy Line Verify and Busy Line Interrupt Services........................... 64
   9.7  Toll and Assistance Operator Services....................................... 64
   9.8  Interconnection to Line Information Data Base (LIDB)........................ 66
   9.9  Access to Poles, Ducts, Conduits, and Rights of Way......................... 67
   9.10 Miscellaneous Ancillary Services............................................ 67

                                                                         Page ii

10.  ACCESS TO OPERATIONAL SUPPORT SYSTEMS (OSS)...................................   67
   10.1  Operational Systems Interfaces - Interface Implementation Timetable.......   67
   10.2  OSS Interface Design......................................................   67
   10.3  Accessible OSS Functions..................................................   68
   10.4  Billing Interfaces........................................................   72
   10.5  Compensation..............................................................   73
11.  RESALE........................................................................   74
   11.1  Description...............................................................   74
   11.2  Scope.....................................................................   74
   11.3  Ordering and Maintenance..................................................   74
   11.4  Pac-West Responsibilities.................................................   76
   11.5  Rates and Charges.........................................................   77
   11.6  Collateral and Training...................................................   80
   11.7  Directory Listings........................................................   80
   11.8  Billing...................................................................   80
   11.9  Deposit...................................................................   80
   11.10 Payment...................................................................   81
12.  ACCESS TO TELEPHONE NUMBERS...................................................   82
   12.1  Number Resources Arrangements.............................................   82
13.  DIALING PARITY................................................................   83
14.  U S WEST DEX ISSUES...........................................................   83
15.  ACCESS TO DATABASES...........................................................   83
16.  NOTICE OF CHANGES.............................................................   83
17.  REFERRAL ANNOUNCEMENT.........................................................   83

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

18.  COORDINATED REPAIR CALLS.......................................................  83
19.  BONA FIDE REQUEST PROCESS......................................................  84
20.  AUDIT PROCESS..................................................................  86
21.  AUDIOTEXT AND MASS ANNOUNCEMENT SERVICES.......................................  87
22.  LOCAL INTERCONNECTION DATA EXCHANGE FOR BILLING................................  88
23.  CONSTRUCTION CHARGES...........................................................  88
24.  SERVICE PERFORMANCE RESULTS....................................................  90
25.  IMPLEMENTATION SCHEDULE........................................................  93
26.  MISCELLANEOUS TERMS............................................................  94
   26.1  General Provisions.........................................................  94
   26.2  Term of Agreement..........................................................  94
   26.3  Letter of Authorization....................................................  95
   26.4  Payment....................................................................  95
   26.5  Taxes......................................................................  96
   26.6  Force Majeure..............................................................  96
   26.7  Limitation of Liability....................................................  97
   26.8  Indemnity..................................................................  97
   26.9  Intellectual Property......................................................  98
   26.10 Warranties................................................................. 100
   26.11 Assignment................................................................. 100
   26.12 Default.................................................................... 100
   26.13 Disclaimer of Agency....................................................... 101
   26.14 Severability............................................................... 101

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

26.15 Nondisclosure.............................................................. 101
26.16 Survival................................................................... 102
26.17 Dispute Resolution......................................................... 103
26.18 Controlling Law............................................................ 104
26.19 Joint Work Product......................................................... 104
26.20 Responsibility for Environmental Contamination............................. 104
26.21 Notices.................................................................... 105
26.22 Responsibility of Each Party............................................... 105
26.23 No Third Party Beneficiaries............................................... 106
26.24 Referenced Documents....................................................... 106
26.25 Publicity and Advertising.................................................. 106
26.26 Amendment.................................................................. 106
26.27 Executed in Counterparts................................................... 106
26.28 Headings of No Force or Effect............................................. 106
26.29 Cancellation Charges....................................................... 106
26.30 Regulatory Approval........................................................ 107
26.31 Compliance................................................................. 107
26.32 Compliance with the Communications Law Enforcement Act of 1994 ("CALEA")... 107
26.33 Cooperation................................................................ 107
26.34 Entire Agreement........................................................... 107

                                                                          page v

                           INTERCONNECTION AGREEMENT

     This Interconnection Agreement is between Pac-West Telecomm, Inc. ("Pac-West") and U S WEST Communications, Inc. ("USWC"), a Colorado corporation.

1.   RECITALS

     1.1 Pursuant to this Interconnection Agreement ("Agreement"), Pac-West Telecomm, Inc. ("Pac-West"), a Competitive Local Exchange Carrier and USWC (collectively, "the Parties") will extend certain arrangements to one another within each LATA in which they both operate within the state of Colorado. This Agreement includes terms, conditions, and prices for network interconnection, access to unbundled network elements, ancillary network services, and retail services available for resale. It will be submitted to Colorado Public Utilities Commission. Notwithstanding this mutual commitment, however, the Parties enter into this Agreement without prejudice to any positions they have taken previously, or may take in the future in any legislative, regulatory, or other public forum addressing any matters, including matters related to the types of arrangements prescribed by this Agreement.

     1.2 The Parties have agreed to certain provisions in this Agreement, based, in large part, on the existing state of the law, rules, regulations and interpretations thereof, as of the date hereof (the "Existing Rules"). To the extent that certain of the Existing Rules are changed and modified, and it reasonably appears that the Parties would have negotiated and agreed to different term(s), conditions(s), or covenant(s) than as contained herein had such change or modification been in existence before execution hereof, then this Agreement shall be amended to reflect such different term(s), condition(s), or covenant(s). Where the Parties fail to agree upon such an amendment, it shall be resolved in accordance with the Dispute Resolution provision of this Agreement.

     1.3 This Agreement is entered into as a result of both private negotiations between the Parties and the incorporation of some of the results of arbitrated decisions by the Commission, acting pursuant to
          Section 252 (b) of the Act, and involving interconnection agreements of other parties. The Parties have included for convenience certain rates, terms or conditions in this Agreement which reflect rates, terms or conditions established in some or all of those other arbitrations. Pac-West acknowledges: (1) that those rates, terms or conditions are extended only because of the arbitrated results in other dockets, (2) that USWC intends to appeal certain of those decisions, and (3) that any negotiations, appeal, stay, injunction or similar proceeding impacting the applicability of those rates, terms or conditions to the local service providers who were parties to those arbitrations will similarly impact the applicability of those rates, terms or conditions to Pac-West. The Parties further recognize that this Agreement is subject to the generic proceedings by the Commission addressing the services in this Agreement.

2.   SCOPE OF AGREEMENT

     2.1 This Agreement sets forth the terms, conditions and prices under which USWC agrees to provide (a) services for resale (hereinafter referred to as "Local Services") (b) certain unbundled network elements, ancillary functions and additional features to Pac-West (hereinafter collectively referred to as "Network Elements"). The Agreement also sets forth the terms, conditions and prices under which the Parties agree to provide interconnection and reciprocal compensation for the exchange of local traffic between USWC and Pac-West for purposes of offering telecommunications services. Unless otherwise provided in this Agreement, the Parties will perform all of their obligations hereunder throughout, to the extent provided in the Appendices attached hereto. The Agreement includes all accompanying Appendices.

     2.2 In the performance of their obligations under this Agreement, the Parties shall act in good faith and consistently with the intent of the Act. Where notice, approval or similar action by a Party is permitted or required by any provision of this Agreement, (including, without limitation, the obligation of the Parties to further negotiate the resolution of new or open issues under this Agreement) such action shall not be unreasonably delayed, withheld or conditioned.

     2.3 USWC will provide Pac-West with nondiscriminatory service quality as USWC provides its own subscribers with respect to all Telecommunications Services, Local Interconnection, Services for Resale and Network Elements.

     2.4 USWC shall provide to Pac-West services for resale that are equal in quality, subject to the same conditions (including the conditions in USWC's effective tariffs which are not otherwise inconsistent with the terms and conditions contained herein), within the same provisioning time intervals that USWC provides these services to itself, its affiliates and others, including end users, and in accordance with any applicable Commission service quality standards, including standards the Commission may impose pursuant to Section 252 (e)(3) of the Act.

     2.5 Each Network Element provided by USWC to Pac-West shall be at least equal in the quality of design, performance, features, functions, capabilities and other characteristics, including, but not limited to, levels and types of redundant equipment and facilities for power, diversity and security, that USWC provides to itself, USWC's own subscribers, to a USWC affiliate or to any other entity.

     2.6 The Parties agree to work jointly and cooperatively in testing and implementing processes for pre-ordering, ordering, maintenance, provisioning and billing and in reasonably resolving issues which result from such implementation on a timely basis.

     2.7 USWC shall not discontinue or refuse to provide any service provided or required hereunder without Pac-West's prior written agreement, nor shall USWC reconfigure, re-engineer or otherwise redeploy its network in a manner which would impair Pac-West's ability to offer Telecommunications Services in the manner contemplated by this Agreement, the Act or the FCC's rules and regulations. If a Party makes a change in its network which it believes will materially affect the inter-operability of its network with the other Party, the Party making the change shall provide advance notice of such change to the other Party in accordance with the applicable FCC regulations.

     2.8 USWC shall insure that all Pac-West end users experience the same dialing parity as similarly situated end users of USWC services, such that, for all call types: (a) a Pac-West end user is not required to dial any greater number of digits than a similarly-situated USWC end user; (b) the post-dial delay (time elapsed between the last digit dialed and the first network response), call completion rate and transmission quality experienced by a Pac-West end user is at least equal in quality to that experienced by a similarly-situated USWC end user; and (c) the Pac-West end user may retain its local telephone number, as further provided for in this Agreement (Interim Number Portability) so long as the end user continues receiving service in the same central office serving area.


3.   DEFINITIONS

     3.1 "Access Service Request" or "ASR" means the industry standard forms and supporting documentation used for ordering Access Services. The ASR will be used to order trunking and facilities between Pac-West and USWC for Local Interconnection Service.

     3.2 "Access Services" refers to the tariffed interstate and intrastate switched access and private line transport services offered for the origination and/or termination of interexchange traffic (see each Party's appropriate state and interstate access tariffs).

     3.3 "Act" means the Communications Act of 1934 (47 U.S.C. 151 et. seq.), as amended by the Telecommunications Act of 1996, and as from time to time interpreted in the duly authorized rules and regulations of the FCC or a Commission within its state of jurisdiction.

     3.4 "Automatic Number Identification" or "ANI" means a Feature Group D signaling parameter which refers to the number transmitted through a network identifying the billing number of the calling party.

     3.5 "Basic Exchange Switched Features" are optional end user switched services that include, but are not necessarily limited to: Automatic Call Back; Call Trace; Caller ID and Related Blocking Features; Distinctive Ringing/Call Waiting; Selective Call Forward; Selective Call Rejection.

     3.6 "Basic Exchange Telecommunications Service" means a service offered to end users which provides the end user with a telephonic connection to, and a unique local telephone number address on, the public switched telecommunications network, and which enables such end user to generally place calls to, or receive calls from, other stations on the public switched telecommunications network. Basic residence and business line services are Basic Exchange Telecommunications Services. As used solely in the context of this statement and unless otherwise agreed, Basic Exchange Telecommunications Service includes access to ancillary services such as 911, directory assistance and operator services.

     3.7 "BLV/BLVI Traffic" means an operator service call in which the caller inquires as to the busy status of or requests an interruption of a call on another end user's Basic Exchange Telecommunications Service line.

     3.8 "Calling Party Number" or "CPN" is a Common Channel Signaling ("CCS") parameter which refers to the number transmitted through a network identifying the calling party. Reference Technical Pub. 77342.

     3.9 "Central Office Switch" means a switch used to provide telecommunications services, including, but not limited to:

          3.9.1 "End Office Switches" which are used to terminate end user station loops for the purpose of interconnecting to each other and to trunks; and

          3.9.2 "Tandem Office Switches" which are used to connect and switch trunk circuits between and among other Central Office Switches. Access tandems provide connections for exchange access and toll traffic while local tandems provide connections for local/EAS traffic.

          3.10 "Collocation" means an arrangement whereby one Party's (the "Collocating Party") facilities are terminated in its equipment necessary for Interconnection or for access to Network Elements on an unbundled basis which has been installed and maintained at the premises of a second Party (the "Housing Party"). Collocation may be "physical", "virtual", or "common". In "Physical Collocation," the Collocating Party installs and maintains its own equipment in the Housing Party's premises. In "Virtual Collocation," the Housing Party installs and maintains the Collocating Party's equipment in the Housing Party's premises.

          3.11 "Commission" means the Colorado Public Utilities Commission.

          3.12 "Common Channel Signaling" or "CCS" means a method of digitally transmitting call set-up and network control data over a special signaling network fully separate from the public voice switched network elements that carry the actual call. The CCS used by the Parties shall be Signaling System 7.

          3.13 "Co-Provider" means an entity authorized to provide Local Exchange Service that does not otherwise qualify as an incumbent Local Exchange Carrier ("LEC").

          3.14 "Digital Signal Level" means one of several transmission rates in the time division multiplexing hierarchy.

          3.15 "Digital Signal Level 0" or "DS0" means the 64 Kbps zero-level signal in the time-division multiplex hierarchy. 3.16 "Digital Signal Level 1" or "DS1" means the 1.544 Mbps first-level signal in the time-division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS1 is the initial level of multiplexing.

          3.17 "Digital Signal Level 3" or "DS3" means the 44.736 Mbps third-level in the time-division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS3 is defined as the third level of multiplexing.

          3.18 "Exchange Message Record" or "EMR" is the standard used for exchange of telecommunications message information between telecommunications providers for billable, non-billable, sample, settlement and study data. EMR format is contained in BR-010-200-010 CRIS Exchange Message Record, a Bellcore document that defines industry standards for exchange message records.

          3.19 "Extended Area Service (EAS)/Local Traffic" means traffic that is originated by an end user of one Party and terminates to an end user of the other Party as defined in accordance with USWC's then current EAS/local serving areas, as determined by the Commission. The Rate Centers of the calling and called numbers shall determine whether a call is Extended Area Service (EAS)/Local traffic.

          3.20 "Integrated Digital Loop Carrier" means a subscriber loop carrier system, which integrates within the switch at a DS1 level (twenty-four (24) local Loop transmission paths combined into a 1.544 Mbps digital signal).

          3.21 "Interconnection" is as described in the Act and refers to the connection of separate pieces of equipment, facilities, or platforms between networks for the purpose of transmission and routing of telephone exchange service traffic and exchange access traffic.

          3.22 "Interexchange Carrier" or "IXC" means a carrier that provides, directly or indirectly, InterLATA or IntraLATA Toll services.

          3.23 "IntraLATA Toll" is defined in accordance with USWC's current IntraLATA toll serving areas, as determined by the Commission.

          3.24 "Local Loop Transmission" or "Loop" means the entire transmission path which extends from the network interface or demarcation point at an end user's premises to the Main Distribution Frame or other designated frame or panel in a Party's Wire Center which serves the end user.

          3.25 "Main Distribution Frame" or "MDF" means the distribution frame of the Party providing the Loop used to interconnect cable pairs and line and trunk equipment terminals on a switching system.

          3.26 "MECAB" refers to the Multiple Exchange Carrier Access Billing (MECAB) document prepared by the Billing Committee of the Ordering and Billing Forum (OBF), that functions under the auspices of the Carrier Liaison Committee of the Alliance for Telecommunications Industry Solutions. The MECAB document, published by Bellcore as Special Report SR-BDS-000983, contains the recommended guidelines for the billing of an Access Service provided by two or more LECs (including a LEC and a Co-Provider) or by one LEC in two or more states within a single LATA.

          3.27 "MECOD" refers to the Multiple Exchange Carriers Ordering and Design (MECOD) Guidelines for Access Services - Industry Support Interface, a document developed by the Ordering/Provisioning Committee under the auspices of the Ordering and Billing Forum
               (OBF), that functions under the auspices of the Carrier Liaison Committee of the Alliance for Telecommunications Industry Solutions. The MECOD document, published by Bellcore as Special Report SR STS-002643, establishes recommended guidelines for processing orders for Access Service that is to be provided by two or more LECs (including a LEC and a Co-Provider). It is published by Bellcore as SRBDS 00983.

          3.28 "Meet-Point Billing" or "MPB" refers to an arrangement whereby two LECs (including a LEC and Co-Provider) jointly provide Switched Access Service to an Interexchange Carrier, with each LEC (or Co-Provider) receiving an appropriate share of the transport element revenues as defined by their effective access tariffs.

          3.29 "Mid-Span Meet" is a Point of Interconnection between two networks, designated by two Telecommunications Carriers, at which one carrier's responsibility for service begins and the other carrier's responsibility ends.

          3.30 "North American Numbering Plan" or "NANP" means the numbering plan used in the United States that also serves Canada, Bermuda, Puerto Rico and certain Caribbean Islands. The NANP format is a 10-digit number that consists of a 3-digit NPA code (commonly referred to as the area code), followed by a 3-digit NXX code and 4-digit line number.

          3.31 "NXX" means the fourth, fifth and sixth digits of a ten-digit telephone number.

          3.32 "Party" means either USWC or Pac-West and "Parties" means USWC and Pac-West.

          3.33 "Point of Interface", "Point of Interconnection", or "POI" is a mutually agreed upon point of demarcation where the exchange of traffic between two LECs (including a LEC and a Co-Provider) takes place.

          3.34 "Port" means a termination on a Central Office Switch that permits end users to send or receive telecommunications services over the public switched network, but does not include switch features or switching functionality.

          3.35 "Rate Center" means the specific geographic point and corresponding geographic area which are associated with one or more particular NPA-NXX codes which have been assigned to a LEC (or Co-Provider) for its provision of basic exchange telecommunications services. The "rate center point" is the finite geographic point identified by a specific V & H coordinate, which is used to measure distance-sensitive end user traffic to/from, the particular NPA-NXX designations associated with the specific Rate Center. The "rate center area" is the exclusive geographic area identified as the area within which the LEC (or Co-Provider) will provide Basic Exchange Telecommunications Service bearing the particular NPA-NXX designations associated with the specific Rate Center. The Rate Center point must be located within the Rate Center area.

          3.36 "Reseller" is a category of local exchange service provider that obtains dial tone and associated telecommunications services from another provider through the purchase of bundled finished services for resale to its end users.

          3.37 "Routing Point" means a location that a LEC or Co-Provider has designated on its own network as the homing (routing) point for traffic, bearing a certain NPA-NXX designation, that is inbound to Basic Exchange Telecommunications Services provided by the LEC or Co-Provider. The Routing Point is employed to calculate mileage measurements for the distance-sensitive transport element charges of Switched Access Services. Pursuant to Bellcore Practice BR 795-100-100, the Routing Point may be an "End Office" location, or a "LEC Consortium Point of Interconnection". Pursuant to that same Bellcore Practice, examples of the latter shall be designated by a common language location identifier
               (CLLI) code with (x)KD in positions 9, 10, 11, where (x) may be any alphanumeric A-Z or 0-9. The above referenced Bellcore document refers to the Routing Point as the Rating Point. The Routing Point may be different than the rate center point, need not be located within the rate center area, and it must be located within the local calling area that includes the NPA/NXX.

          3.38 "Service Control Point" or "SCP" means a signaling end point that acts as a database to provide information to another signaling end point (i.e., Service Switching Point or another SCP) for processing or routing certain types of network calls. A query/response mechanism is typically used in communicating with an SCP.

          3.39 "Signaling Transfer Point" or "STP" means a signaling point that performs message routing functions and provides information for the routing of messages between signaling end points. An STP transmits, receives and processes Common Channel Signaling ("CCS") messages.

     3.40 "Switched Access Service" means the offering of transmission or switching services to Telecommunications Carriers for the purpose of the origination or termination of telephone toll service. Switched Access Services include: Feature Group A, Feature Group B, Feature Group D, 800/888 access, and 900 access and their successors or similar Switched Access services.

     3.41 "Tariff" as used throughout this Agreement refers to USWC and/or Co-Provider interstate tariffs and state tariffs, price lists, price schedules and catalogs.

     3.42 "Telecommunications Carrier" means any provider of telecommunications services, except that such term does not include aggregators of telecommunications services (as defined in Section 226 of the Act). A Telecommunications Carrier shall be treated as a common carrier under the Act only to the extent that it is engaged in providing telecommunications services, except that the Commission shall determine whether the provision of fixed and mobile satellite service shall be treated as common carriage.

     3.43 "Traffic Type" is the characterization of IntraLATA traffic as "local" (local includes EAS), or "toll" which shall be the same as the characterization established by the appropriate state commission for the incumbent LEC.

     3.44 "Wire Center" denotes a building or space within a building, that serves as an aggregation point on a given carrier's network, where transmission facilities are connected or switched. Wire Center can also denote a building where one or more Central Offices, used for the provision of Basic Exchange Telecommunications Services and Access Services, are located. However, for purposes of Collocation Service, Wire Center shall mean those points eligible for such connections as specified in the FCC rules.

     3.45 Terms not otherwise defined here, but defined in the Act or in regulations implementing the Act, shall have the meaning defined there.

4.   RATES AND CHARGES GENERALLY

     4.1 Prices for termination and transport of traffic, Interconnection, access to unbundled Network Elements, and ancillary services are set forth in Appendix A.

     4.2 USWC's wholesale discounts for resale services are set forth in Appendix A.

     4.3 The underlying provider of a resold service shall be entitled to receive, from the purchaser of Switched Access, the appropriate access charges pursuant to its then effective Switched Access Tariff.

5.   RECIPROCAL TRAFFIC EXCHANGE

     5.1  Scope

          Reciprocal traffic exchange addresses the exchange of traffic between Pac-West end users and USWC end users. If such traffic is local, the provisions of this Agreement shall apply. Where either Party acts as an IntraLATA Toll provider or InterLATA Interexchange Carrier (IXC) or where either Party interconnects and delivers traffic to the other from third parties, each Party shall bill such third parties the appropriate charges pursuant to its respective tariffs or contractual offerings for such third party terminations. Absent a separately negotiated agreement to the contrary, the Parties will be compensated for reciprocal traffic exchange only where the Parties directly exchange traffic between their respective networks, without the use of third party transit providers.

     5.2  Traffic Types

          The Traffic Types to be exchanged under this Agreement include:

          5.2.1  EAS/Local Traffic as defined above.

          5.2.2  IntraLATA Toll traffic as defined above.

          5.2.3 Switched Access traffic, or InterLATA toll traffic, as specifically defined in USWC's state and interstate Switched Access Tariffs, and generally identified as that traffic that originates at one of the Party's end users and terminates at an IXC point of presence, or originates at an IXC point of presence and terminates at one of the Party's end users, whether or not the traffic transits the other Party's network.

          5.2.4 Transit traffic is any traffic other than Switched Access, that originates from one Telecommunications Carrier's network, transits another Telecommunications Carrier's network, and terminates to yet another Telecommunications Carrier's network.

                 Transit service provides the ability for a Telecommunications Carrier to use its connection to a local or access tandem for delivery of calls that originate with a Telecommunications Carrier and terminate to a company other than the tandem company, such as another Co-Provider, an existing LEC, or a wireless carrier. In these cases, neither the originating nor terminating end user is a customer of the tandem Telecommunications Carrier. The tandem Telecommunications Carrier will accept traffic originated by a Party and will terminate it at a Point of Interconnection with another local, IntraLATA or InterLATA network Telecommunications Carrier. This service is provided through local and access tandem switches.

          5.2.5 Ancillary traffic includes all traffic destined for ancillary services, or that may have special billing requirements, including, but not limited to the following:

                 5.2.5.1   Directory Assistance
                 5.2.5.2   911/E911
                 5.2.5.3 Operator call termination (busy line interrupt and verify)
                 5.2.5.4   800/888 database dip
                 5.2.5.5   LIDB
                 5.2.5.6   Information services requiring special billing.

          5.2.6 Unless otherwise stated in this Agreement, ancillary traffic will be exchanged in accordance with whether the traffic is EAS/Local, IntraLATA Toll, or Switched Access.

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     5.3  Types of Exchanged Traffic

          5.3.1  Termination of Local Traffic.

                 Local traffic will be terminated as Local Interconnection Service (LIS).

          5.3.2  Transport of Local Traffic

                 As negotiated between the Parties, the exchange of local traffic between the Parties may occur in several ways:

                 5.3.2.1 While the Parties anticipate the use of two way trunks for the delivery of local traffic, either Party may elect to provision its own one-way trunks for delivery of local traffic to be terminated on the other Party's network.

                 5.3.2.2 The Parties may elect to purchase transport services from each other or from a third party. Such transport delivers the originating Party's local traffic to the terminating Party's end office or tandem for call termination. Transport may be purchased as either tandem switched transport or direct trunk transport.

                 5.3.2.3 Based on actual and/or forecasted traffic at Pac-West's busy hour in CCS, where there is a DS1's worth of traffic (512 CCS) between the Pac-West switch and a USWC end office, for a 60 day period, the traffic shall be exchanged via a dedicated (i.e., direct) trunk group from the Pac-West switch directly to the USWC end office. Upon mutual agreement of the Parties, within 60 calendar days, the actual traffic will be cooperatively moved to an USWC end office or Pac-West may propose, upon approval from USWC, an alternative method to remove the traffic volume. USWC will not unreasonably withhold the acceptance of this alternative method proposed by Pac-West. To the extent that Pac-West has established a collocation arrangement at a USWC end office location, and has available capacity, the Parties agree that Pac-West shall provide two-way direct trunk facilities, when required, from that end office to the Pac-West switch. In all other cases, the direct facility may be provisioned by USWC or Pac-West or a third party. If both Pac-West and USWC desire to provision the facility and cannot otherwise agree, the Parties may agree to resolve the dispute through the submission of competitive bids.

                    5.3.3    Transit Traffic.

                    5.3.3.1 USWC will accept traffic originated by Pac-West and will terminate it at a Point of Interconnection with another Co-Provider, LEC, IXC, or wireless carrier. USWC will provide this transit service through local and access tandem switches. Pac-West may also provide USWC with transit service.

                    5.3.3.2 To the extent technically feasible, the Parties involved in transporting transit traffic will deliver calls to each involved network with CCS/SS7 protocol and the appropriate ISUP/TCAP message to facilitate full interoperability and billing functions. In all cases, the originating company is responsible to follow the EMR standard and to exchange records with both the transiting company and the terminating company, to facilitate the billing process to the originating network.

                    5.3.3.3 The Parties will use industry standards developed to handle the provision and billing of Switched Access by multiple providers (MECAB, MECOD and the Parties' FCC tariffs), including the one-time provision of notification to Pac-West of the billing name, billing address and carrier identification codes of all Interexchange Carriers originating or terminating at each USWC access tandem.

             5.3.4  Toll Traffic.

                    Toll traffic routed to an access tandem, or directly routed to an end office, will be terminated as Switched Access Service. Traffic terminated at the access tandem will be routed to the end offices within the LATA that subtend the USWC access tandem switch. Switched Access Service also allows for termination at an end office or tandem via direct trunked circuits provisioned either by USWC or Pac-West.

     5.4     Rate Structure

             5.4.1  Local Traffic

                    5.4.1.1    Call Termination

                         5.4.1.1.1 The Parties agree that call termination rates as described in Appendix A will apply reciprocally for the termination of EAS/Local traffic per minute of use. The Parties agree to perform monthly joint traffic audits, based upon mutually agreeable measurement criteria and auditing standards. There will be no reciprocal compensation for the initial four months of traffic exchange.

                         5.4.1.1.2 For  traffic terminated at a USWC or Pac-West
                                        end office, the end office call
                                        termination rate in Appendix A shall
                                        apply.

               5.4.1.1.3 For traffic terminated at a USWC or Pac-West tandem switch, the tandem switched rate and the tandem transmission rate in Appendix A shall apply in addition to the end office call termination rate described above.

               5.4.1.1.4 The Parties acknowledge that Pac-West will initially serve all of its end users within a given LATA through a single Pac-West switch. The Parties also acknowledge that Pac-West may, in the future, deploy additional switches in each LATA. For purposes of call termination, the initial Pac-West switch shall be treated in accordance with its functionality as either a tandem or end office switch, and USWC will treat Pac-West tandem switches based on the criteria defined by the appropriate state Commission. In the absence of a state commission criteria, USWC's reasonable and nondiscriminatory criteria will prevail.

               5.4.1.1.5 Neither Party shall be responsible to the other for call termination charges associated with third party traffic that transits such Party's network, provided that such Party does not seek to recover call transport and termination charges, encompassed within any transit charges applied to the third party, attributable to the other's transport and termination of the third party's traffic. USWC will not block traffic originated from a third party LEC that is transited across USWC facilities and terminated to Pac-West.

                         There are three types of transit traffic:

                         Local transit: Each party is responsible for collecting the appropriate charges from the originating company. If the transiting party collects any charges associated with the transit of the originating company's traffic across Terminating party's network; the transiting party shall pay the appropriate charges due to the terminating party.

                         IntraLATA Toll transit: Each party is responsible for collecting the appropriate charges from the originating company. Where USWC is the designated IntraLATA Toll provider for existing LECs, USWC will act as the originating company.

                         Jointly Provided Switched Access: The Parties will use industry standards developed to handle the provision and billing of jointly provided switched access (MECAB, MECOD, and the Parties' FCC and state access Tariffs). Each Party will bill the

                         IXC the appropriate portion of its Switched Access rates. USWC will also provide the one-time notification to Pac-West of the billing name, billing address and carrier identification codes of the IXCs subtending any access tandems to which Pac-West directly connects. This type of traffic is discussed separately in this Section.

  5.4.2  Transport

         5.4.2.1 If the Parties elect to each provision their own one-way trunks to the other Party's end office for the termination of local traffic, each Party will be responsible for its own expenses associated with the trunks and no transport charges will apply. Call termination charges shall apply as described above.

         5.4.2.2 If one Party desires to purchase direct trunk transport from the other Party, the following rate elements will apply. Transport rate elements include the direct trunk transport facilities between the POI and the terminating Party's tandem or end office switches. The applicable rates are described in Appendix A.

         5.4.2.3 Direct trunk transport facilities are provided as dedicated DS3 or DS1 facilities without the tandem switching functions, for the use of either Party between the Point of Interconnection and the terminating end office or tandem switch.

         5.4.2.4 If the Parties elect to establish two-way direct trunks, whether for entrance facility or other intercarrier transport, the compensation for such jointly used facilities shall be adjusted as follows. The nominal compensation shall be pursuant to the rates for direct trunk transport in Appendix A. The actual rate paid to the provider of the direct trunk facility shall be reduced to reflect the provider's use of that facility. This adjustment in the direct trunk transport rate shall be a percentage that reflects the provider's relative use (i.e., originating minutes of use) of the facility in the busy hour.

                    If the Parties elect to establish two-way trunks, the compensation for such jointly used, shared facilities shall be adjusted as follows.

                    The provider of the DTT will always bill 100% of the charges for the facility to the other Party, who will in turn, bill the provider 50% of the DTT charges. Payments according to this 50/50 allocation of traffic will continue until either Party provides actual busy hour minutes of use data to substantiate a change in the allocation.

                 5.4.2.5 Multiplexing options are available at rates described in Appendix A.

          5.4.3  Toll Traffic.

                 Applicable Switched Access Tariff rates, terms, and conditions apply to toll traffic routed to an access tandem, or directly to an end office. For each carrier, relevant rate elements include Direct Trunk Transport or Tandem Switched Transport, Interconnection Charge, Local Switching, and Carrier Common Line, as appropriate.

          5.4.4  Transit Traffic.

                 Applicable Switched Access, Type 2 or LIS transport rates apply for the use of USWC's network to transport transit traffic. For transiting local traffic, the applicable local transit rate applies to the originating Party per Appendix A. For transiting toll traffic, the Parties will charge the applicable Switched Access rates to the responsible carrier. For terminating transiting wireless traffic, the Parties will charge their applicable rates to the wireless provider. For transiting wireless traffic, the Parties will charge each other the applicable local transit rate.

     5.5  LIS Interface Code Availability And Optional Features

          5.5.1  Interface Code Availability.

                 Supervisory signaling specifications, and the applicable network channel interface codes for LIS trunks, are the same as those used for Feature Group D Switched Access Service, as described in the Parties' applicable Switched Access Tariffs.

          5.5.2  Switching Options.

                 5.5.2.1  Inband MF or SS7 Out of Band Signaling.

                          Inband MF signaling and SS7 Out of Band Signaling are available for LIS trunks. MF signaling or SS7 Out-of-Band Signaling must be requested on the order for the new LIS trunks. Provisioning of the LIS trunks equipped with MF signaling or SS7 Out of Band Signaling is the same as that used for Feature Group D Switched Access. Common Channel Signaling Access Capability Service, as set forth in this Agreement, must be ordered by Pac-West when SS7 Out-of-Band Signaling is requested on LIS trunks.

                 5.5.2.2  Clear Channel Capability.

                          Clear Channel Capability permits 24 DS0-64 kbit/s services or 1.536 Mbit/s of information on the 1.544 Mbit/s line rate. Clear Channel Capability is available for LIS trunks equipped with SS7 Out-of-Band Signaling. Clear Channel Capability is only available on trunks to USWC's access tandem switch or USWC's end office switches (where available); (Clear Channel Capability is not available on trunks to USWC's local tandem switches or end offices where it is currently not deployed. Pac-West agrees to use the Bona Fide Request process to request clear channel capability for such additional switches. Prices for such additional Clear Channel Capability, if any, will be established through the BFR Process). Clear Channel Capability must be requested on the order for the new LIS trunks. The provisioning of the LIS trunks equipped with Clear Channel Capability is the same as that used for Feature Group D Switched Access Service. USWC will provide Pac-West with a listing of USWC end offices, local tandems and access tandems equipped with Clear Channel Capability.

     5.6  Measuring Local Interconnection Minutes

          5.6.1 Measurement of terminating local interconnection minutes begins when the terminating LIS entry switch receives answer supervision from the called end user's end office indicating the called end user has answered. The measurement of terminating call usage over LIS trunks ends when the terminating LIS entry switch receives disconnect supervision from either the called end user's end office, indicating the called end user has disconnected, or Pac-West's Point of Interconnection, whichever is recognized first by the entry switch.

          5.6.2 USWC and Pac-West are required to provide each other the proper call information (e.g., originating call party number and destination call party number, etc.) to enable each Party to issue bills in a complete and timely fashion.

          5.6.3  When applicable, each Party shall provide to the other:

                 5.6.3.1 Bellcore formatted records to generate bills to the other Party;

                 5.6.3.2 measurement of minutes of use over Local Interconnection Trunk groups in actual conversation seconds. The total conversation seconds over each individual Local Interconnection Trunk Group will be totaled for the entire monthly bill-cycle and then rounded to the next whole minute; and

                 5.6.3.3 within twenty (20) calendar days after the end of each quarter (commencing with the first full quarter after the Effective Date of this Agreement), a usage report with the total traffic volume described in terms of minutes and messages and by call type (local, toll, and other) terminated to each other over SS7 Local Interconnection Trunk Groups.

     5.7  Testing

          5.7.1  Acceptance Testing

                 At the time of installation of an LIS trunk group, and at no additional charge, the Parties will cooperatively test LIS trunk groups using the same parameters tested for terminating Feature Group D Switched

                 Access Service. See USWC's applicable Switched Access Tariff for the specifications.

          5.7.2  Testing Capabilities

                 5.7.2.1 Terminating LIS testing is provided where equipment is available, with the following test lines: seven-digit access to balance (100 type), milliwatt (102 type), nonsynchronous or synchronous, automatic transmission measuring (105 type), data transmission (107 type), loop-around, short circuit, open circuit, and non-inverting digital loopback (108 type).

                 5.7.2.2 In addition to LIS acceptance testing, other tests are available (e.g., additional cooperative acceptance testing, automatic scheduled testing, cooperative scheduled testing, manual scheduled testing, and non-scheduled testing) at the applicable tariff rates.

     5.8  Ordering

          5.8.1 When ordering LIS, the ordering Party shall specify on the service order: 1) the type and number of Interconnection facilities to terminate at the Point of Interconnection in the serving wire center; 2) the type of interoffice transport, (i.e., Direct Trunk Transport or Tandem Switched Transport); 3) the peak busy hour CCS from the Pac-West end office; 4) the number of trunks to be provisioned at a local exchange office or tandem; 5) and any optional features. When the ordering Party requests facilities, routing, or optional features different than those determined to be available, the Parties will work cooperatively in determining an acceptable configuration, based on available facilities, equipment and routing plans.

          5.8.2 When the ordering Party initially orders a DS3 Interconnection facility, in conjunction with Tandem Switched Transport to a tandem, or DS3 Direct Trunk Transport facilities to a tandem or local exchange office, the provider will forward the appropriate DS1 facility record information necessary to identify the circuit facility assignment. On subsequent orders utilizing existing DS3 Interconnection facilities, or DS3 Direct Trunk Transport facilities, the provider will assign the DS1 facility to the DS3 Interconnection facility or DS3 Direct Trunk Transport facility, as directed by the ordering Party.

          5.8.3 Initial and subsequent requests for first-time interconnection site(s) will be preceded by a joint planning meeting (augmentation of existing interconnection site(s) may not require a joint planning meeting). These meetings will result in the transmittal of Access Service Requests (ASRs) to initiate order activity. A Party requesting tandem Interconnection will provide its best estimate of the traffic distribution to each end office subtending the tandem.

          5.8.4 On a nondiscriminatory basis, service intervals and due dates for the initial establishment of trunking arrangements at each location of Interconnection between the Parties will be determined on an individual case basis, provided that USWC will install initial interconnection trunks between a Pac-West facility and USWC switch within 120 days of Pac-West's initial order accepted by USWC for such facilities. Where there are mitigating circumstances, the Parties will mutually agree to a due date that may be more than 120 days.

          5.8.5 Pac-West may request interconnection points beyond those listed in the FCC rules using the BFR process.

          5.8.6 USWC must provide installation (including intervals) to Pac-West in a nondiscriminatory manner equal to that which USWC provides itself, its affiliates and any other Co-Provider.

     5.9  Billing Arrangements

          5.9.1 USWC and Pac-West desire to submit separate bills, pursuant to their separate tariffs, to Interexchange Carriers for their respective portions of jointly provided Switched Access Service.

                 Based on the negotiated POI, the Parties will agree on a meet point percentage to enable the joint provisioning and billing of Switched Access Services to third parties in conformance with the Meet-Point Billing guidelines adopted by and contained in the Ordering and Billing Forum's MECAB and MECOD documents and referenced in USWC's Switched Access Tariffs. The Parties understand and agree that MPB arrangements are available and functional only to/from Interexchange Carriers who directly connect with the tandem(s) that Pac-West sub-tends in each LATA.

          5.9.2 The Parties will use reasonable efforts, individually and collectively, to maintain provisions in their respective federal and state access tariffs, and/or provisions within the National Exchange Carrier Association ("NECA") Tariff No. 4, or any successor tariff, sufficient to reflect this MPB arrangement, including MPB percentages.

          5.9.3 As detailed in the MECAB document, Pac-West and USWC will exchange all information necessary to bill third parties for Switched Access Services traffic jointly handled by Pac-West and USWC via the meet point arrangement in a timely fashion. Information shall be exchanged in Exchange Message Record ("EMR") format (Bellcore Standard BR 010-200-010, as amended) on magnetic tape or via a mutually acceptable electronic file transfer protocol. The Parties will exchange records pursuant to this paragraph without additional compensation.

          5.9.4 Pac-West and USWC agree to exchange such reports and/or data as provided in this Agreement to facilitate the proper billing of traffic. Either Party may request an audit of such usage reports on no fewer than thirty (30) business days' written notice and any audit shall be accomplished during normal business hours at the office of the Party being audited. Such audit must be performed by a mutually agreed to independent auditor paid for by the Party requesting the audit and may include review of the data described in this Agreement with respect to the reciprocal exchange of traffic.

          5.9.5 Each Party will bill the IXCs the appropriate rate elements in accordance with their respective interstate and intrastate tariffs, as follows:

                      Rate Element                    Billing Company
                      ------------                    ---------------
                      Carrier Common Line             Dial Tone Provider
                      Local Switching                 Dial Tone Provider
                      Interconnection Charge          Dial Tone Provider
                      Local Transport Termination     Based on negotiated BIP
                      Local Transport Facility        Based on negotiated BIP
                            (also called Tandem Transmission per mile)
                      Tandem Switching                Access Tandem Provider
                      Entrance Facility               Access Tandem Provider

          5.9.6 For originating 800/888 traffic routed to an access tandem, the tandem provider will perform 800/888 database inquiry and translation functions and bill the inquiry charge and translation charge (if any) to the Interexchange Carrier pursuant to tariff. For all originating 800/888 database inquiry and translation functions, the charges will be billed to the Interexchange Carrier transporting the call.

     5.10 Mileage Measurement

          Where required, the mileage measurement for LIS facilities and trunks is determined in the same manner as the mileage measurement for Feature Group D Switched Access Service.

     5.11 Construction Charges

          If applicable, construction charges will apply as detailed in the Construction Charges section of this Agreement.

6.   INTERCONNECTION

     6.1  Definition

          6.1.1 "Interconnection" is the linking of the USWC and Pac-West networks for the mutual exchange of traffic and for Pac-West access to unbundled Network Elements. Interconnection does not include the transport and termination of traffic. Interconnection is provided by Common, Virtual, Physical Collocation and Microwave Physical Collocation, entrance facilities or Mid-Span Meet arrangements, as requested by Pac-West and agreed to by USWC.

          6.1.2 USWC will provide Interconnection at the line side of the local switch, the trunk side of the local switch, trunk interconnection points of the tandem switch, central office cross-connect points, the location of the signaling transfer points necessary to exchange traffic and access call related databases. Other technically feasible points may be required by state or federal regulations or may be determined by the BFR Process. Unbundled network elements as ordered by state or federal regulations are not subject to feasibility charges. Additionally, unbundled network elements identified by state or federal regulations may not require the BFR process for pricing.

     6.2  Mid-Span Meet POI and Mid-Span Meet Arrangements

          6.2.1 A Mid-Span Meet POI is a negotiated point of interface, limited to the interconnection of facilities between one Party's switch and the other Party's switch. The actual physical Point of Interface and facilities used will be subject to negotiations between the Parties. Each Party will be responsible for its portion of the build to the Mid-Span Meet POI, if the meet point arrangement is used exclusively for the exchange of local traffic, unless otherwise agreed, the total costs of such provisions and maintenance shall be accounted for by each Party and apportioned between them.

          6.2.2 If the Mid-Span Meet arrangement is to be used for access to unbundled Network Elements, Pac-West must pay the portion of the economic costs of the Mid-Span Meet arrangement used by Pac-West for access to unbundled Network Elements.

          6.2.3 Physical Arrangements of Mid-Span Meets: In a Mid-Span Meet, each Party extends its facilities to meet the other Party. The point where the facilities meet is the Mid-Span point. Each Party bears its own costs to establish and maintain a Mid Span Meet arrangement. However, the Parties also agree that a technical arrangement for a Mid-Span Meet may involve one Party placing and extending its fiber facilities to the Wire Center of the other Party, with sufficient additional length on the fiber to permit the receiving Party to terminate the fiber without requiring splicing of the fiber facilities prior to the terminal equipment in the receiving Party's Wire Center. In this situation, the Parties will negotiate reasonable compensation to be paid to the Party extending the facilities for the associated labor, materials, and conduit space used in extending its facilities beyond a negotiated Mid-Span point.

          6.2.4 Engineering Specifications: The Parties agree to establish technical interface specifications for Mid-Span Meet arrangements that permit the successful interconnection and completion of traffic routed over the facilities that interconnect at the Mid-Span Meet. The technical specifications will be designed so that each Party may, as far as is technically feasible, independently select the transmission, multiplexing, and fiber terminating equipment to be used on its side of the Mid-Span Meet. Requirements for such interconnection specifications will be defined in joint engineering planning sessions between the Parties. The Parties will use good faith efforts to develop and agree on these specifications within 90 days of the determination by the Parties that such specifications shall be implemented, and in any case, prior to the establishment of any Mid-Span Meet arrangements between them. In the event the Parties cannot agree on the technical specifications required, the Parties will, after discussion at the Vice Presidential level, interconnect with each other using one of the other interconnection arrangements defined elsewhere in this Agreement or pursue the dispute resolution procedures contained herein.

                 Prior to the establishment of any Mid-Span Meet arrangement, the Parties agree to jointly develop all additional necessary requirements for such interconnection, including but not limited to such items as control and assignment of facilities within the fiber Mid-Span Meet arrangement, network management requirements, maintenance responsibilities, and operational testing and acceptance requirements for installation of Mid-Span Meets.

     6.3  Collocation

          Interconnection may be accomplished through Virtual, Physical Collocation, Common and Microwave Physical Collocation. The terms and conditions under which Collocation will be available are described in the Collocation section of this Agreement.

     6.4  Entrance Facility

          Interconnection may be accomplished through the provision of an entrance facility. An entrance facility extends from the serving Wire Center of the provider to the other Party's switch location. Entrance facilities may not extend beyond the area described by the provider's serving Wire Center. The rates for entrance facilities are provided in Appendix A.

     6.5  Quality of Interconnection

          USWC will not, for the purpose of Interconnection, provide to Pac-West less favorable terms and conditions than USWC provides itself, or its affiliates or any other Co-Provider in a manner less efficient than it would impose on itself, or its affiliates or any other Co-Provider. The quality of Interconnection will be at least equal to that USWC itself, or its affiliates or any other Co-Provider.

          Both Parties agree to manage their network switches in accordance with the Bellcore LSSGR.

     6.6  Points of Interface (POI)

          6.6.1 Upon the request for specific point to point routing, USWC will make available to Pac-West information indicating the location and technical characteristics of USWC's network facilities within 15 business days of Pac-West's written request. The following alternatives are negotiable: (1) a DS1 or DS3 entrance facility; (2) Virtual Collocation; (3) Physical Collocation; (4) Common Collocation and (5) negotiated Mid-Span Meet facilities. Each Party is responsible for providing its own facilities up to the Mid-Span Meet POI. The Parties will negotiate the facilities arrangement between their networks.

          6.6.2 Pac-West shall establish a POI in each local calling area in which it is delivering and receiving local traffic. Pac-West may establish the POI in a particular calling area through the use of its own facilities or through the lease of facilities from other providers. USWC may not require nor prevent Pac-West from establishing more than one POI in each local calling area served by Pac-West. Pac-West will be responsible for engineering and maintaining its network on its side of the POI. If and when the Parties choose to interconnect at a mid-span meet, the Parties will agree to the actual point of interface and facilities used will be subject to negotiations between the Parties.

          6.6.3 Pac-West may request, through the BFR Process set forth in this Agreement, a "non-standard" technically feasible interconnection arrangement. Pac-West must compensate USWC for any non-standard arrangements USWC constructs on behalf of Pac-West. The Parties will negotiate the interconnection arrangements and the prices USWC will charge for non-standard facilities constructed by USWC on behalf of Pac-West.

     6.7  Trunking Requirements

          6.7.1 The Parties agree to provide designed Interconnection facilities that meet the same technical criteria and service standards, such as probability of blocking in peak hours and transmission standards, in accordance with industry standards.

          6.7.2 Two-way trunk groups will be established wherever possible. Exceptions to this provision will be based on billing, signaling, and network requirements. For example, (1) billing requirements - switched access vs. local traffic, (2) signaling requirements - MF vs. SS7, and (3) network requirements - directory assistance traffic to TOPS tandems. The following is the current list of traffic types that require separate trunk groups, unless specifically otherwise stated in this Agreement.

                 6.7.2.1  IntraLATA Toll and Switched Access trunks
                 6.7.2.2  EAS/Local trunks
                 6.7.2.3  Directory Assistance trunks
                 6.7.2.4  911/E911 trunks
                 6.7.2.5  Operator services trunks
                 6.7.2.6 Commercial Mobile Radio Service/Wireless traffic for which Pac-West serves as the transit provider between the CMRS provider and USWC.
                 6.7.2.7  Meet-Point Billing
                          Trunks (for the joint provision of Switched Access)
                 6.7.2.8  Mass calling trunks, if applicable

          6.7.3 Trunk group connections will be made at a DS1 or multiple DS1 level for exchange of EAS/Local, IntraLATA Toll, wireless/Commercial Mobile Radio Service, and Switched Access traffic. Ancillary service trunk groups will be made below a DS1 level, as negotiated.

          6.7.4 The Parties will provide Common Channel Signaling (CCS) to one another, where available, in conjunction with all EAS/Local trunk circuits. All CCS signaling parameters will be provided including Calling Party Number (CPN), originating line information (OLI), calling party category, charge number, etc. All privacy indicators will be honored.

          6.7.5 Where CCS is not available, in-band multi-frequency (MF) wink start signaling will be provided. When the Parties interconnect via CCS for jointly provided Switched Access Service, the tandem provider will provide MF/CCS interworking as required for Interconnection with Interexchange Carriers who use MF signaling.

          6.7.6 The Parties will follow all Ordering and Billing Forum adopted standards pertaining to CIC/OZZ codes.

          6.7.7 USWC will cooperate in the provision of TNS (Transit Network Selection) for the joint provision of Switched Access Service.

          6.7.8 The Parties shall terminate EAS/Local traffic exclusively on EAS/Local trunk groups. No EAS/Local trunk groups shall be terminated on USWC's access tandems.

          6.7.9 Pac-West is responsible for terminating local traffic as required by the appropriate commission, and/or applicable state, federal rule or regulations. The Parties agree to terminate local traffic in the same EAS local area as such traffic originated.

          6.7.10 USWC will make reasonable and nondiscriminatory efforts to meet Pac-West's requested due date for the provision of Local Interconnect Trunk Groups.

     6.8  Interconnection Forecasting

          6.8.1 The Parties agree that during the first year of Interconnection, joint forecasting and planning meetings will take place no less frequently than once per quarter.

          6.8.2 The Parties shall establish joint forecasting responsibilities for traffic utilization over trunk groups. Intercompany forecast information must be provided by the Parties to each other four times a year. The quarterly forecasts shall include forecasted requirements for each trunk group identified in Paragraph 6.7.2 of this Section. In addition, the forecast shall include, for tandem-switched traffic, the quantity of tandem-switched traffic forecasted for each subtending end office. The Parties recognize that, to the extent historical traffic data can be shared between the Parties, the accuracy of the forecasts will improve. Forecasts shall be for a minimum of three (current and plus-1 and plus-2) years and shall include:

                 6.8.2.1  The use of Common Language Location Identifier (CLLI-
                          MSG), which are described in Bellcore documents BR 795-100-100 and BR 795-400-100;

                 6.8.2.2 A description of major network projects anticipated for the following six months that could affect the other Party. Major network projects include trunking or network rearrangements, shifts in anticipated traffic patterns, or other activities that are reflected by a significant increase or decrease in trunking demand for the following forecasting period. This planning will include the issues of network capacity, forecasting and compensation calculation, where appropriate.

               6.8.3 If differences in quarterly forecasts of the Parties vary by more than 24 additional DS0 two-way trunks for each local interconnection trunk group, the Parties shall meet to reconcile the forecast to within 24 DS0 trunks.

               6.8.4 If a trunk group is under 75 percent of centum call seconds (ccs) capacity on a monthly average basis for each month of any three month period, either Party may request to resize the trunk group, which resizing will not be unreasonably withheld. If a resizing occurs, the trunk group shall not be left with less than 25 percent excess capacity.

               6.8.5 Each Party shall provide a specified point of contact for planning, forecasting and trunk servicing purposes.

               6.8.6 USWC will use its best efforts to notify Pac-West of any potential facilities exhaustion or outages that could have a significant impact on any Pac-West orders for such facilities or Pac-West operations in a nondiscriminatory manner.

          6.9  Service Interruptions

               6.9.1 Standards and procedures for notification of trunk disconnects will be jointly developed by the Parties. Neither Party shall be expected to maintain active status for a trunk disconnected by the other Party for an extended or indefinite period of time. Collectively, the Parties will use their best good faith efforts to complete and agree on such plan.

               6.9.2 The characteristics and methods of operation of any circuits, facilities or equipment of either Party connected with the services, facilities or equipment of the other Party pursuant to this Agreement shall not: 1) interfere with or impair service over any facilities of the other Party; its affiliated companies, or its connecting and concurring carriers involved in its services; 2) cause damage to their plant; 3) violate any applicable law or regulation regarding the invasion of privacy of any communications carried over the Party's facilities; or 4) create hazards to the employees of either Party or to the public. Each of these requirements is hereinafter referred to as an "Impairment of Service".

               6.9.3 If either Party causes an Impairment of Service, as set forth in this Section, the Party whose network or service is being impaired (the "Impaired Party") shall promptly notify the Party causing the Impairment of Service (the "Impairing Party") of the nature and location of the problem. The Impaired Party shall advise the Impairing Party that, unless promptly rectified, a temporary discontinuance of the use of any circuit, facility or equipment may be required. The Impairing Party and the Impaired Party agree to work together to attempt to promptly resolve the Impairment of Service. If the Impairing Party is unable to promptly remedy the Impairment of Service, the Impaired Party may temporarily discontinue use of the affected circuit, facility or equipment. In the Impairment of Service, the Parties will use applicable tariffs or dispute resolution to address the out-of-service conditions and if applicable, appropriate credit.

               6.9.4 To facilitate trouble reporting and to coordinate the repair of the service provided by each Party to the other under this Agreement, each Party shall designate a Trouble Reporting Control Office (TRCO) for such service.

               6.9.5 Where new facilities, services and arrangements are installed, the TRCO shall ensure that continuity exists and take appropriate transmission measurements before advising the other Party that the new circuit is ready for service.

               6.9.6 Each Party shall furnish a trouble reporting telephone number for the designated TRCO. This number shall give access to the location where facility records are normally located and where current status reports on any trouble reports are readily available. Alternative out-of-hours procedures shall be established to ensure access to a location that is staffed and has the authority to initiate corrective action.

               6.9.7 Before either Party reports a trouble condition, each shall use its best efforts to isolate the trouble to the other's facilities.

                      6.9.7.1 In cases where a trouble condition affects a significant portion of the other's service, the Parties shall assign the same priority provided to other interconnecting carriers.

                      6.9.7.2 The Parties shall cooperate in isolating trouble conditions.


7.   COLLOCATION

     7.1  General Description

          7.1.1 Collocation allows Pac-West to obtain dedicated space in a USWC Wire Center and to place equipment in such spaces to interconnect with the USWC network. Pac-West may request Collocation at other USWC locations pursuant to the BFR Process or through additional Interconnection negotiations under the Act. USWC will provide the resources necessary for the operation and economical use of collocated equipment. USWC designated POIs for network interconnection can be established for Virtual, Physical, Microwave, and Common Collocation arrangements.

          7.1.2 Except when Pac-West purchases USWC's unbundled network transmission elements, Pac-West will construct its own fiber optic cable to the USWC-designated Point of Interconnection. USWC will extend Pac-West's fiber optic cable from the POI to the cable vault within the Wire Center. For the purposes of Collocation, the POI shall be that point outside the USWC central office where the Pac-West and USWC fibers meet. If necessary, USWC may bring the cable into compliance with USWC internal fire code standards and extend the cable to the collocated space.

          7.1.3 Pac-West will be provided two points of entry into the USWC Wire Center only when there are at least two existing entry points for USWC cable and when there are vacant entrance ducts in both. USWC will promptly remove any unused cabling to free up entrance ducts when no other ducts are available. Cable entry will be limited to fiber facilities.

          7.1.4 Pac-West may collocate transmission equipment to terminate basic transmission facilities or other equipment pursuant to generally applicable Commission rules. Pac-West may request Collocation of other equipment pursuant to the BFR Process or through additional Interconnection negotiations under the Act. Pac-West must identify what equipment will be installed, to allow for USWC to use this information in engineering the power, floor loading, heat release, and HVAC.

          7.1.5 Nothing in this part shall be construed to limit Pac-West's ability to obtain both Virtual and Physical Collocation in a single location.

     7.2  Virtual Collocation

          7.2.1 USWC shall provide Virtual Collocation for the purpose of Interconnection or access to unbundled Network Elements subject to the rates, terms and conditions of this Agreement.

          7.2.2 Pac-West will not have physical access to the USWC wire center building pursuant to a Virtual Collocation arrangement. USWC will not provide access for a Virtual Collocation arrangement.

          7.2.3 Pac-West will be responsible for obtaining and providing to USWC administrative codes, e.g., common language codes, for all equipment specified by Pac-West and installed in Wire Center buildings.

          7.2.4 Pac-West will be responsible for payment of training of USWC employees for the maintenance, operation and installation of Pac-West's virtually collocated equipment when that equipment is different than the equipment used by USWC.

          7.2.5 Pac-West will be responsible for payment of charges incurred in the maintenance and/or repair of Pac-West's virtually collocated equipment.

          7.2.6 USWC does not guarantee the reliability of Pac-West's virtually collocated equipment, but USWC is responsible for proper installation, maintenance and repair of such equipment, including the change out of electronic cards provided by Pac-West.

          7.2.7 Pac-West is responsible for ensuring the functionality of virtually collocated SONET equipment provided by different manufacturers.

          7.2.8 Maintenance Labor, Inspector Labor, Engineering Labor and Equipment Labor business hours are considered to be Monday through Friday, 8:00am to 5:00pm (local time) and after business hours are after 5:00pm and before 8:00am (local time), Monday through Friday, all day Saturday, Sunday and holidays.

          7.2.9 Pac-West will transfer possession of Pac-West's virtually collocated equipment to USWC via a no cost lease. The sole purpose of the lease is to provide USWC with exclusive possessory rights to Pac-West's virtually collocated equipment. Title to the Pac-West virtually collocated equipment shall not pass to USWC.

          7.2.10 Installation and maintenance of Pac-West's virtually collocated equipment will be performed by USWC or a USWC authorized vendor.

          7.2.11 Pac-West shall ensure that upon receipt of the Pac-West virtually collocated equipment by USWC, all warranties and access to ongoing technical support are passed through to USWC, all at Pac-West's expense. Pac-West shall advise the manufacturer and seller of the virtually collocated equipment that Pac-West's equipment will be possessed, installed and maintained by USWC.

          7.2.12 Pac-West's virtually collocated equipment must comply with the Bellcore Network Equipment Building System (NEBS) Generic Equipment Requirements TR-NWT-000063, USWC Wire Center environmental and transmission standards and any statutory (local, state or federal) and/or regulatory requirements in effect at the time of equipment installation or that subsequently become effective. Pac-West shall provide USWC interface specifications (e.g., electrical, functional, physical and software) of Pac-West's virtually collocated equipment.

          7.2.13 USWC may restrict the type of virtually collocated equipment in accordance with state or federal regulations. Generally, USWC will only permit basic transmission terminating equipment to be virtually collocated by Pac-West. Pac-West may request Collocation of other equipment pursuant to the BFR Process or through additional Interconnection negotiations under the Act.

          7.2.14 Pac-West must specify all software options and associated plug-ins for its virtually collocated equipment.

          7.2.15 Pac-West is responsible for purchasing and maintaining a supply of spares. Upon failure of Pac-West's virtually collocated equipment, Pac-West is responsible for transportation and delivery of maintenance spares to USWC at the Wire Center housing the failed equipment.

     7.3  Physical Collocation

          7.3.1 USWC shall provide to Pac-West Physical Collocation of equipment necessary for Interconnection or for access to unbundled Network Elements, except that USWC may provide for Virtual Collocation if USWC demonstrates to the Commission that Physical Collocation is not practical for technical reasons or because of space limitations, as provided in
                  Section 251(c)(6) of the Act. USWC shall provide such Collocation for the purpose of Interconnection or access to unbundled Network Elements, except as otherwise mutually agreed to in writing by the Parties or as required by the FCC or the appropriate Commission subject to the rates, terms and conditions of this Agreement.

          7.3.2 Where Pac-West is virtually collocated in a premises which was initially prepared for Virtual Collocation, Pac-West may elect to (i) retain its Virtual Collocation in that premises and expand that Virtual Collocation according to the rates, terms and conditions of this Agreement, or (ii) unless it is not practical for technical reasons or because of space limitations, convert its Virtual Collocation at such premises to Physical Collocation, in which case Pac-West shall coordinate the construction and rearrangement with USWC of its equipment (IDLC and transmission) and circuits for which Pac-West shall pay USWC at applicable rates, and pursuant to the other terms and conditions in this Agreement. In addition, all applicable Physical Collocation recurring charges shall apply.

          7.3.3 Pac-West will be allowed access to the POI on non-discriminatory terms. Pac-West owns and is responsible for the installation, maintenance and repair of its transmission equipment located within the space rented from USWC.

          7.3.4 Pac-West must use leased space promptly and may not warehouse space for later use or sublease to another provider. Physical Collocation is offered in Wire Centers on a space-available, first come, first-served basis.

          7.3.5 The minimum standard leasable amount of floor space is 100 square feet. Pac-West must efficiently use the leased space; no more than 50% of the floor space may be used for storage cabinets and work surfaces. The Commission will be the final arbitrator in points of dispute between the Parties.

          7.3.6 Pac-West's leased floor space will be separated from other competitive providers and USWC space through a cage enclosure. Pac-West may elect to have USWC construct the enclosure, or choose from USWC approved contractors to construct the cage, meeting USWC's installation Technical Publication 77350. Pac-West must determine at the time of application whether USWC or an approved contractor will construct the cage enclosure.

          7.3.7   The following standard features will be provided by USWC:

                  7.3.7.1  Heating, ventilation and air conditioning.

                  7.3.7.2 Smoke/fire detection and any other building code requirement.

                  7.3.7.3  Electrical power/backup.

          7.3.8   USWC Responsibilities

                  7.3.8.1 Design the floor space within each wire center which will constitute Pac-West's leased space.

                  7.3.8.2 Ensure that the necessary construction work is performed to build Pac-West's leased physical space and the riser from the vault to the leased physical space.

                  7.3.8.3  Develop a quotation specific to Pac-West's request.

                  7.3.8.4 Extend USWC-provided and owned fiber optic cable from the POI through the cable vault and extend the cable to

                             Pac-West's leased physical space or place the cable in fire retardant tubing prior to extension to Pac-West's leased physical space.

                    7.3.8.5 Installation and maintenance and all related activity necessary to provide channel termination between USWC's and Pac-West's equipment.

                    7.3.8.6 Work cooperatively with Pac-West in matters of joint testing and maintenance.

          7.3.9     Pac-West Responsibilities

                    7.3.9.1 Determine who constructs the cage or enclosure for the physical space.

                    7.3.9.2 Where applicable, procure, install and maintain all fiber optic facilities up to the USWC designated POI.

                             Where applicable, procure and provide all necessary fiber interconnection cable and connectors from the USWC fiber distribution panel and the cage enclosure.

                             Where applicable, procure and provide all necessary cable and connectors from the cage to the USWC distributing frame designated as the single point of termination (SPOT).

                    7.3.9.3 Install, maintain, repair and service all Pac-West's equipment located in the leased physical space.

                    7.3.9.4 Ensure that all equipment installed by Pac-West complies with Bellcore Network Equipment Building System Generic Equipment requirements, USWC Wire Center environmental and transmission standards, and any statutory (local, federal, or state) or regulatory requirements in effect at the time of equipment installation or that subsequently become effective.

          7.3.10 Once construction is complete for Physical Collocation and Pac-West has accepted its leased physical space, Pac-West may order its DS0, DS1, DS3 or other Expanded
                    Interconnection Channel Terminations.

          7.3.11 Pac-West may not extend USWC dark fiber to Pac-West's leased physical space or connect DS1/DS3 Channel Terminations to USWC dark fiber.

          7.3.12 If, at any time, USWC reasonably determines that the equipment or the installation does not meet requirements, Pac-West will be responsible for the costs associated with the removal, modification to, or installation of the equipment to bring it into compliance. If Pac-West fails to correct any non-compliance within fifteen (15) days of written notice of non-compliance, USWC may have the equipment removed or the condition corrected at Pac-West's expense.

          7.3.13 If, during installation, USWC reasonably determines Pac-West activities or equipment are unsafe, non-standard or in violation of any applicable laws or regulations, USWC has the right to stop work until the situation is remedied. If such conditions pose an immediate threat to the safety of USWC employees, interfere with the performance of USWC's service obligations, or pose an immediate threat to the physical integrity of the conduit system or the cable facilities, USWC may perform such work and/or take action as is necessary to correct the condition at Pac-West's expense.

          7.3.14 USWC shall provide basic telephone service with a connection jack as requested by Pac-West from USWC for the collocated space. Upon Pac-West's request and following the normal provisioning process, this service shall be available at the Pac-West collocated space on the day the space is turned over to Pac-West by USWC.

          7.3.15 Where available, USWC shall provide access to eyewash stations, bathrooms and drinking water within the collocated facility on a twenty-four (24) hours per day, seven (7) days per week basis for Pac-West personnel and its designated agents.

          7.3.16 USWC will make reasonable efforts, equal to those they provide themselves, to inform Pac-West prior to those instances where USWC or its subcontractors may be performing work that could reasonably potentially affect Pac-West's service. USWC will make reasonable efforts to inform Pac-West by telephone of any emergency related activity prior to the start of the activity that USWC or its subcontractors may be performing that could reasonably potentially affect Pac-West's service, so that Pac-West can take any action required to monitor or protect its service.

          7.3.17 USWC shall provide information regarding the location, type and cable termination requirements (i.e., connector type, number and type of pairs and naming convention) for the USWC point of termination to Pac-West which will be available ten
                    (10) days prior to completion of buildout of collocation space.

          7.3.18 USWC shall provide the dimensions for Pac-West Outside Plant Fiber ingress and egress into Pac-West collocated space which will be available ten (10) days prior to completion of buildout of collocation space.

          7.3.19 USWC shall provide the sizes and number of power feeders for the collocated space to Pac-West as part of USWC's quote for collocated space.

          7.3.20 USWC shall provide positive confirmation to Pac-West when construction of Pac-West collocated space is fifty percent (50%) completed. This confirmation shall also include confirmation of the scheduled completion and turnover dates.

          7.3.21 Pac-West shall have the right to seek binding arbitration in accordance with the provisions of the Dispute Resolution procedures set forth in the

                 General Section of this Agreement to resolve any issues arising from delays in the negotiated completion and turnover dates which create expenditures or delays for Pac-West.

          7.3.22 USWC shall provide the following information to Pac-West within five (5) business days or as reasonably necessary upon receipt of a written request from Pac-West:

                 (a)   additional work restriction guidelines;

                 (b) USWC or industry technical publication guidelines that impact the design of USWC collocated equipment will be utilize by Pac-West:

                 (c) appropriate USWC contacts (names and telephone numbers) for the following areas:

                       Engineering
                       Physical & Logical Security
                       Provisioning
                       Billing
                       Operations
                       Site and Building Managers
                       Environmental and Safety; and

                 (d) escalation process for the USWC employees (names, telephone numbers and the escalation order) for any disputes or problems that might arise pursuant to Pac-West's collocation.

     7.4  Collocation Rate Elements

          7.4.1  Common Rate Elements

                 The following rate elements specified in Appendix A are common to both Virtual and Physical Collocation:

                 7.4.1.1 Quote Preparation Fee. This covers the work involved in verifying space and developing a quotation for Pac-West for the total costs involved in its collocation request.

                 7.4.1.2 Entrance Facility. Provides for fiber optic cable on a two-fiber basis from the Point of Interconnection utilizing USWC owned, conventional single mode type of fiber optic cable to the collocated equipment (for Virtual Collocation) or to the leased space (for Physical Collocation). Entrance facility includes riser, fiber placement, entrance closure, conduit/innerduct, and core drilling.

                 7.4.1.3 Cable Splicing. Represents the labor and equipment to perform a subsequent splice to the Pac-West provided fiber optic cable after the initial installation splice. Includes per-setup and per-fiber-spliced rate elements.

                 7.4.1.4 -48 Volt Power. Provides -48 volt power to the Pac-West collocated equipment. Charged on a per ampere basis.

                 7.4.1.5 -48 Volt Power Cable. Provides for the transmission of -48 volt DC power to the collocated equipment. It includes engineering, furnishing and installing the main distribution bay power breaker, associated power cable, cable rack and local power bay to the closest power distribution bay. It also includes the power cable (feeders) A and B from the local power distribution bay to the leased physical space (for Physical Collocation) or to the collocated equipment (for Virtual Collocation).

                 7.4.1.6 Inspector Labor. Provides for the USWC qualified personnel necessary when Pac-West requires access to the Point of Interconnection after the initial installation or access to its physical collocation floor space, where an escort is required. A call-out of an inspector after business hours is subject to a minimum charge of four hours. The minimum call-out charge shall apply when no other employee is present in the location, and an 'off-shift' USWC employee (or contract employee) is required to go 'on-shift' on behalf of Pac-West.

                 7.4.1.7 Expanded Interconnection Channel Termination (EICT). Telecommunications interconnection between Pac-West's collocated equipment and USWC's network is accomplished via an Expanded Interconnection Channel Termination (EICT). This element can be at the DS0, DS1, DS3 or other level depending on the USWC service it is connecting to. Connection to any other network or telecommunications source within the Wire Center is allowed only through USWC services.

                 7.4.1.8 Expanded Interconnection Channel Regeneration. Required when the distance from the leased physical space (for Physical Collocation) or from the collocated equipment (for Virtual Collocation) to the USWC network is of sufficient length to require regeneration.

                 7.4.1.9 Collocation Cross Connection. A charge to connect two collocated Co-Providers within the same serving wire center. The cross connect is between like intermediary frames (e.g., DS0, DS1) within USWC's serving wire center. There is a monthly recurring charge and a nonrecurring installation charge, both will be billed to the specific Co-Provider requesting the cross connect.

                 7.4.1.10 Collocation Single Point of Termination (SPOT). A
                          charge associated with the installation, change and maintenance of Pac-West's equipment on the USWC SPOT cross-connect bay or frame within a wire center. Recurring and nonrecurring charges are assessed per two-wire pair, per Analog PLTS/DDS termination, Unbundled Network terminations, and per termination for each DS1 or DS3 requested.

               7.4.1.11 Collocation Cable Racking. A nonrecurring charge for cable racking required between Pac-West's equipment and USWC's SPOT. Cable Racking is assessed on a per foot basis for each two-wire pair, per Analog PLTS/DDS termination, Unbundled Network terminations and per termination for each DS1 or DS3 requested.

               7.4.1.12 Collocation Grounding. A charge associated with providing grounding for Pac-West's cage enclosure and equipment. Recurring and nonrecurring charges are assessed per foot to Pac-West's cage enclosure.

       7.4.2   Physical Collocation Rate Elements

               The following rate elements, as specified in Appendix A, apply only to Physical Collocation arrangements:

               7.4.2.1 Floor Space Rental. Provides the monthly rent for the leased physical space, property taxes and base operating cost without -48 volt DC power. Includes convenience 110 AC, 15 amp electrical outlets provided in accordance with local codes and may not be used to power transmission equipment or -48 volt DC power generating equipment. Also includes maintenance for the leased space; provides for the preventative maintenance (climate controls, filters, fire and life systems and alarms, mechanical systems, standard HVAC); biweekly housekeeping services (sweeping, spot cleaning, trash removal) of the USWC wire center areas surrounding the leased physical space and general repair and maintenance.

               7.4.2.2 Enclosure Buildout. The Cage Enclosure Buildout element includes the material and labor to construct the enclosure. Pac-West may choose from USWC approved contractors to construct the cage, in accordance with USWC's installation Technical Publication 77350. It includes a nine foot cage enclosure, air conditioning (to support Pac-West loads specified), lighting (not to exceed 2 watts per square foot), and convenience outlets (3 per cage or number required by building code). Also provides for humidification, if required. Pricing for the Enclosure Buildout will be provided on an individual basis due to the uniqueness of Pac-West's requirements, central office structure and arrangements.

       7.4.3   Virtual Collocation Rate Elements

               The following rate elements, as specified in Appendix A, apply uniquely to Virtual Collocation:

               7.4.3.1 Maintenance Labor -- Provides for the labor necessary for repair of out of service and/or service-affecting conditions and preventative maintenance of the Pac-West virtually collocated equipment. Pac-West is responsible for ordering maintenance spares. USWC will perform maintenance and/or repair work upon receipt of the replacement maintenance spare and/or equipment for Pac-West. A call-out of a maintenance technician after business hours is subject to a minimum charge as specified above.

               7.4.3.2 Training Labor -- Provides for the billing of vendor-provided training for USWC personnel on a USWC specific geographic service area basis, necessary for Pac-West virtually collocated equipment which is different from USWC provided equipment. USWC will require three USWC employees to be trained per USWC specific geographic service area in which the Pac-West virtually collocated equipment is located. If, by an act of USWC, trained employees are relocated, retired, or are no longer available, USWC will not require Pac-West to provide training for additional USWC employees for the same virtually collocated equipment in the same USWC specific geographic area. The amount of training billed to Pac-West will be reduced by half, should a second collocator in the same USWC specific geographic area select the same virtually collocated equipment as Pac-West.

               7.4.3.3 Equipment Bay -- Provides mounting space for the Pac-West virtually collocated equipment. Each bay includes the 7 foot bay, its installation, all necessary environmental supports. Mounting space on the bay, including space for the fuse panel and air gaps necessary for heat dissipation is limited to 78 inches. The monthly rate is applied per shelf.

               7.4.3.4 Engineering Labor -- Provides the planning and engineering of the Pac-West virtually collocated equipment at the time of installation, change or removal.

               7.4.3.5 Installation Labor -- Provides for the installation, change or removal of the Pac-West virtually collocated equipment.

     7.5  Collocation Installation Intervals

          The following intervals are common to both Virtual and Physical
          Collocation:

          7.5.1 Acknowledgment of Floor Space Availability. Within fifteen days of the receipt by USWC from Pac-West of a Request for Collocation, USWC will notify Pac-West whether sufficient floor space is available to accommodate Pac-West's request.

          7.5.2 Quote Preparation. Within twenty-five business days of Pac-West's receipt of space availability by USWC, USWC will provide Pac-West with a written quotation containing all nonrecurring charges for the requested collocation arrangement.

          7.5.3 Quote Acceptance. Within thirty days of the receipt by Pac-West of the USWC quotation, Pac-West will accept the USWC proposed quotation. Acceptance shall require payment to USWC of fifty percent of the non-recurring charges provided on the quotation.

          7.5.4 Completion of Enclosure Construction (Physical Collocation only). Within 90 days of the acceptance of the quotation by Pac-West, the construction of the necessary cage enclosure shall be completed, subject to any delays caused by government agencies beyond USWC's control. At this time, the leased floor space will be available to Pac-West for installation of its collocated equipment.

          7.5.5 Completion of Collocated Equipment Installation (Virtual Collocation only) -- USWC shall complete the installation of Pac-West's collocated equipment within 90 days of USWC's receipt of Pac-West's collocated equipment. The installation of line cards and other minor modifications shall be performed by USWC on intervals equivalent to those that USWC applies to itself, but in no instance shall any such interval exceed 90 days.

     7.6  Microwave Physical Collocation

          7.6.1 Where technically feasible and available, USWC will provide for physical collocation of Pac-West's microwave equipment on the roofs of USWC's Central Office Buildings. Such equipment will be limited to only that which is necessary for local interconnection of Pac-West's network facilities to USWC's network or access to USWC's unbundled network elements.

                 Microwave Physical Collocation includes placement of supporting masts, non-penetrating roof mounts ("NPRM"), and microwave antenna(e) on the roof top or other suitable exterior spaces of USWC's Central Offices. The method of placing Pac-West's antenna(e) shall be by NPRM unless the Parties mutually agree to a different method. The Parties agree that the elements listed below reflect requirements for Microwave Physical Collocation, which shall be provided in accordance with the rates, terms and conditions set forth below. The Parties acknowledge that Microwave Physical Collocation requires unobstructed line-of-sight. Unobstructed line-of-sight will be provided by USWC where technically feasible but is not guaranteed to be available.

          7.6.2  Provisioning Process and Fees:
                 -----------------------------

                 7.6.2.1  Initial Site Visit:  Pac-West will provide a Site
                          ------------------
                          Visit Request to USWC, in writing, setting forth the names of the USWC Central Office Building(s) Pac-West wishes to visit for potential Microwave Physical Collocation. Such site visit consists of Pac-West representatives and appropriate USWC personnel visiting a USWC Central Office building for the purpose of determining whether an unobstructed line -of-sight is technically feasible. Such Site Visit does not obligate Pac-West to request, or USWC to provide, Microwave Physical Collocation on the site. The site visit will take place within fifteen (15) business days of receipt by USWC of Pac-West's Site Visit Request or as soon thereafter as can be scheduled by the Parties.

                          Pac-West will submit a Site Visit Request fee of $250.00 for each site requested with each Site Visit not to exceed two hours. Charges for site visits that take longer than two (2) hours will be charged by USWC to Pac-West at USWC's loaded labor rates on a per hour basis.

          7.6.3  Microwave Physical Collocation Application:
                 ------------------------------------------

                 Pac-West shall submit the appropriate collocation application fee and form pursuant to USWC's EICT or other applicable tariff, in addition to a Microwave Physical Collocation Application Form (a form of which is set forth as Attachment 2, Appendix B to this Agreement) for each central office building where Pac-West seeks Microwave Physical Collocation. The forms and fees will apply both to space on the roof as well as space inside the USWC central office. Within fifteen (15) days of receiving a collocation application USWC shall inform Pac-West
                 (i) if space is available inside the central office for termination equipment and (ii) if space is available on the roof, parapet, or other exterior structures.

                 If USWC concludes that rooftop/exterior space which provides Pac-West with unobstructed line-of-sight does not appear to be technically feasible, USWC will provide Pac-West with a written explanation of such technical infeasibility within fifteen (15) days of USWC's receipt of the collocation application.

          7.6.4  Pre-Construction/Technical Site Visit:
                 -------------------------------------

                 Within fifteen (15) business days of informing Pac-West that space is available inside the central office and on the roof or exterior structure, the Parties shall visit the Central Office rooftop or antenna where Microwave Physical Collocation has been requested to develop specific engineering and related technical data for use by USWC to prepare a quote for the tasks to be performed by USWC or its approved contractors related to the installations of the microwave facilities ("USWC Quote"). Pac-West, by the end of the Pre-Construction/ Technical Site Visit, or within five (5) business days thereafter, shall provide USWC with the following data:
                 -      Type of antenna mount (pipe, NPRM)
                 - Type of equipment to be collocated within Pac-West's case (vendor, capacity)
                 - Latitude, Longitude, Primary Antenna Line of sight requirements (Azimuth)
                 - Relevant information includes: Station Name, Call Sign, Type, Antenna Center Line (C/L), Antenna Gain, Diversity Antenna type (if used), Diversity Antenna C/L, Diversity Antenna Gain, Equipment Type, Equip Equipment Emission, Power (dBm/Watts), Receive Level (dBm), EIRP (dBm/Watts), Transmit Frequency (MHz)
                 - Other relevant information as identified at the site visit.

                 If such data is not provided within thirty (30) days, the request will be considered expired.

                 7.6.5   Preparation of Quote(s):
                         -----------------------

                         Within thirty (30) days of receiving the information set forth in above from Pac-West, USWC will provide, as more fully described below, a Written Assessment and a USWC Quote including a quote for the recurring and nonrecurring charges pursuant to the rates and terms set forth in Attachment 3, Appendix B of this Agreement.

                         The Quote(s) shall reflect the specifications submitted by Pac-West and may change based on the actual field conditions encountered during construction. All USWC Quotes shall be based upon the most cost-effective and practical method of accomplishing the tasks attendant to the proposed interconnection and collocation, while still meeting all of the requirements of Bellcore Network Equipment Building System (NEBS) Generic Equipment Requirements (TR-NWT-000063),
                         Electromagnetic, Compatibility and Electrical Safety Generic Criteria for Network Telecommunication Equipment (TR-NWT-001089), and FCC OET Bulletin 65 dated 08/97, OSHA, as well as the following USWC Technical Publications:

                         77360  Antenna Installation
                         77355  Central Office Grounding
                         77350  Central Office Installation
                         77351  Central Office Engineering
                         77352  Central Office Drawings
                         77367  Handling of Hazardous Materials
                         77390  CLEC Installation/Removal Guidelines

                         All Quotes shall be valid for thirty (30) days from issuance, and Pac-West shall accept or reject within such time period. To accept a Quote, Pac-West shall so state in writing and shall pay USWC 50% of the total estimated charges ("Initial Payment") with the balance due upon completion of the Microwave Physical Collocation area and any necessary supporting electrical or building modification work. The date of such payment shall be the Start Date for purposes of this agreement.

               7.6.6     Pac-West Responsibilities:
                         -------------------------

                         Pac-West may select the subcontractor(s) to provide the necessary work for the Microwave Physical Collocation arrangement or perform the work itself, if Pac-West is deemed a USWC-approved contractor. If Pac-West elects to subcontract the work for the Microwave Physical Collocation arrangement, all contractors shall be USWC-approved contractors. All work contracted or performed by Pac-West will be performed under the reasonable supervision of USWC personnel and comply with USWC's nondiscriminatory practices and procedures.

                         7.6.6.1 Pac-West shall obtain any and all applicable and necessary permits, variances, licenses, approvals and authorizations from governmental agencies with jurisdiction, including without limitation, use permits and building permits, FCC licenses and

                                  FAA approval, if required, to operate and maintain Pac-West's facilities during the Term of this Agreement.

                         7.6.6.2 Pac-West shall not use USWC's property or permit Pac-West's agents or contractors to do anything in or about the Central Office(s) in conflict with any applicable law affecting the condition, use or occupancy of the property or the installation, operation or maintenance of Pac-West's Microwave Physical Collocation equipment. Pac-West shall not commit any public or private nuisance or any other act or practice which might or would materially disturb the quiet enjoyment of any occupant of nearby properties.

                         7.6.6.3 To the extent USWC performs any of the work pursuant to the quotes set forth above, USWC shall select the architect, engineers, surveyors, contractors, suppliers, consultants and subcontractors which may be necessary to develop plans, furnish materials and equipment, and perform construction work. USWC shall manage all such work in accordance with the plans and specifications approved by the Parties, all applicable laws, codes and regulations, and shall require that all contractors perform their work in a good workmanlike manner. USWC shall require that all Contractors include Pac-West as an additional insured to any policies of insurance maintained by the Contractor for purposes of the Work.

                         7.6.6.4 Notwithstanding any other provision of this Agreement, Pac-West hereby acknowledges that USWC may have other Co-Providers with existing microwave physical collocation. USWC may desire from time to time throughout the term of this Agreement to enter into agreements with other Co-Providers for the installation, operation and maintenance of communications facilities on or at USWC's Property. Pac-West shall cooperate with USWC and all Other Co-Providers so as to reasonably accommodate the needs and requirements of such other Co Providers with respect to the installation, operation, use and maintenance of their equipment and facilities, and all necessary alterations, modifications and other improvements to USWC's property, including utility connections and access. Subject to ownership of any exclusive frequency rights, Pac-West's facilities shall not physically, electronically, or inductively interfere with the existing USWC or other Co-Providers. Each transmitter individually and all transmitters collectively at a given location shall comply with appropriate federal, state, and/or local regulations governing the safe levels of RF radiation. The foregoing obligations shall apply equally to all other Co-Providers.


                         7.6.6.5 If a third or more Co-Providers elects to place equipment on the roof that obstructs an existing line of sight, the third party application will be denied unless all three parties mutually agree to move an existing arrangement to allow for a clear line of sight. The costs of this application will be borne by the third party.

                         7.6.6.6 In the event Pac-West desires to relocate any of its then-existing Microwave Physical Collocation facilities to a different place on the relevant USWC Central Office rooftop, Pac-West shall submit a written request to USWC specifying the new location Pac-West proposes to occupy. USWC shall, within thirty
                                   (30) days, approve such relocation or
                                   describe, in writing, why such relocation is not technically feasible.


                         7.6.6.7 Pac-West is responsible for providing cable from the radio frequency (RF) equipment to the collocation cage. USWC will provide to Pac-West a quote to core and pull the cable.

               7.6.7     USWC Responsibilities:
                         ---------------------

                         7.6.7.1 Escorted access will also be provided as necessary by USWC at Pac-West's expense, as described below. USWC or its designated subcontractors shall perform all necessary work outside of the Microwave Physical Collocation arrangement (including work associated with grounding, power and building modifications) unless otherwise agreed to by the Parties.

                         7.6.7.2 USWC reserves the right to reasonably object to any part of quotes received by Pac-West or work performed by Pac-West or USWC-approved subcontractors on the grounds of quality of work, performance specifications, or scheduling, and to either select another contractor or provide a quote within a reasonable amount of time to Pac-West to perform the work itself, provided that in either event Pac-West shall not be adversely affected.

                         7.6.7.3 USWC will manage roof space on a first-come/first-served basis. USWC will work cooperatively with Pac-West in determining suitable space for Pac-West equipment. Once the parties mutually determine an initial location which provides for line of sight pursuant to above, Pac-West is guaranteed a clear line of sight from the antenna mount and the edge of USWC's roof line. If USWC requires a building enhancement/ modification or through the placement of additional equipment obstructs Pac-West's existing line of sight, USWC will work with Pac-West to move the antenna mount or raise the height of the antenna mount for a clear line of sight. The costs of this modification will be borne by USWC.

                         7.6.7.4 USWC will not generally provide power or environmental support to the roof space. If USWC agrees in response to a specific request by Pac-West to provide power or environmental support to the roof space, Pac-West will bear all associated costs as specified by USWC to provide such services.

               7.6.8     Written Assessment.  This shall include:
                         ------------------

                         7.6.8.1 A statement of technical feasibility, including information on line of sight and any obstructions;

                         7.6.8.2 Preliminary construction drawings that show the relevant roof plan, elevations as necessary, and support structure detail; and

                         7.6.8.3   Electrical drawings.

               7.6.9     USWC Quotes:  The Quote shall set forth separate
                         -----------
                         itemized charges for the following work:

                         7.6.9.1  Architectural Plan Review:
                                  -------------------------

                                  This shall be the sum of hourly charges of USWC Architects necessary to review the plans. USWC shall not charge in excess of two hours for such review of draft(s), unless USWC demonstrates that circumstances reasonably warrant additional time or the Parties agree that more time is required.

                         7.6.9.2  Permitting Review:
                                  -----------------

                                  This shall be the sum of the hourly charges of USWC Real Estate and/or Project Managers whose time was reasonably necessary and actually spent reviewing permitting material and/or assisting Pac-West in the permitting process. USWC shall have final approval authority on all proposed conditions, (which shall not be unreasonably withheld) imposed by relevant jurisdictions and USWC shall have the right to be represented at all hearings in connection with governmental approvals.

                         7.6.9.3  Exterior (and Related Interior) Building
                                  ----------------------------------------
                                  Modification Work:
                                  -----------------

                                  USWC will include a quote for USWC to perform coring within the Central Office, roof strengthening or any other exterior building modification that may be required.

                         7.6.9.4  Supervision of General Contractor:
                                  ---------------------------------

                                  This shall be the sum of the hourly charges of any USWC Real Estate Building Specialists or Project Managers who monitor the installation performed by Pac-West's contractor. All necessary monitoring and related activity undertaken by USWC employees shall not exceed a total of two (2) hours per day of construction unless USWC demonstrates that circumstances reasonably warrant additional time or the Parties agree that more time is required.

                         7.6.9.5  Special Security Construction:
                                  -----------------------------

                                  If USWC demonstrates that new secure access to the Microwave Physical Collocation location is reasonably necessary, or if Pac-West desires such access, the costs associated with the construction of such access shall be described on a separate schedule to be provided by USWC to Pac-West.

               7.6.10    Monthly Recurring Roof-Top Space Rental Fee:
                         -------------------------------------------

                         The Monthly Recurring Roof-Top Space Rental Fee shall be on a per square foot basis as set forth in Attachment 3, Appendix B of this Agreement. Pac-West is limited to the placement of two microwave antenna(e) within its space, each with a limit of 30 inches in diameter and a height limitation of 20 feet above the building or point of attachment, subject to line-of-sight and structural engineering guidelines. At no time shall an antenna(e) be directed across open roof space without approval of USWC which shall not be unreasonably withheld. Requests for larger or additional equipment, including antenna(e) will be handled on an individual case basis (ICB).

                         The Commencement Date for payment of the Space Rental Fee shall be the date the space is approved and turned over to Pac-West for use.

                         USWC agrees to provide notice to Pac-West when USWC files for approval with the appropriate state commission for the roof space rental charges. USWC will provide notice to Pac-West within five business days of the date of the filing to the appropriate state commission.

               7.6.11    Escorted Access:
                         ---------------

                         When necessary, USWC will provide escorted access to space on the roof based on the hourly rates set forth in Attachment 3, Appendix B of this Agreement. The level of the USWC personnel assigned to escort Pac-West shall be commensurate with Pac-West's needs.

               7.6.12    Equipment and Testing:
                         ---------------------

                         Pac-West shall be responsible for providing, at its sole expense, the antenna(e), coaxial cable, brackets, connectors, support structure and weather-proofing materials for such support structure or antenna(e) required for the Microwave Physical Collocation. Pac-West shall also be solely responsible for final adjustments (e.g., pointing) of the antenna(e).
                                      ----

               7.6.13    Use Permits:
                         -----------

                         Pac-West shall be responsible for obtaining all relevant Use Permits (UPs) and shall bear all costs and fees. Pac-West shall regularly apprise USWC of the status of such permitting and consult with USWC as reasonably necessary.

                         USWC shall cooperate with Pac-West, and Pac-West shall pay USWC the hourly rates for time reasonably necessary and actually spent by USWC Real Estate or Project Managers on the permitting process. USWC shall have final authority and exercise it in a reasonable manner on all proposed jurisdictional conditions and has the right to be represented at all UP hearings.

               7.6.14    Schedule:  Applicable only if Pac-West performs
                         --------
                         installation, otherwise ICB.

                         The Initial Microwave Physical Collocation Method of Procedure (MOP) meeting between the Parties and the contractor(s) shall be held within ten (10) business days of the Start Date or receipt of all necessary permits, whichever is later. Installation of the Microwave Physical Collocation will be complete within and in parallel with the standard 90 day physical collocation interval for completion of physical collocation space, provided (1) Pac-West has delivered all the necessary microwave and related equipment to the Central Office prior to or on the date requested by the contractor; (2) all necessary permits have been issued, (3) there is not inclement weather which makes it commercially unreasonable to perform the work (e.g., rain or snow) (4) there are no concurrent USWC projects, under way or planned that interfere with the completion of Pac-West's proposed project unless such projects have been disclosed at the initial MOP or is an emergency project, and (5) there are no Acts of God or other force majeure which prohibit the installation. A final project acceptance meeting shall be scheduled within five (5) business days of the installation completion date. At this final meeting the Parties shall review and approve the hand-off of the Microwave Physical Collocation.

               7.6.15    No Property Right Conferred:
                         ---------------------------

                         Notwithstanding anything contained herein to the contrary, Microwave Physical Collocation shall not confer or be deemed to confer any property interest or right in USWC's property, and Pac-West hereby acknowledges that the rights conferred hereunder shall constitute merely a non-exclusive license to use a portion of USWC's property solely for the purposes set forth herein. A limit of two (2) Pac-West Microwave Physical Collocation arrangements per Central Office will be permitted unless otherwise agreed by the Parties. Title to Pac-West's Microwave Physical Collocation equipment shall remain in Pac-West as the property of Pac-West and shall not become fixtures to USWC's property.

               7.6.16 Upon the expiration or termination of this Agreement, Pac-West shall surrender the Microwave Physical Collocation space to USWC in its original condition and in good order and repair, less ordinary wear and tear. Pac-West, at its expense, to USWC's reasonable satisfaction, shall repair any and all damages caused by removal of Pac-West's Microwave equipment, or by the use, operation or placement of its Microwave equipment on the Premises. In the event Pac-West fails to remove its Microwave equipment, Pac-West shall be liable to USWC for all costs of removal, restoration of the property, storage, and transportation to Pac-West of such Microwave equipment incurred by USWC.

               7.6.17 Pac-West's Insurance Obligations. Pursuant to Section 8.3.1, Insurance for Expanded Interconnection-Collocation, U S WEST Communications Private Line Transport Services Tariff, Colorado P.U.C. No. 14, Effective July 1, 1996.

               7.6.18 Pac-West is limited to placement of two microwave antenna(e) within the designated space. Pac-West may not construct improvements or make Major Alterations to its rooftop space or microwave transmission facilities without prior written approval from USWC, which will not be unreasonably withheld. USWC shall respond to any requests within a reasonable timeframe not to exceed thirty (30) calendar days. "Major Alterations"
                    shall include (i) additional construction by Pac-West of support equipment within its rooftop space, (ii) addition of mounted equipment not expressly contemplated by the Microwave Physical Collocation Application relating to such rooftop space and microwave transmission facilities, and
                    (iii) any modification to the rooftop space. "Major Alterations" shall not include (i) replacement of mounted equipment with like-sized or smaller mounted equipment or similar functionality, (ii) addition of mounted equipment expressly contemplated by the Microwave Physical Collocation Application relating to such rooftop space and microwave transmission facilities and (iii) routine repairs and maintenance to such microwave transmission facilities.

     7.7  Common Collocation

          Common Collocation is provided in a non-caged area of a USWC Central Office. Space will be made available in single frame bay increments. Space will be provided utilizing USWC standard equipment bay configurations in which Pac-West can place and maintain its own equipment. As with both Virtual and Physical Collocation, Common Collocation will also include access to the SPOT Frame in which Pac-West can make connections to USWC UNEs.


          USWC and Pac-West share responsibility for security and network protection, due to the varying Collocation arrangements; i.e., physical, common, etc.


          7.7.1     Terms and Conditions - Common Collocation

                    7.7.1.1 Pac-West owns and is responsible for the installation, maintenance and repair of its transmission equipment located within the space rented from USWC. Pac-West may only access its own Collocated equipment.

                    7.7.1.2 Requests for multiple bay space will be provided in adjacent bays where possible. When contiguous space is not available, bays may be commingled with other Co-Provider equipment bays. Pac-West may request through the USWC Space Reclamation Policy, a price quote to rearrange USWC equipment to provide Pac-West with adjacent space.

                    7.7.1.3 All equipment placed will meet minimum NEBs standards and will be engineered and installed in accordance with USWC Technical Publications 77350, 77351, 77355, 77367 and 77386. Technical
                             Publications 77350 and 77367 must be in the possession of Pac-West and its agents at the site during all work activities.

                    7.7.1.4 All equipment placed will be subject to random audits conducted by USWC. These audits will determine whether the equipment meets the standards required by this Agreement. Pac-West will be notified of the results of this audit and shall rectify all non-conformities within 30 calendar days of notification. All non-conforming items remaining after this 30 day period may be rectified by USWC and the cost assessed to Pac-West.

          7.7.2     Rate Elements - Common Collocation
                                                                         Page 41
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                 The supporting structure and rate elements for Common
                 Collocation are the same as Physical Collocation, excluding the caged enclosure.

          7.7.3  Ordering - Common Collocation

                 7.7.3.1 Upon receipt of a Collocation Order Form and Quote Preparation Fee (QPF), USWC will perform a feasibility study to determine if adequate space can be found for the placement of Pac-West's equipment within the Central Office. The feasibility study will be provided within 15 business days from date of receipt of the Collocation Order Form and QPF. If Collocation entrance facilities and office space are found to be available, USWC will develop a quote for supporting structure within 25 business days of providing the feasibility study. Common Collocation price quotes will be honored for 30 calendar days from the date the quote is provided. If Pac-West agrees to terms as stated in the Collocation Price Quote, Pac-West must respond within 30 calendar days with a signed quote, a check for 50% of the quoted charges and proof of insurance. Upon receipt of the signed quote, 50% payment and proof of insurance, construction by USWC will begin. The common space including equipment bays and associated apparatus provided by USWC, will be available to Pac-West for placement of its equipment within 90 calendar days of receipt of the 50% down payment. Depending on specific Wire Center conditions, shorter intervals may be available. Final payment is due upon completion of work.

                 7.7.3.2 Due to variables in equipment availability and scope of the work to be performed, additional time may be required for implementation of the structure required to support the Collocation request. Examples of structure that may not be completed within 90 calendar days may include additional time for placement of a POI and DC power upgrades required to meet Pac-West's Collocation request.

          7.7.4  Billing - Common Collocation

                 7.7.4.1 Upon completion of the construction activities and payment of the remaining nonrecurring charge, USWC will turn over access to the space and provide security access to the Wire Center. Pac-West will sign off on the completion of the physical space via the Physical or Common Collocation completion package. This will activate the monthly billing for leased space. Pac-West may then proceed with the installation of its equipment in the Collocation space. Once Pac-West's equipment has been installed and cable provided to the SPOT Frame, USWC will complete all remaining work activities. A second completion package will be provided for Pac-West's approval of the project. This completion package will initiate the recurring collocation charges associated with the remaining monthly charges (e.g., Collocation Entrance Facility, DC Power, etc.)

          7.7.5  Maintenance and Repair - Common Collocation

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                 7.7.5.1  Pac-West is responsible for the maintenance and repair of its equipment located within Pac-West's common space.

          7.7.6  Reclamation

                 7.7.6.1 If a request for Collocation is denied due to a lack of space in a USWC Central Office, Pac-West may request USWC to provide a cost quote for the reclamation of space and/or equipment. Quotes will be developed within 60 business days including the estimated time frames for the work that is required in order to satisfy the Collocation request. Pac-West has 30 business days to accept the quote. If Pac-West accepts the quote, work will begin on receipt of 50% of the quoted charges, with the balance due on completion.

                          Reclamation may include the following:

                          Grooming - The moving of circuits from working equipment to other equipment with similar functionality for the purpose of providing space for Interconnection.

                          Space Reclamation - Administrative space that can be reconditioned for the placement of transmission equipment.

8.   UNBUNDLED ACCESS/ELEMENTS

     8.1  General Terms

          8.1.1 USWC agrees to provide nondiscriminatory access to the following unbundled Network Elements on rates, terms and conditions that are just, reasonable and nondiscriminatory which are addressed in more detail in later sections of this
                 Agreement: 1) local Loop, 2) local and tandem switches (including all vertical switching features provided by such switches), 3) interoffice transmission facilities, 4) network interface devices, 5) signaling and call-related database facilities, 6) operations support systems functions, and 7) operator and directory assistance functions. For any other requested Network Elements, Pac-West will use the BFR process as provided in Section 8.2.7.

          8.1.2 This Agreement provides for the provision of unbundled Network Elements to Pac-West which Pac-West may connect or combine for the purpose of offering finished telecommunications services. USWC will not combine USWC's unbundled Network Elements to provide a finished telecommunications service to Pac-West. USWC agrees, however, to offer finished telecommunications services to Pac-West for resale pursuant to the Resale section of this Agreement.

          8.1.3 USWC will not restrict the types of telecommunications services features, functions and capabilities that any unbundled element is capable of providing that Pac-West may offer through unbundled elements. Pac-West may combine its or USWC's elements with any technically compatible equipment Pac-West owns or leases or otherwise obtains from third parties. USWC will provide Pac-West with the same features,

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                 functions and capabilities of a particular element that USWC provides to itself, its affiliates and any other Co-Provider, so that Pac-West can provide any telecommunications services that can be offered by means of the element.

     8.2  Description of Unbundled Elements

          8.2.1  Tandem Switching

                 USWC will provide a tandem switching element on an unbundled basis. The tandem switch element includes the facilities connecting the trunk distribution frames to the switch, and certain switching functions, including those facilities that establish a temporary transmission path between two other switches, but not including the transport needed to complete the call. The definition of the tandem switching element also includes the functions that are centralized in tandems rather than in separate end office switches, such as call recording, the routing of calls to operator services, and signaling conversion functions.

          8.2.2  Interoffice Transport

                 USWC will provide access to dedicated transmission facilities between its Central Offices, or between such offices and those of Pac-West.

          8.2.3  Digital Cross Connect System

                 USWC will provide Pac-West with access to mutually agreed upon digital cross-connect system (DCS) points.

          8.2.4  Unbundled Loops

                 8.2.4.1     Service Description

                       8.2.4.1.1 An Unbundled Loop establishes a transmission path between a central office distribution frame (or equivalent) up to, and including, USWC's network interface device (NID) and/or demarcation point. For existing Loops (whether or not providing dialtone), the inside wire connection to the NID, and/or demarcation point, will remain intact.

                       8.2.4.1.2 Basic Unbundled Loops are available as a two-wire or four-wire, point-to-point configuration suitable for local exchange type services within the analog voice frequency range of 300 to 3000 Hz. For the two-wire configuration, Pac-West is requested to specify loop start or ground start option. The actual loop facilities that provide this service may utilize various technologies or combinations of technologies. Basic Unbundled Loops provide an analog facility to Pac-West.

                                    8.2.4.1.2.1  When Pac-West requests a
                                                 nonloaded Unbundled Loop and
                                                 there are none

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                                    available, USWC will dispatch a technician
                                    to remove load coils and excess bridge taps
                                    (i.e., "deload" and condition the Loop) in order to make a Loop available. Pac-West will be charged the conditioning nonrecurring charge (cable unloading and bridge tap removal) in addition to the Unbundled Loop installation nonrecurring charge.

                       8.2.4.1.2.2 If Pac-West orders multiplexing, Pac-West will be responsible for notifying USWC of the multiplexing channel plug requirements and settings Pac-West desires to be established. If Pac-West wishes to establish a standard setting for all such multiplexing, the BFR process shall be used to document that request. The multiplexing channel plug requirements and settings may also be established on a case by case basis.


                 8.2.4.2 Unbundled Loops are provided in accordance with the specifications, interfaces and parameters described in the appropriate Technical Reference Publications. USWC's sole obligation is to provide and maintain Unbundled Loops in accordance with such specifications, interfaces and parameters. USWC does not warrant that Unbundled Loops are compatible with any specific facilities or equipment or can be used for any particular purpose or service. Transmission characteristics may vary depending on the distance between Pac-West's end user and USWC's end office and may vary due to characteristics inherent in the physical network. USWC, in order to properly maintain and modernize the network, may make necessary modifications and changes to the Network Elements in its network on an as needed basis. Such changes may result in minor changes to transmission parameters. Changes that affect network interoperability require advance notice pursuant to the Notice of Changes section of this Agreement. The appropriate Technical Reference Publications are as follows:

                             77-384 U S WEST Interconnection-Unbundled Loop, Issue D, January, 1998
                             77-386 Expanded Interconnection and Collocation for Private Line Transport and Switched Access Services, Issue B, April, 1997

                 8.2.4.3 Facilities and lines furnished by USWC on the premises of Pac-West's end user and up to, and including, the NID or equivalent are the property of USWC. USWC must have access to all such facilities for network management purposes. USWC's employees and agents may enter said

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                             premises at any reasonable hour to test and inspect
                             such facilities and lines in connection with such purposes or upon termination or cancellation of the Unbundled Loop Service to remove such facilities and lines.

                 8.2.4.4 Unbundled Loops include the facilities between the USWC distribution frame up to and including USWC's NID located at Pac-West's end user premises. The connection between the distribution frame and Pac-West facilities is accomplished by ordering the applicable EICT in conjunction with Expanded Interconnection-Collocation as set forth in USWC's Private Line Tariff. Regeneration for the EICT may be required.

                 8.2.4.5     Ordering and Maintenance.

                        8.2.4.5.1 For the purposes of Loop assignment, tracking, and dispute resolution, USWC will require Proof of Authorization ("POA") for each existing USWC end user for which Pac-West has requested reassignment of the loop serving that end user. Pac-West and USWC will comply with Commission rules regarding customer authorization for changes in local service providers. To the extent that no such rules are in place or existing rules are not effective, the analogous rules of the FCC shall apply.

                        8.2.4.5.2 If either Party is involved in a conflict with an end user (and/or its respective agent) regarding the disconnection or provision of Unbundled Loops, Pac-West or USWC is responsible for providing evidence as required by the Commission's rules of its authority to act on behalf of the end user. Pac-West or USWC will honor the latest dated POA designating an agent by the end user or its respective agent. Pac-West or USWC shall pay charges as set forth in Commission's rules if no such charges are established and the end user disputes Pac-West's or USWC's authority.

                        8.2.4.5.3 Pac-West is responsible for its own end user base and will have the responsibility for resolution of any service trouble report(s) from its end users. USWC will work cooperatively with Pac-West to resolve trouble reports when the trouble condition has been isolated and found to be within a portion of USWC's network. Pac-West must provide to USWC switch-based test results when testing its end user's trouble prior to USWC performing any repair functions. The Parties will cooperate in developing mutually acceptable test report standards. When the trouble is not in USWC's network, USWC shall apply to Pac-West the

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                                   maintenance of service charges in accordance
                                   with the applicable time and materials
                                   charges in USWC's tariff.

                        8.2.4.5.4 Pac-West will be responsible to submit to USWC a disconnect order for an Unbundled Loop that is relinquished by the end user due to cessation of service. Unbundled Loop facilities will be returned to USWC when the disconnect order is complete. In the event of transfer of the end user's service from one provider to another, the new provider will issue a request for transfer of service, resulting in the appropriate disconnection and reconnection of service.

                        8.2.4.5.5  The installation due date is a
                                   nondiscriminatory negotiated item. For
                                   related orders, new connects will be
                                   physically worked within the same calendar day.

                        8.2.4.5.6 When ordering Unbundled Loops, Pac-West is responsible for obtaining or providing facilities and equipment that are compatible with the service.

                        8.2.4.5.7 Pac-West will have responsibility for testing the equipment, network facilities and the Unbundled Loop facility. If USWC performs tests of the Unbundled Loop facility at Pac-West's request, and the fault is not in the USWC facilities, a charge shall apply.

                        8.2.4.5.8 Pac-West will be responsible for providing battery and dial tone to its connection point two days prior to the due date on the service order.

                        8.2.4.5.9 Provisions regarding Basic Testing at Coordinated Cutover Time shall be negotiated between the Parties on an individual case basis.


                        8.2.4.5.10 Pac-West and USWC will work cooperatively to
                                   develop forecasts for Unbundled Loop service. USWC requests an eighteen month forecast of Unbundled Loop service. The forecast will include the specific serving Wire Center that will be requested, plus the specific quantity of each service desired. The forecast will be updated quarterly, and will be treated as Pac-West confidential information.

                 8.2.4.6 Appendix A contains the rate information for Unbundled Loops.

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                 8.2.4.7     If applicable, the Bona Fide Request Process will
                             apply as detailed in the Bona Fide Request Process section of this Agreement.

                 8.2.4.8 If applicable, Construction Charges, pursuant to the Construction Charges section of this Agreement, may apply to the construction of new Unbundled Loops on behalf of Pac-West.

          8.2.5  Local Switching Element

                 The unbundled switching element includes facilities that are associated with the switch (e.g., Port), facilities that are involved with switching the call, access to vertical features (e.g., custom calling), and all originating minutes of use from the unbundled switching element, but not including transport from or to the switch.

                 8.2.5.1   End Office Switching

                        8.2.5.1.1 Line-side and trunk-side Ports are available. The line-side Port is flat rated and it includes:

                                8.2.5.1.1.1  Telephone Number
                                8.2.5.1.1.2  Directory Listing
                                8.2.5.1.1.3  Dial Tone
                                8.2.5.1.1.4  Signaling (loop or ground start)
                                8.2.5.1.1.5  On/Off Hook Detection
                                8.2.5.1.1.6  Audible and Power Ringing
                                8.2.5.1.1.7 Automatic Message Accounting (AMA) Recording
                                8.2.5.1.1.8 Access to 911, Operator Services, and Directory Assistance

                                8.2.5.1.1.9  Blocking Options (900 services)

                        8.2.5.1.2 Vertical features will be offered as elements. These elements are offered at the Commission approved rates.

                        8.2.5.1.3 Local originating usage will be measured and billed on minutes of use.

                        8.2.5.1.4 The access point for line-side Port interconnection is the Single Point of Termination (SPOT) bay of the USWC designated serving Wire Center.

                        8.2.5.1.5 The price for local switching is described in Appendix A.

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                 8.2.5.2   Customized Routing

                        8.2.5.2.1  Description

                                   Customized routing will enable Pac-West to direct particular classes of calls to prearranged outgoing trunks. Pac-West can use customized routing to direct its end users' calls to 411, 555-1212, or O- to its own directory assistance, operator services platform or dedicated trunks.

                        8.2.5.2.2  Limitations

                                   Because there is a limitation in the capacity of the 1A ESS switch, custom routing will be offered to Co-Providers on a first-come, first-served basis.

                        8.2.5.2.3 The price for custom routing will be provided on a case-by-case basis unless tariffed or as determined by the appropriate state regulations. The price for custom routing is comprised of a development charge for a customized Line Class Code and an installation charge for every switch the Line Class Code is implemented.


                 8.2.5.3 Coin signaling is only available as part of "smart PAL" service.

          8.2.6  Network Interface Device (NID)

                 8.2.6.1 The Network Interface Device ("NID") is a single line termination device or that portion of a multiple line termination device required to terminate a single line or circuit. The function of the NID is to establish the network demarcation point between a carrier and its end user. This NID features two independent chambers or divisions which separate the service provider's network from the end user's inside wiring at a Network Interface. Each chamber or division includes the appropriate connection points or posts to which the service provider, and end user, each make their connections. (In the case of multiple tenants or multiple occupancy buildings, the end user may be considered the building owner.)


                 8.2.6.2 Pac-West may connect its loops to the USWC NID where spare capacity exists, or may connect its NID to USWC's NID. Where it is authorized to do so from the relevant end user, Pac-West may disconnect inside wiring and CPE on the end user's side of the USWC Network Interface, and reconnect such inside wiring and CPE to its own NID.

                 8.2.6.3 USWC's ("NID") is a Network Element that utilizes a cross-connect device to connect loop facilities to inside wiring.

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                           USWC will permit Pac-West to connect Pac-West's loop
                           to the inside wiring of the Customer's or building owner's (in the case of an MDU) premises through USWC's NID located in, for example, a basement wiring closet or floor wiring closet, where necessary. Pac-West must establish the connection to USWC's NID through an adjoining NID which serves as the network interface or demarcation for Pac-West's loop.

                           Pac-West may make such connections without requesting a dispatch of USWC personnel. Pac-West may remove jumpers between wiring blocks on USWC NIDs or use other reasonable and industry standard methods of making such connections, ensuring proper termination of USWC facilities. Pac-West will pre-test to ensure that Pac-West's personnel do not inadvertently disconnect a different end user.

                           Maintenance and control of premises (inside wiring) is under the control of the Customer, or in MDUs, usually the building owner. Any conflicts between service providers for access to the Customer's or building owner's inside wiring must be resolved by the Customer or building owner. Where USWC owns or maintains a Customer's or building owner's inside wiring, for example, from a basement wiring closet through risers to a floor wiring closet, or all the way to a Customer premises, Pac-West may make connections at appropriate facilities in a basement or floor wiring closet in the same manner as if the demarcation point where at such basement or floor wiring closet, and Pac-West will indemnify and hold USWC harmless from any errors or omissions of Pac-West or claims or actions by Customer regarding such connections by Pac-West. Where Pac-West makes a connection to USWC-owned or maintained inside wiring, Pac-West will follow any reasonable and industry-accepted technical standards provided to Pac-West by USWC regarding such connections.

                 8.2.6.4 Pac-West and USWC each agree to indemnify the other for damages or claims arising out of the indemnifying party's connection, disconnection or reconnection of its loops, NIDs, or the inside wiring of its end users to or from the facilities of the indemnified party.

                 8.2.6.5   Technical Requirements

                           8.2.6.5.1 The NID shall provide a clean, accessible point of connection for the inside wiring and for the Distribution Media and/or cross connect to Pac-West's NID and shall maintain a connection to ground that meets the requirements set forth below.

                           8.2.6.5.2 The NID shall be capable of transferring electrical analog or digital signals between the subscriber's inside wiring and the Distribution Media and/or cross connect to Pac-West's NID.

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                        8.2.6.5.3  All NID posts or connecting points shall be
                                   in place, secure, usable and free of any rust or corrosion. The protective ground connection shall exist and be properly installed. The ground wire shall be free of rust or corrosion and have continuity relative to ground.

                        8.2.6.5.4 The NID shall be capable of withstanding all normal local environmental variations.

                        8.2.6.5.5 Where the NID is not located in a larger, secure cabinet or closet, the NID shall be protected from physical vandalism. The NID shall be physically accessible to Pac-West designated personnel. In cases where entrance to the end user's premises is required to give access to their NID, Pac-West shall obtain entrance permission directly from the end user.

                        8.2.6.5.6 USWC shall offer the NID together with, and separately from the Distribution Media component of Loop Distribution.

              8.2.6.6   Interface Requirements


                        8.2.6.6.1  The NID shall be the interface to
                                   subscribers' premises wiring for all loop technologies.


                        8.2.6.6.2 The NID shall be equal to all of the industry standards for NIDs set forth in the following technical references:

                                8.2.6.6.2.1   Bellcore Technical Advisory
                                              TA-TSY-000120 "Subscriber Premises
                                              or Network Ground Wire";

                                8.2.6.6.2.2   Bellcore Generic Requirement
                                              GR-49-CORE " Generic Requirements
                                              for Outdoor Telephone Network
                                              Interface Devices";

                                8.2.6.6.2.3 Bellcore Technical Requirements TR-SWT-00239 "Indoor Telephone
                                              Network Interfaces";

                                8.2.6.6.2.4 Bellcore Technical Requirement TR-NWT-000937 "Generic Requirements for Outdoor and Indoor Building Entrance"; and

                                8.2.6.6.2.5 Bellcore Technical Requirement TR-NWT-0001 33 "Generic Requirements for Network Inside Wiring."

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                 8.2.6.7  Any costs associated with USWC's connection of Pac-
                          West's NID to USWC's NID, will be the responsibility of Pac-West.

                 8.2.6.8 The price for access to the NID on USWC's side of the demarcation point will be provided on a case-by-case basis unless tariffed or as determined by the appropriate state regulations. If access to the USWC NID on USWC's side of the demarcation point is reasonably determined by the Parties to be a service call covered by tariff and if the price for the access is not covered by tariff or as determined by the appropriate state regulations, Pac-West will make appropriate arrangements with USWC to pay the appropriate cost as agreed to by the Parties.

          8.2.7  Additional Unbundled Elements

                 Pac-West may request nondiscriminatory access to, and where appropriate, development of additional unbundled Network Elements not covered in this Agreement in response to specific requests therefor, pursuant to the Bona Fide Request Process detailed in the Bona Fide Request Process section of this Agreement. Network Elements identified by the appropriate state commission or the FCC will not require the use of the BFR Process to qualify the Network Elements. However, Network Elements pricing and Network Elements installation intervals may be determined by the BFR process.

9.   ANCILLARY SERVICES AND ARRANGEMENTS

     9.1  Signaling Access to Call-Related Databases

          9.1.1 When Pac-West is purchasing local switching from USWC, USWC will provide access via the STP to call related databases used in AIN services. The Parties agree to work in the industry to define the mediated access mechanisms for SCP access. Access to the USWC Service Management Systems (SMS) will be provided to Pac-West, via the BFR process, to activate, modify, or update information in the call related databases, equivalent to the USWC access.

          9.1.2 USWC will offer unbundled signaling via LIS-Common Channel Signaling Capability (CCSAC). CCSAC service utilizes the SS7 network and provides access to call-related databases that reside at USWC's SCPs, such as the Line Information Database
                 (LIDB) and the 800 Database. The access to USWC's SCPs will be mediated via the STP Port in order to assure network reliability. Pac-West may choose the signaling provider of their choice.

          9.1.3  CCSAC includes:

                 9.1.3.1 Entrance Facility - This element connects Pac-West's signaling point of interface with the USWC serving wire center (SWC). Pac-West may purchase this element or it may self-provision the entrance facility. If the entrance

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                          facility is self-provisioned, Pac-West would need to
                          purchase Collocation and an Expanded Interconnection Channel Termination.

                 9.1.3.2 Direct Link Transport (DLT) - This element connects the SWC to the USWC STP. Pac-West may purchase this element or self-provision transport directly to the STP. If Pac-West provides the link to the STP, it must purchase Collocation, an Expanded Interconnection Channel Termination at the STP location, and a direct link from the EICT to the STP Port.

                 9.1.3.3 STP Port - This element provides the switching function at the STP. One STP Port is required for each DLT Link. The Port provides interaction with the Service Control Point (SCP). Port availability is limited.

                 9.1.3.4 Multiplexing - Multiplexing may be required at either/both the SWC and/or Port. The multiplexing options are the standard DS3 to DS1 and DS1 to DS0 requirements.

          9.1.4 Access to Advanced Intelligent Network (AIN) functions is available through the STP or at a point ordered by the FCC or state commission.

          9.1.5 USWC will provide mediated access to SMS via the BFR process, for the purpose of activating, modifying or updating AIN service specification through its Service Creation Environment
                 (SCE) on an equivalent basis as USWC provides to itself. SMS allows Pac-West to provision, modify, or update information in call related databases. Currently, the SCE process is predominantly manual via a service center.

          9.1.6  The pricing for CCSAC service is provided in Appendix A.

     9.2  Interim Number Portability

          9.2.1  General Terms

                 9.2.1.1 The Parties shall provide Number Portability on a reciprocal basis to each other to the extent technically feasible, and in accordance with rules and regulations as from time to time prescribed by the FCC and/or the Commission.

                 9.2.1.2 Until Permanent Number Portability is implemented by the industry pursuant to regulations issued by the FCC or the Commission, the Parties agree to provide Interim Number Portability ("INP") to each other through remote call forwarding, direct inward dialing and NXX migration.

                 9.2.1.3 Once Permanent Number Portability is implemented pursuant to FCC or Commission regulation, either Party may withdraw, at any time and at its sole discretion, its INP offerings, subject to reasonable advance notice to the other Party and reasonable coordination and a project

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                          schedule to allow the seamless and transparent
                          conversion of INP end user numbers to Permanent Number Portability. Upon implementation of Permanent Number Portability pursuant to FCC regulations, both Parties agree to conform and provide such Permanent Number Portability. The project schedule for conversion from INP to PNP will be mutually agreed upon by the Parties.

                 9.2.1.4 USWC will update its Line Information Database ("LIDB") listings for retained numbers as directed by Pac-West. USWC will restrict or cancel calling cards associated with these forwarded numbers. LIDB updates shall be completed by the Parties on the same business day each INP arrangement is activated.

                 9.2.1.5 Upon request, USWC shall provide to Pac-West INP via Direct Inward Dial Trunks pursuant to applicable tariffs.

                 9.2.1.6 Where either Party has activated an entire NXX for a single end user, or activated a substantial portion of an NXX for a single end user with the remaining numbers in that NXX either reserved for future use or otherwise unused, if such end user chooses to receive service from the other Party, the first Party shall cooperate with the second Party to have the entire NXX reassigned in the LERG (and associated industry databases, routing tables, etc.) to an end office operated by the second Party. Such transfer will be accomplished with appropriate coordination between the Parties and subject to appropriate industry lead-times for movement of NXXs from one switch to another. Other applications of NXX migration will be discussed by the Parties as circumstances arise.

          9.2.2  Description Of Service

                 9.2.2.1 Interim Number Portability ("INP") Service is a service arrangement that can be provided by USWC to Pac-West or by Pac-West to USWC. For the purposes of this section, the Party porting traffic to the other Party shall be referred to as the "INP Provider" and the Party receiving INP traffic for termination shall be referred to as the "INP Requestor".

                 9.2.2.2 INP applies to those situations where an end user elects to transfer service from the INP Provider to the INP Requestor and such end user also wishes to retain its existing telephone number. INP consists of INP Provider's provision to the INP Requestor the capability to route calls placed to telephone numbers assigned to the INP Provider's switches to the INP Requestor's switches. INP is available only for working telephone numbers assigned to the INP Provider's end users who request to transfer to the INP Requestor's service.

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                 9.2.2.3  INP is available as INP-Remote Call Forwarding ("INP-
                          RCF") permitting a call to an INP Provider's assigned telephone number to be translated to the INP Requestor's dialable local number. INP Requestor may terminate the call as desired. Additional capacity for simultaneous call forwarding is available where technically feasible. The INP Requestor will need to specify the number of simultaneous calls to be forwarded for each number ported.

                 9.2.2.4  INP is subject to the following restrictions:

                          9.2.2.4.1 Calls to INP telephone numbers will be delivered to the terminating office located within the INP Provider's local calling area and toll rating area that is associated with the NPA/NXX of the portable number.

                          9.2.2.4.2 INP is applicable only if the INP Requestor is engaged in a reciprocal traffic exchange arrangement with the INP Provider.

                          9.2.2.4.3 Only the existing, INP Provider assigned end user telephone number may be used as a ported number for INP.

                          9.2.2.4.4 INP will not be provided by the INP Provider for end users whose accounts are in arrears and who elect to make a change of service provider unless and until the following conditions are met:

                                     9.2.2.4.4.1  Full payment for the account
                                                  (including directory
                                                  advertising charges associated
                                                  with the end user's telephone
                                                  number) is made by end user or
                                                  INP Requestor agrees to make
                                                  full payment on behalf of end
                                                  user.

                                     9.2.2.4.4.2  INP Provider is notified in
                                                  advance of the change in
                                                  service provider and a Change
                                                  of Responsibility form is
                                                  issued.

                                     9.2.2.4.4.3  INP Provider accepts the
                                                  transfer of responsibility.

                          9.2.2.4.5 USWC INP services shall not be re-sold, shared or assigned by either Party to another LEC or Co-Provider.

                          9.2.2.4.6 INP is not offered for NXX Codes 555, 976, 960 and coin telephones, and Service Access Codes (i.e. 500, 700, 800/888, 900). INP is
                                     not available for FGA seven-digit numbers, including foreign exchange (FEX), FX and FX/ONAL and foreign

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                                     Central Office Service. Furthermore, INP
                                     numbers may not be used for mass calling events.

                          9.2.2.4.7 The ported telephone number will be returned to the originating Party (or to the common pool of telephone numbers upon implementation of Permanent Number Portability) when the ported service is disconnected. The Party purchasing a ported number may not retain it and reassign it to another end user. The normal intercept announcement will be provided by the INP Provider for the period of time until the telephone number is reassigned by the INP Provider.

                 9.2.2.5  Ordering and Maintenance

                          9.2.2.5.1 The INP Requestor is responsible for all dealings with and on behalf of its end users, including all end user account activity, e.g., end user queries and complaints.

                          9.2.2.5.2 Each Party is responsible for obtaining a Letter of Authorization (LOA) from its end users who request a transfer of the end user's telephone number from the other Party.

                          9.2.2.5.3 The INP Provider will work cooperatively with the INP Requestor to ensure a smooth end user transition and to avoid unnecessary duplication of other facilities (e.g., Unbundled Loops). The Parties will cooperate to develop intercompany procedures to implement the requirements of this section.

                          9.2.2.5.4 If an end user requests transfer of service from the INP Requestor back to the INP Provider, the INP Provider may rely on that end user request to institute cancellation of the INP service. The INP Provider will provide at least 48 hours notice to the INP Requestor of the cancellation of INP service, and will work cooperatively with the INP Requestor to ensure a smooth end user transition and to avoid unnecessary duplication of other facilities (e.g., Unbundled Loops). The Parties will cooperate to develop intercompany procedures to implement the requirements of this paragraph.

                          9.2.2.5.5 Certain features have some technical constraints and thus may not be available on calls passed through INP service.

                          9.2.2.5.6 The INP Requestor's designated INP switch must return answer and disconnect supervision to the INP Provider's switch.

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                          9.2.2.5.7  The INP Requestor will provide to the E911
                                     database provider the network telephone
                                     number that the INP Requestor assigned to the INP Provider-assigned, ported telephone number. Updates to and maintenance of the INP information to the E911 database are the responsibility of the INP Requestor.

                          9.2.2.5.8 The INP Requestor will submit to the INP Provider a disconnect order for each ported number that is relinquished by the INP Requestor's end users.

                 9.2.2.6  Cost Recovery

                          The Parties agree that, for the purposes of this Agreement that the following cost structure is an acceptable measure of the costs incurred by the INP Provider.

                          9.2.2.6.1 Number Ported -- This cost is incurred per number ported, per month. Should the INP Requestor provide the transport from the INP Provider's end office to the INP Requestor's end office switch, a lower cost is incurred. This cost represents a single call path from the INP Provider's end office switch to the INP Requestor for the portable number.

                          9.2.2.6.2 Additional Call Path -- This cost is incurred per additional call path per month added to a particular ported telephone number. Should the INP Requestor provide the transport from the INP Provider's end office to the INP Requestor's end office switch, a lower cost is incurred.

                          9.2.2.6.3 Service Establishment - Per Route, Per Switch. This non-recurring cost is incurred for each INP Provider's end office switch that is equipped to provide INP to the INP Requestor.

                          9.2.2.6.4 Service Establishment - Additional number ported or changes to existing numbers, per number ported -- This non-recurring cost is for each telephone number equipped with INP.

                          9.2.2.6.5  The Parties agree that Appendix A
                                     reasonably identifies the above costs.

                          9.2.2.6.6 Each of the above costs shall be borne by the INP Requestor.

                          9.2.2.6.7 The INP Provider will, when using RCF, send the original ("ported") number over the Interconnection arrangements as the Calling Party Number using

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                                     the signaling protocol applicable to the
                                     arrangements. The INP Requestor will
                                     capture and measure the number of minutes of INP incoming traffic. USWC will provide (and update quarterly) percentage distributions of all terminating traffic in the LATA by jurisdictional nature of the traffic: a) local; b) intrastate, intraLATA switched access; c) intrastate, interLATA switched access; d) interstate, intraLATA switched access; e) interstate, interLATA switched access. Separate residence and business percentage distributions will be provided, to the extent possible. The Parties agree to work cooperatively to develop and exchange the data required to implement this paragraph. The appropriate percentage will be applied to the number of minutes of INP traffic in each category to determine the number of minutes eligible for additional "pass through" switched access compensation. Pass through switched access compensation will be paid at the following rates:

                                        For all IntraLATA Toll and InterLATA
                                        minutes delivered over INP, USWC will
                                        pay, in addition to reciprocal
                                        compensation, the applicable CCLC for
                                        each minute.

                          9.2.2.6.8  Rates are contained in Appendix A.

     9.3  911/E-911 Service

          9.3.1  Scope.

                 9.3.1.1 Pac-West exchanges to be included in USWC's E-911 Data Base will be indicated via written notice and will not require an amendment to this Agreement.

                 9.3.1.2 In counties where USWC has obligations under existing agreements as the primary provider of the 911 System to the county, Pac-West will participate in the provision of the 911 System as described in this Agreement.

                          9.3.1.2.1 Each Party will be responsible for those portions of the 911 System for which it has total control, including any necessary maintenance to each Party's portion of the 911 System.

                          9.3.1.2.2 USWC, or its agent, will be responsible for maintaining the E-911 Data Base. USWC, or its agent, will provide to Pac-West an initial copy of the most recent Master Street Address Guide ("MSAG"), and subsequent versions on a quarterly basis, at no charge. MSAGs provided outside the quarterly schedule will be provided and charged on

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                                     an individual case basis. The data will be
                                     provided in industry standard computer
                                     readable format.

                          9.3.1.2.3 For selective routing table updates, Pac-West will negotiate directly with USWC's data base provider for the input of end user data into the USWC Automatic Location Identification ("ALI") data base. Pac-West will negotiate directly with the Public Safety Answering Point ("PSAP")'s (or PSAP agency's) DMS/ALI provider for input of end user data into the ALI data base. In most cases the selective routing table updates and the ALI data base will be managed by the same provider. Pac-West assumes all responsibility for the accuracy of the data that Pac-West provides for MSAG preparation and E-911 Data Base operation.

                          9.3.1.2.4 Pac-West will provide end user data to USWC's agent for the USWC ALI data base utilizing NENA-02-001 Recommended Formats For Data Exchange, NENA-02-002 Recommended Standard For Street Thoroughfare Abbreviations and NENA-02-003 Recommended Protocols For Data Exchange. USWC will furnish Pac-West any variations to NENA recommendations required for ALI data base input.

                          9.3.1.2.5 Pac-West will provide end user data to USWC's agent for the USWC ALI data base that are MSAG valid and meet all components of the NENA-02-004 Recommended Measurements For Data Quality.

                          9.3.1.2.6 Pac-West will update its end user records provided to USWC's agent for the USWC ALI data base to agree with the 911 MSAG standards for its service areas.

                          9.3.1.2.7 USWC will provide Pac-West with the identification of the USWC 911 controlling office that serves each geographic area served by Pac-West.

                          9.3.1.2.8 The Parties will cooperate in the routing of 911 traffic in those instances where the ALI/ANI information is not available on a particular 911 call.

                          9.3.1.2.9 USWC will provide Pac-West with the ten-digit telephone numbers of each PSAP agency, for which USWC provides the 911 function, to be used by Pac-West to acquire emergency telephone numbers for operators to handle emergency calls in those instances where the Pac-West end user dials "O" instead of "911".

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                          9.3.1.2.10 Pac-West will provide USWC with the ten-
                                     digit telephone numbers of each PSAP
                                     agency, for which Pac-West provides the 911 function, to be used by USWC to acquire emergency telephone numbers for operators to handle emergency calls in those instances where the USWC end user dials "O" instead of "911".

                 9.3.1.3 If a third party; i.e., LEC, is the primary service provider to a county, Pac-West will negotiate separately with such third party with regard to the provision of 911 service to the county. All relations between such third party and Pac-West are totally separate from this Agreement and USWC makes no representations on behalf of the third party.

                 9.3.1.4 If Pac-West is the primary service provider to the county, Pac-West and USWC will negotiate the specific provisions necessary for providing 911 service to the county and will include such provisions in an amendment to this Agreement.

                 9.3.1.5 Pac-West will separately negotiate with each county regarding the collection and reimbursement to the county of applicable end user taxes for 911 service.

                 9.3.1.6 Pac-West is responsible for network management of its network components in compliance with the Network Reliability Council Recommendations and meeting the network standard of USWC for the 911 call delivery.

                 9.3.1.7 The Parties shall provide a single point of contact to coordinate all activities under this Agreement.

                 9.3.1.8 Neither Party will reimburse the other for any expenses incurred in the provision of E-911 services up to P.01 grade of service.

          9.3.2 Performance Criteria. E-911 Data Base accuracy shall be as set forth below:

                 9.3.2.1 Accuracy of ALI data will be measured jointly by the PSAPs and USWC in a format supplied by USWC. The reports shall be forwarded to Pac-West by USWC when relevant and will indicate incidents when incorrect or no ALI data is displayed.

                 9.3.2.2 Each discrepancy report will be jointly researched by USWC and Pac-West. Corrective action will be taken immediately by the responsible Party.

                 9.3.2.3 Each Party will be responsible for the accuracy of its end user records. Each Party specifically agrees to indemnify and hold harmless the other Party from any claims, damages, or suits related to the accuracy of

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                          end user data provided for inclusion in the E-911 Data
                          Base.

                 9.3.2.4 For PSAP default routing purposes, Pac-West will establish separate trunks for the USWC selective router for each PSAP jurisdictional area it serves from a given switch.

                 9.3.2.5 The additional parameters by which the Parties will utilize the 911 or E-911 database will be the subject of further discussion between the Parties.

     9.4  Directory Assistance

          9.4.1 USWC agrees to (1) provide to Pac-West's operators on-line access to USWC's directory assistance database; (2) provide to Pac-West unbranded directory assistance service (3) provide to Pac-West directory assistance service under the Pac-West brand (where technically feasible); (4) allow Pac-West or Pac-West's designated operator bureau to license USWC's directory assistance database for use in providing competitive directory assistance services; and (5) allow Pac-West to provide its own recording where technically feasible. Prices for all of these services will be determined on an individual case basis.

          9.4.2 The price for directory assistance, provided pursuant to this Agreement, is specified in Appendix A. As an alternative, the Parties may obtain directory assistance service pursuant to retail directory assistance tariffs.

          9.4.3 The price for directory call completion services is specified in Appendix A, pending the completion of an approved cost study. Additional charges, for USWC IntraLATA Toll services, also apply for completed IntraLATA Toll calls. IntraLATA Toll service shall be available pursuant to the wholesale discount provided in the Resale section of this Agreement. Call completion service is an optional service. Pac-West may, at its option, request USWC to not provide call completion services to Pac-West end users.

     9.5  White Pages Directory Listings

          9.5.1  Scope.

                 9.5.1.1 White Pages Listings Service ("Listings") consists of USWC placing the names, addresses and telephone numbers of Pac-West's end users in USWC's listing database, based on end user information provided to USWC by Pac-West. USWC is authorized to use Listings in Directory Assistance (DA) and as noted in paragraph 9.5.1.4, below.

                 9.5.1.2 Pac-West will provide in standard, mechanized format, and USWC will accept at no charge, one primary listing for each main telephone number belonging to Pac-West's end users. Primary listings are as defined for USWC

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                          end users in USWC's general exchange tariffs. Pac-West
                          will be charged for premium and privacy listings, e.g., additional, foreign, cross reference, informational, etc., at USWC's general exchange listing tariff rates, less the wholesale discount. If Pac-West utilizes Remote Call Forwarding for local number portability, Pac-West can list only one number without charge - either the end user's original telephone number or the Pac-West-assigned number. The standard discounted rate for an additional listing applies to the other number.

                 9.5.1.3 USWC will furnish Pac-West the Listings format specifications. Pac-West may supply a maximum of one batch file daily, containing only Listings that completed on or prior to the transmission date. USWC cannot accept Listings with advance completion dates. Large volume activity (e.g., 100 or more listings) on a caption set is considered a project that requires coordination between Pac-West and USWC to determine time frames.

                 9.5.1.4 Pac-West grants USWC a non-exclusive license to incorporate Listings information into its directory assistance database. Pac-West hereby selects one of two options for USWC's use of Listings and dissemination of Listings to third parties.

                          EITHER:

                          9.5.1.4.1 Treat the same as USWC's end user listings-No prior authorization is needed for USWC to release Listings to directory publishers or other third parties. USWC will incorporate Listings information in all existing and future directory assistance applications developed by USWC. Pac-West authorizes USWC to sell and otherwise make Listings available to directory publishers. USWC shall be entitled to retain all revenue associated with any such sales. Listings shall not be provided or sold in such a manner as to segregate end users by carrier.

                          OR:

                          9.5.1.4.2 Restrict to USWC's directory assistance -- Prior authorization required by Pac-West for all other uses. Pac-West makes its own, separate agreements with USWC, third parties and directory publishers for all uses of its Listings beyond directory assistance. USWC will sell Listings to directory publishers (including USWC's publisher affiliate), other third parties and USWC products only after the third party presents proof of Pac-West's authorization. USWC shall be entitled to retain all revenue associated with any such sales.

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                              Listings shall not be provided or sold in such a
                              manner as to segregate end users by carrier.


                  Pac-West hereby selects Option 9.5.1.4.2.
                                                 ---------

                 9.5.1.5 To the extent that state tariffs limit USWC's liability with regard to Listings, the applicable state tariff(s) is incorporated herein and supersedes the Limitation of Liability section of this Agreement with respect to Listings only.

          9.5.2  USWC Responsibilities


                 9.5.2.1 USWC is responsible for maintaining Listings, including entering, changing, correcting, rearranging and removing Listings in accordance with Pac-West orders. USWC will take reasonable steps in accordance with industry practices to accommodate non-published and non-listed Listings provided that Pac-West has supplied USWC the necessary privacy indicators on such Listings.

                 9.5.2.2 USWC will include Pac-West Listings in USWC's Directory Assistance service to ensure that callers to USWC's Directory Assistance service have non-discriminatory access to Pac-West's Listings.

                 9.5.2.3 USWC will ensure the Pac-West Listings provided to USWC are included in the white pages directory published on USWC's behalf, in accordance with Pac-West's selection under Section 9.5.1.4, above.

          9.5.3  Pac-West Responsibilities

                 9.5.3.1 Pac-West agrees to provide to USWC its end user names, addresses and telephone numbers in a standard mechanized format, as specified by USWC.

                 9.5.3.2 Pac-West will supply its ACNA/CIC or CLCC/OCN, as appropriate, with each order to provide USWC the means of identifying Listings ownership.

                 9.5.3.3 Pac-West represents and warrants the end user information provided to USWC is accurate and correct. Pac-West further represents and warrants that it has reviewed all Listings provided to USWC, including end user requested restrictions on use such as non-published and non-listed. Pac-West shall be solely responsible for knowing and adhering to state laws or rulings regarding Listings (e.g., no solicitation requirements in the states of Arizona and Oregon, privacy requirements in Colorado), and for supplying USWC with the applicable Listing information.

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             9.5.3.4       Pac-West is responsible for all dealings with, and on
                           behalf of, Pac-West's end users, including:

                   9.5.3.4.1 All end user account activity, e.g. end user queries and complaints.

                   9.5.3.4.2 All account maintenance activity, e.g., additions, changes, issuance of orders for Listings to USWC.

                   9.5.3.4.3 Determining privacy requirements and accurately coding the privacy indicators for Pac-West's end user information. If end user information provided by Pac-West to USWC does not contain a privacy indicator, no privacy restrictions will apply.

                   9.5.3.4.4 Any additional services requested by Pac-West's end users.

     9.6  Busy Line Verify and Busy Line Interrupt Services

          9.6.1 Busy Line Verification ("BLV") is performed when one Party's end user requests assistance from the operator bureau to determine if the called line is in use, however, the operator bureau will not complete the call for the end user initiating the BLV inquiry. Only one BLV attempt will be made per end user operator bureau call, and a charge shall apply whether or not the called party releases the line.

          9.6.2 Busy Line Verification Interrupt ("BLVI") is performed when one Party's operator bureau interrupts a telephone call in progress after BLV has occurred. The operator bureau will interrupt the busy line and inform the called party that there is a call waiting. The operator bureau will only interrupt the call and will not complete the telephone call of the end user initiating the BLVI request. The operator bureau will make only one BLVI attempt per end user operator telephone call and the applicable charge applies whether or not the called party releases the line.

          9.6.3 The rates for Busy Line Verify and Busy Line Verify and Interrupt are specified in Appendix A.

          9.6.4 Each Party's operator bureau shall accept BLV and BLVI inquiries from the operator bureau of the other Party in order to allow transparent provision of BLV/BLVI traffic between the Parties' networks.

          9.6.5 Each Party shall route BLV/BLVI traffic inquiries over separate direct trunks (and not the local/intraLATA trunks) established between the Parties' respective operator bureaus.

     9.7  Toll and Assistance Operator Services

          9.7.1  Description of Service.

                 Toll and Assistance refers to functions end users associate with the "O" operator. Subject to availability and capacity, access may be provided via operator services trunks purchased from USWC or provided by Pac-

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                 West via Collocation arrangements to route calls to Pac-West's platform. Collocation shall not be required for the provision of toll and assistance functions to Pac-West.

          9.7.2  Functions include:

                 9.7.2.1 O-Coin, Automatic Coin Telephone Service (ACTS) - these functions complete coin calls, collect coins and provide coin rates.

                 9.7.2.2 Alternate Billing Services (ABS or O+ dialing): Bill to third party, Collect and Mechanized Credit Card System (MCCS).

                 9.7.2.3 O- or operator assistance which provides general assistance such as dialing instruction and assistance, rate quotes, emergency call completion and providing credit.

                 9.7.2.4 Automated Branding - ability to announce the carrier's name to the end user during the introduction of the call.

                 9.7.2.5 Rating Services - operators have access to tables that are populated with all toll rates used by the operator switch.

          9.7.3 Pricing for Toll and Assistance Operator Services shall be determined on a case-by-case basis, upon request.

          9.7.4 Interconnection to the USWC Toll and Assistance Operator Services from an end office to USWC T/A is technically feasible at three distinct points on the trunk side of the switch. The first connection point is an operator services trunk connected directly to the T/A host switch. The second connection point is an operator services trunk connected directly to a remote T/A switch. The third connection point is an operator services trunk connected to a remote access tandem with operator concentration capabilities.

          9.7.5 Trunk provisioning and facility ownership will follow the guidelines recommended by the Trunking and Routing, IOF and Switch sub-teams. All trunk interconnections will be digital. During the interconnection planning meetings between Pac-West and USWC, the Trunking and Routing, IOF and Switch sub-teams are identified and formed.

          9.7.6 Toll and Assistance interconnection will require an operator services type trunk between the end office and the interconnection point on the USWC switch.

          9.7.7 Connecting a position to the host system requires two circuits (one voice and one data) per position on a T1 facility.

          9.7.8 The technical requirements of operator services type trunks and the circuits to connect the positions to the host are covered in the OSSGR under Section 6 (Signaling) and Section 10 (System Interfaces) in general requirements form.

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          9.7.9  Specific provisions regarding Operator Services will be addressed in a separate agreement between the Parties.

     9.8  Interconnection to Line Information Data Base (LIDB)

          9.8.1  Description of Line Information Data Base (LIDB).

                 Line Information Data Base (LIDB) stores various line numbers and Special Billing Number (SBN) data used by operator services systems to process and bill calls. The operator services system accesses LIDB data to provide origination line (calling number), billing number and termination line (called number) management functions. LIDB is used for calling card validation, fraud verification, preferred IC association with the calling card, billing or service restrictions and the sub-account information to be included on the call's billing record.

          9.8.2  Interfaces.

                 Bellcore's GR-446-CORE defines the interface between the administration system and LIDB including specific message formats. (Bellcore's TR-NWP-000029, Section 10)

          9.8.3  LIDB Access.

                 9.8.3.1 All LIDB queries and responses from operator services systems and end offices are transmitted over a CCS network using a Signaling System 7 (SS7) protocol (TR-NWT-000246, Bell Communications Research Specification of Signaling System 7).

                 9.8.3.2 The application data needed for processing LIDB data are formatted as TCAP messages. TCAP messages may be carried as an application level protocol using SS7 protocols for basic message transport.

                 9.8.3.3 The SCP node provides all protocol and interface support. Pac-West SS7 connections will be required to meet Bellcore's GR905. TR954 and USWC's Technical Publication 77342 specifications.

                 9.8.3.4 Non-USWC companies will submit LIDB updates via a manual fax process being developed. An electronic capability is being designed to allow Pac-West to add, update, and delete their line records.

                 9.8.3.5 It is currently USWC's policy to allow LIDB access to non-USWC companies through regional STPs.

          9.8.4 Pricing for LIDB access shall be determined on a case-by-case basis and will be included in a separate LIDB agreement between the Parties.

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     9.9   Access to Poles, Ducts, Conduits, and Rights of Way

           To the extent required by the appropriate state or federal regulation, each Party shall provide the other Party access to its poles, ducts, rights-of-way and conduits it controls on terms, conditions and prices comparable to those offered to any other entity pursuant to each Party's applicable tariffs and/or standard agreements.

     9.10  Miscellaneous Ancillary Services.

           Miscellaneous ancillary services will be addressed in separate agreements between the Parties. These include, but are not limited to 800 and CMDS.

10.  ACCESS TO OPERATIONAL SUPPORT SYSTEMS (OSS)

     Notwithstanding anything herein to the contrary, USWC shall, in accordance with FCC and Commission rules, provide Pac-West with access to pre-ordering, ordering, maintenance and repair, and billing OSS functions comparable to the access which USWC provides itself, or its affiliates or any other Co-Provider. USWC is developing a proposal for access to its Operational Support Systems (OSS) to meet the requirements of the FCC's 1st and 2nd Orders and to provide Pac-West with electronic interfaces for pre-ordering, ordering, demand repairs and billing functions for Plain Old Telephone Services (POTS). These interfaces will also have the necessary mediation to protect the integrity of the network as well as allay any privacy concerns for end user information. The components described in this section are conceptual in nature and will be subject to change as the implementation process proceeds. There will be charges associated with the introduction of the interface and ongoing access to OSS operations which will include an initial access fee and an ongoing charge as described more fully below.

     10.1  Operational Systems Interfaces - Interface Implementation Timetable

           USWC's initial operational systems interfaces have been deployed and will support Pre-ordering, Ordering, Provisioning and Repair capabilities for POTS (non-design) services and Billing capabilities for most USWC product offerings. Subsequent phases of the plan incorporate the capabilities to support designed services for Pre-ordering, Ordering, Provisioning, and Maintenance and Repair. The specific features and functions are not discussed in this Agreement.

           10.1.1 USWC shall provide Pac-West with all documentation and training necessary for Pac-West personnel to efficiently use the operational systems interfaces. USWC shall provide such documentation free of charge, and such training at nondiscriminatory reasonable rates. USWC shall provide reasonable written notice to Pac-West for all changes in the methods, procedures and functionality of interfaces or OSS functions provided to Pac-West that would materially impact Pac-West's use of such interfaces or functions.

     10.2  OSS Interface Design

           10.2.1 USWC will develop OSS interfaces using an electronic gateway solution consistent with the design prescribed by the FCC, Docket 96-98, FCC 96-325, paragraph 527. These gateways will act as a

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                   mediation or control point between Pac-West's and USWC's
                   Operations Systems. Additionally, these gateways will provide security for the interface, protecting the integrity of the USWC network and its databases.

           10.2.2 USWC proposes the use of the existing Electronic Data Interchange ("EDI") standard for the transmission of monthly local billing information. EDI is an established standard under the auspices of the American National Standards Institute/Accredited Standards Committee (ANSI/ASC) X12 Committee. A proper subset of this specification has been adopted by the Telecommunications Industry Forum (TCIF) as the "811 Guidelines" specifically for the purposes of telecommunications billing.

           10.2.3 For the exchange of daily usage data, including third party billed, collect, and card calls, USWC will use the Bellcore EMR format for the records, using the Network Data Mover ("NDM"), otherwise also known as the Connect:Direct method to transmit the information to carriers.

     10.3  Accessible OSS Functions

           10.3.1  Pre-ordering

                   "Pre-Ordering" refers to the set of activities whereby a service representative dialogs with Pac-West in order to obtain service availability. In today's environment, the pre-order process is performed in conjunction with placing an order. Packaged as a separate activity, pre-order consists of the following functions: verify an address, check service availability, and return end user service information. USWC will provide on-line capabilities to perform these functions. These functions are described as follows.

                10.3.1.1  Address Verification

                          This transaction will verify the end user's address.

                          If the address does not match USWC records, the AVR transaction will return "partial match" addresses and/or help as appropriate to assist Pac-West to properly identify the end user's address for verification.

                          Once the address is verified, the AVR transaction will return the valid address and the current status (working, non-working, or pending out) and the date the status was posted for each line at the address.

                          If USWC does not have a record of the address, Pac-West will have to contact USWC to input the record before the order can be submitted.

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                          Note:

                          10.3.1.1.1 No detailed facility information (i.e., cable pair) will be returned as part of this transaction.

                          10.3.1.1.2   Rural addresses will not be supported.

                          10.3.1.1.3 The AVQ/AVR transaction attributes currently don't reflect the attributes required to support the error scenarios.

               10.3.1.2   Service Availability

                          This transaction will return the list of products and services available for resale in the central office serving a particular end user address. The USWC rates for the products and services will also be returned, but the Pac-West discount will not be applied.

               10.3.1.3   End user Service Information Request

                          Gives Pac-West the ability to request a listing of services and features USWC is currently providing to an end user.

               10.3.1.4   View/Update Service Query/Service Request Response

                          Gives Pac-West the ability to view or update an existing Service Request (SR).

               10.3.1.5   Store Service Request

                          This transaction allows Pac-West to store a new or existing SR.

                          This SR can be stored for the number of days specified in USWC's methods and procedures before the SR must be submitted to USWC as a Work Order.

                          USWC will store the SR on-line until the associated Work Order is canceled by Pac-West or completed by USWC.

          10.3.2      Ordering

                      With the pre-ordering steps completed, the requisite information will have been obtained from Pac-West and the initiation of a service order can begin. Submitting a service order will result in the provisioning and installation, if necessary, of an end user's service. The functional set required to order service is: open a service order, check facility availability, reserve an appointment if technician work is required in the field or at the end user's premises, reserve a telephone number if appropriate, cancel a service order, change a service order, send a firm order

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                      confirmation, support for work order status queries, and
                      send notification of order completion.

               10.3.2.1   Facility Availability

                          For each new line requested, this transaction will indicate if existing facilities are available or if new facilities are required, and if a technician must be dispatched to provide the facilities requested at the end user's address.

                          This transaction must be executed for any new line(s) requested.

                          Note:

                      10.3.2.1.1 This transaction does not reserve facilities and does not guarantee that facilities will be available when the work order is submitted.

                      10.3.2.1.2 USWC will automatically execute this transaction as part of order processing, any time a new line or transfer line is requested.

               10.3.2.2   Telephone Number Availability

                          Enables a telephone number (TN) to be assigned to a line. Pac-West will be able to accept the TN or exchange the TN for two other TNs. If the end user requests a specific number or a vanity number, Pac-West must call the USWC Number Assignment Center (NAC) and the request will be handled manually. Pac-West will not have direct access to the telephone number assignment system.

               10.3.2.3   Exchange Telephone Numbers/Response

                          Enables Pac-West to exchange the TN returned by the Telephone Number Availability Transaction for two more TNs. Pac-West must select one of the three TNs to proceed with the Work Order.

               10.3.2.4   Return Telephone Numbers

                          Enables Pac-West to reject the TNs returned by the Telephone Number Availability transaction and the TNs will be returned to the pool.

               10.3.2.5   Telephone Number Accept

                          Allows Pac-West to reserve one telephone number returned by the Telephone Number Availability transaction for a period of one (1) day so that the end user can be informed of the TN(s) prior to the actual submission of a Work Order. The Work Order must be submitted before

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                          the TN expires, otherwise the TN will be returned to
                          the available pool of TNs.

               10.3.2.6   Appointment Availability

                          Allows Pac-West to select an appointment from a calendar of available appointments. Pac-West will not have direct access to the system but USWC will automatically execute this transaction after the Work Order has been submitted and a technician must be dispatched.

               10.3.2.7   Appointment Reservation

                          Enables Pac-West to reserve an available appointment after the appointment availability calendar has been returned to Pac-West by USWC. USWC will return a confirmation number.

               10.3.2.8   Work Order/Firm Order Completion

                          The work order provides the information and actions required for USWC to provision products, services and features. This transaction will also be used to cancel and change existing work orders. The information contained in a work order identifies Pac-West, the end user desired due date, the service being requested, the order type (only change and migration to Pac-
                          West), POA (Proof of Authorization), class of service, telephone number and additional information needed to successfully provision the requested service to the end user.

                          Once a work order is accepted by USWC, the assigned service order number will be returned to Pac-West. This may not happen in real time. Pac-West can then use the service order number to status the work order. Firm Order Confirmation means that USWC has received the order and assigned an order number for tracking. It does not mean that edits have been applied, so errors may still exist on the order.

               10.3.2.9   Status Query/Response

                          This transaction will allow Pac-West to obtain the status of a work order. USWC will return the current status, remarks and due date for specified work order.

                          Note: This status request is issued by Pac-West on demand. Real Time Order Completion and Jeopardy Notification is not proactively issued by USWC.

               10.3.2.10  Order Completion Report

                          Provides Pac-West with a daily (Monday - Saturday) report, electronically, that identifies all work orders that

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                          were completed by USWC on that date. This report is
                          called the Co-Provider Completion Report.

         10.3.3.    Repair

                    Repair functions allow Pac-West to report trouble with communications circuits and services provided by USWC. The functions, processes and systems used in repair are based on a Trouble Report (TR), which is an electronic document maintained in one or more Operations Systems. A TR contains information about the end user, the trouble, the status of the work on the trouble and the results of the investigation and resolution efforts. These business processes have been summarized and will be made available to Pac-West in the following functional set: open a trouble report, cancel a trouble report, send notification of status change and close a trouble report.

             10.3.3.1   Verify Request

                        This transaction will be used to verify vertical features the end user currently owns. Technical discussions (e.g., Security) are currently ongoing within USWC as to how to provide this capability.

             10.3.3.2   Open Trouble Report

                        Gives Pac-West the capability to open a TR with USWC.

             10.3.3.3   Open Trouble Report Response

                        Gives Pac-West the capability to the Open TR request and contains information about the TR that Pac-West needs to track or to convey to Pac-West's end user.

             10.3.3.4   Completion Notification

                        Provides notification to Pac-West that a TR has been closed because the trouble was resolved.

             10.3.3.5   Cancel Trouble Report Instruction

                        Allows Pac-West to cancel a previously opened TR.

             10.3.3.6   Status Change Notification

                        Provides notification to Pac-West that the status of a previously opened TR has changed.

     10.4  Billing Interfaces


           USWC offers interfaces for the exchange of several types of billing data:

             .    Monthly Billing Information,
             .    Daily Usage Data,

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             . Local Account Maintenance Report,

             . Centralized Message Distribution System (CMDS) messages,

             . Routing of in-region intraLATA collect, calling card, and third number billed messages.

     10.4.1         Monthly Billing Information

                    Includes all connectivity charges, credits, and adjustments related to network elements and USWC-provided local service.

     10.4.2         Daily Usage Data

                    The accumulated set of call information for a given day as captured, or "recorded," by the network switches. USWC will provide this data to Pac-West with the same level of precision and accuracy it provides itself. Such precision cannot and will not exceed the current capabilities of the software in the switches today.

     10.4.3         Local Account Maintenance Report

                    The list of phone numbers to which the carrier is no longer providing service since the last report.

     10.4.4         Centralized Message Distribution System ("CMDS")

                    Distribution of CMDS messages for Pac-West end users.

     10.4.5 Routing of In-region IntraLATA Collect, Calling Card, and Third Number Billed Messages

                    USWC will distribute in-region intraLATA collect, calling card, and third number billed messages to Pac-West and exchange with other Co-Providers operating in region in a manner consistent with existing inter-company processing agreements. Whenever the daily usage information is transmitted to a carrier, it will contain the records for these types of calls as well.

10.5 Compensation

     10.5.1 Compensation for OSS access will consist of an initial access fee which will be determined based on the specific access engineered and implemented for Pac-West and is a function of the numbers of Pac-West business office and repair service representatives accessing the system. The fee will include costs for hardware (if purchased through USWC), software (which must be purchased through USWC), telecommunications links and labor incurred to establish the interfaces to USWC's OSS for Pac-West. The costs will be substantiated by purchasing invoices for the communications and computing hardware and software, and by time reports for the labor expended in their design and implementation. Labor will be billed at the prevailing rates for contract labor for similar services.

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           10.5.2   The ongoing charge will be billed at a rate to be specified by the Commission at the completion of an appropriate cost study hearing. For all charges relating to OSS function access, USWC will charge Pac-West nondiscriminatory rates, and impose nondiscriminatory terms and conditions for such access.

11.  RESALE


     11.1  Description

           11.1.1 USWC will provide resale services to Pac-West in accordance with the applicable state or federal regulations. USWC Basic Exchange Telecommunications Service and Basic Exchange Switched Features (as defined in Section 3) and IntraLATA Toll originating from USWC exchanges will be available for resale from USWC pursuant to the Act and will reference terms and conditions (except prices) in USWC tariffs, where applicable. Rates and Charges are set forth in the applicable tariffs.

           11.1.2 The Parties agree that, at this time, certain USWC services are not available for resale under this Agreement and certain other USWC services are available for resale but at no discount, as identified in Appendix A or in individual state tariffs. The availability of services and applicable discounts identified in Appendix A or in individual tariffs are subject to change pursuant to the Rates and Charges sub-section of this Resale section.

     11.2  Scope

           11.2.1 To the extent required by applicable tariff, state or federal regulations, Basic Exchange Telecommunications Service, Basic Exchange Switched Features and IntraLATA Toll may be resold only for their intended or disclosed use and only to the same class of end user to which USWC sells such services (e.g., residence service may not be resold to business end users.) only to the extent required by tariff or commission order.

           11.2.2 USWC shall provide to Pac-West services for resale that are equal in quality, subject to the same conditions (including the conditions in USWC's effective tariffs), and that are within the provisioning time intervals that are substantially equal to the intervals USWC provides these services to others, including its end users, and in accordance with any applicable state Commission service quality standards , including standards a state Commission may impose pursuant to Section 252 (e)(3) of the Act or in accordance with any federal service quality standards to the extent that federal standards pre-empt state standards.

     11.3  Ordering and Maintenance

           11.3.1 Pac-West, or Pac-West's agent, shall act as the single point of contact for its end users' service needs, including without limitation, sales, service design, order taking, provisioning,

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                    change orders, training, maintenance, trouble reports,
                    repair, post-sale servicing, billing, collection and inquiry. Pac-West shall make it clear to its end users that they are end users of Pac-West for resold services. Pac-West's end users contacting USWC will be instructed to contact Pac-West, however, nothing in this Agreement, except as provided below, shall be deemed to prohibit USWC from discussing its products and services with Pac-West's end users who call USWC for any reason. Provided that USWC shall ensure that any USWC personnel who may receive customer inquiries, or otherwise have opportunity for end user contact: (a) provide appropriate referrals and telephone numbers to end users who inquire about Pac-West services or products; and (b) do not in any way disparage or discriminate against Pac-West, or its products or services.

           11.3.2 Pac-West shall transmit to USWC all information necessary for the installation (billing, listing and other information), repair, maintenance and post-installation servicing according to USWC's standard procedures, as described in the USWC resale operations guide that will be provided to Pac-West. When USWC's end user or the end user's new service provider discontinues the end user's service in anticipation of moving to another service provider, USWC will render its closing bill to the end user effective with the disconnection. If USWC is not the local service provider, USWC will issue a bill to Pac-West for that portion of the service provided to Pac-West should Pac-West's end user, a new service provider, or Pac-West request service be discontinued to the end user. USWC will notify Pac-West by FAX, OSS, or other processes when an end user moves to another service provider. USWC will not provide Pac-West with the name of the other Reseller or service provider selected by the end user. The Parties agree that they will not transfer to each other their respective end users whose accounts are in arrears. Nothing herein shall be deemed to prohibit an end user whose account is in arrears with a Party from disconnecting service with that Party and re-establishing service with another local service provider, including a Party hereto. The Parties further agree that they will work cooperatively together to develop the standards and processes applicable to the transfer of such accounts.

           11.3.3 Pac-West shall provide USWC and USWC shall provide Pac-West with points of contact for order entry, problem resolution and repair of the resold services.

           11.3.4 Prior to placing orders on behalf of the end user, Pac-West shall be responsible for obtaining and have in its possession Proof of Authorization ("POAs"). Pac-West and USWC will comply with Commission rules regarding customer authorization from changes in local service provider. To the extent that no such rules are in place or existing rules are not effective, the analogous rules of the FCC shall apply. Pac-West shall make POAs available to USWC upon request:

               11.3.4.1   The end user's written Letter of Authorization or LOA.

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               11.3.4.2  The end user's electronic authorization by use of an
                         800 number,

               11.3.4.3 The end user's oral authorization verified by an independent third party (with third party verification as POA).

               11.3.4.4 A prepaid returnable postcard supplied by Pac-West which has been signed and returned by end user. Pac-West will wait fourteen (14) days after mailing the postcard before placing an order to change.

          11.3.5 Prior to placing orders that will disconnect a line from one another's or another provider's account, Pac-West or USWC is responsible for obtaining all information needed to process the disconnect order and re-establish the service on behalf of the end user. If a conflict occurs between an end user (and/or its respective agent) and Pac-West or USWC regarding the disconnection of local service, Pac-West or USWC will honor the latest dated POA. In the event either party places a disconnect order without required authorization, such party shall be responsible for paying charges set forth in Commission rules regarding customer authorization for changes in telecommunications carriers. To the extent that there are no such Commission rules or such rules are not in effect, the analogous rules of the FCC shall apply.

          11.3.6 USWC will not seek to win end user customers back to USWC following Pac-West order activity until service has been established with Pac-West.

          11.3.7    Pac-West shall designate the Primary Interexchange Carrier
                    (PIC) assignments on behalf of its end users for interLATA services and intraLATA services when intraLATA presubscription is implemented.

          11.3.8 When end users switch from USWC to Pac-West, or to Pac-West from any other Reseller, such end users shall be permitted to retain their current telephone numbers if they so desire and do not change their service address to an address served by a different central office. USWC shall take no action to prevent Pac-West end users from retaining their current telephone numbers.

          11.3.9 Pac-West and USWC will employ the procedures for handling misdirected repair calls as specified in the Coordinated Repair Calls section of this Agreement.

     11.4 Pac-West Responsibilities

          11.4.1 Pac-West must send USWC complete and accurate end-user listing information for Directory Assistance, Directory Listings, and 911 Emergency Services using USWC's resale order form and process. Pac-West must provide to USWC accurate end-user

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                    information to ensure appropriate listings in any databases in which USWC is required to retain and/or maintain end-user information. USWC assumes no liability for the accuracy of information provided by Pac-West.

          11.4.2 Pac-West may not reserve blocks of USWC telephone numbers, except as allowed by tariffs and applicable state regulations.

          11.4.3 Pac-West is liable for all fraud associated with service to its end-users and accounts. USWC takes no responsibility, will not investigate, and will make no adjustments to Pac-West's account in cases of fraud unless such fraud is the result of any intentional act or gross negligence of USWC. Notwithstanding the above, if USWC becomes aware of potential fraud with respect to Pac-West's accounts, USWC will promptly inform Pac-West and, at the direction of Pac-West, take reasonable action to mitigate the fraud where such action is possible.

          11.4.4 In accordance with the Act, Pac-West will indicate the date it will offer to residential and business subscribers telephone exchange services. Pac-West will provide a three year forecast within ninety (90) days of signing this Agreement. During the first year of the term of this Agreement, the forecast shall be updated and provided to USWC on a quarterly basis. Thereafter, during the term of this Agreement Pac-West will provide updated forecasts from time to time, as requested by USWC. The initial forecast will provide:

                    .    The date service will be offered (by city and/or state)

                    . The type and quantity of service(s) which will be offered

                    .    Pac-West's anticipated order volume

                    .    Pac-West's key contact personnel

                    The information provided pursuant to this paragraph shall be considered Proprietary Information under the Nondisclosure section of this Agreement.

          11.4.5 In the event USWC terminates the provisioning of any resold services to Pac-West for any reason, including disconnection of Pac-West for failure to make payment as required herein, Pac-West shall be responsible for providing any and all necessary notice to its end users of the termination. In no case shall USWC be responsible for providing such notice to Pac-West's end users. USWC will provide notice to Pac-West of USWC's termination of a resold service on a timely basis consistent with Commission rules and notice requirements.

     11.5 Rates and Charges

          11.5.1 Resold services as listed in Appendix A are available for resale at the applicable discount percentage or rate per minute set forth in Appendix A or at the retail tariff rates for services available for resale but excluded from the wholesale pricing arrangement in this Agreement.

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                    However, state Commissions may do any of the following
                    (collectively referred to hereinafter as "Order") during the term of this Agreement:

                    . establish wholesale discount rates through decisions in arbitration, interconnection and/or resale cost proceedings;
                    . establish other recurring and nonrecurring rates related to resale, including but not limited to Customer Transfer Charges and Slamming Charges ("Other Resale Charges"); and
                    . order that certain services be made available for resale at specified wholesale discount rates.

                    If a state Commission orders services to be available for resale, the Parties agree that they will, on a state-by-state basis, revise Appendix A to incorporate the services determined by such Order into this Agreement, effective on the date ordered by a Commission. When a state Commission, through a decision in arbitration, identifies services that must be available for resale at wholesale discount rates, such decision shall be deemed to have defined that such services are generally available to Resellers in that state. If a state Commission establishes wholesale discount rates and Other Resale Charges to be made generally available to Resellers or establishes a resale tariff, the Parties agree that they will, on a state-by-state basis, revise Appendix A to incorporate such wholesale discount rates and/or Other Resale Charges into this Agreement effective on the date ordered by a Commission; provided, however, that USWC shall have a reasonable time to implement system or other changes necessary to bill the Commission ordered rates or charges.

                    The rates for those resold services initially included in the wholesale pricing arrangement under this Agreement shall be subject to true-up to the wholesale discount rates established by a Commission Order making such rates generally available to Resellers or established by a resale tariff, retroactively to the effective date of this Agreement. Any true-up shall be on a service-by-service basis if wholesale discount rates are established by a Commission on such a basis.

                    Services excluded from the wholesale pricing arrangement under this Agreement as identified in Appendix A, shall be made available on a going forward basis from the date of a Commission Order that orders such services be made generally available to any Reseller in the state where such a Commission Order is issued. Such services shall be available at the discount rate applicable to basic exchange business service identified in Appendix A; provided, however, that when a Commission Order establishes wholesale discount rates for such services as generally available to Resellers, Appendix A shall be revised to incorporate the wholesale discount rates generally available to Resellers.

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                    If a state Commission fails to issue such an Order or make effective such a tariff by the end of the first year of this Agreement, either USWC or Pac-West may elect to renegotiate this Section of the Agreement.

          11.5.2 If the resold services are purchased pursuant to Tariffs and the Tariff rates change, charges billed to Pac-West for such services will be based upon the new Tariff rates less the applicable wholesale discount as agreed to herein or established by resale Tariff. The new rate will be effective upon the Tariff effective date.

          11.5.3 A Customer Transfer Charge (CTC) as specified in Appendix A applies when transferring any existing account or lines to Pac-West. Tariffed, non-recurring charges will apply to new installations.

          11.5.4 A Subscriber Line Charge (SLC) will continue to be paid by Pac-West without discount for each local exchange line resold under this Agreement. All federal and state rules and regulations associated with SLC as found in the applicable tariffs also apply.

          11.5.5 Pac-West will pay to USWC the PIC change charge without discount associated with Pac-West end user changes of inter-exchange or intraLATA carriers.

          11.5.6 Pac-West agrees to pay USWC when its end user activates any services or features that are billed on a per use or per activation basis subject to the applicable discount in Appendix A as such may be amended pursuant to Section 11.5.1 above (e.g., continuous redial, last call return, call back calling, call trace, etc.).

          11.5.7 Resold services are available only where facilities currently exist and are capable of providing such services without construction of additional facilities or enhancement of existing facilities. However, if Pac-West requests that facilities be constructed or enhanced to provide resold services, USWC will review such requests on a case-by-case basis and determine, in its sole discretion, if it is economically feasible for USWC to build or enhance facilities. If USWC decides to build or enhance the requested facilities, USWC will develop and provide to Pac-West a price quote for the construction. If the quote is accepted, Pac-West will be billed the quoted price and construction will commence after receipt of payment.

          11.5.8. Nonrecurring charges will not be discounted and will be billed at the applicable Tariff rates.

          11.5.9 At the request of Pac-West and where technically feasible, USWC will rebrand operator services and directory assistance in Pac-West's name, provided the costs associated with such rebranding are paid by Pac-West. Pac-West may request to unbrand operator services and directory assistance where technically

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                    feasible, provided the costs associated with such unbranding are paid by Pac-West

     11.6  Collateral and Training

           The Parties will jointly develop procedures regarding Pac-West's use of USWC's retail product training materials. Except for any rights granted by USWC to Pac-West for the use or copying of product training material, product training provided under this Agreement shall be considered "Proprietary Information" as described in this Agreement, and shall be subject to the terms and conditions specified therein.

     11.7  Directory Listings

           USWC will accept at no charge one primary listing for each main telephone number belonging to Pac-West's end user based on end user information provided to USWC by Pac-West. USWC will place Pac-West's listings in USWC's directory listing database for directory assistance purposes and will make listings available to directory publishers and to other third parties. Additional terms and conditions with respect to directory listings are described in the Ancillary Services and Arrangements section of this Agreement.

     11.8  Billing

           11.8.1. USWC shall bill Pac-West and Pac-West is responsible for all applicable charges for the resold services as provided herein. Pac-West shall also be responsible for all tariffed charges and charges separately identified in this Agreement associated with services that Pac-West resells to an end user under this Agreement.

           11.8.2 USWC shall provide Pac-West, on a monthly basis, within 7-10 days of the last day of the most recent billing period, in an agreed upon standard electronic billing format, billing information including (1) a summary bill, and (2) individual end user sub-account information consistent with the samples provided to Pac-West for Pac-West to render end user bills indicating all recurring and nonrecurring charges associated with each individual end user's account for the most recent billing period.

     11.9  Deposit

           11.9.1 USWC may require Pac-West to make a suitable deposit to be held by USWC as a guarantee of the payment of charges. Any deposit required of an existing Reseller is due and payable within ten days after the requirement is imposed. The amount of the deposit shall be the estimated charges for the resold service which will accrue for a two-month period.

           11.9.2 When the service is terminated, or when Pac-West has established satisfactory credit, the amount of the initial or additional deposit, with any interest due as set forth in applicable Tariffs, will, at Pac-West's option, either be credited to Pac-West's account or refunded. Satisfactory credit for a Reseller is defined

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                    as twelve consecutive months service as a Reseller without a termination for nonpayment and with no more than one notification of intent to terminate service for nonpayment. Interest on the deposit shall be accumulated by USWC at a rate equal to the federal discount rate, as published in the Wall Street Journal from time to time.

     11.10  Payment

           11.10.1 Amounts payable under this Resale Section are due and payable within thirty (30) days after the bill date of USWC's invoice. During the initial three billing cycles of this Agreement, Pac-West and USWC agree that undisputed amounts shall be paid as provided herein. Pac-West and USWC further agree that, during said three billing cycle period, they will cooperate to resolve amounts in dispute or billing process issues in a timely manner but no later than sixty
                    (60) days after the bill date of USWC's invoice or identification and notice of the billing process issue. Disputed amounts will be paid within thirty (30) days following resolution of the dispute.

           11.10.2 After the three (3) month period outlined above, Pac-West will pay the bill in full within 30 days after the bill date of the invoice. Billing disputes will be processed and jointly resolved. Any disputed amounts that USWC remits to Pac-West will be credited on the next billing cycle including an interest credit of 1.5% per month compounded.

           11.10.3 A late payment charge of 1.5% applies to all billed balances which are not paid by 30 days after the bill date shown on the invoice. USWC agrees, however, that the application of this provision will be suspended for the initial three billing cycles of this Agreement and will not apply to amounts billed during those three cycles.

           11.10.4 USWC may discontinue processing orders for the failure by Pac-West to make full payment for the resold services provided under this Agreement within thirty (30) days of the due date on Pac-West's bill. USWC agrees, however, that the application of this provision will be suspended for the initial three billing cycles of this Agreement and will not apply to amounts billed during those three cycles.

           11.10.5 USWC may disconnect for the failure by Pac-West to make full payment for the resold services provided under this Agreement within sixty (60) days of the due date on Pac-West's bill. Pac-West will pay the Tariff charge required to reconnect each end user line disconnected pursuant to this paragraph. USWC agrees, however, that the application of this provision will be suspended for the initial three billing cycles of this Agreement and will not apply to amounts billed during those three cycles.

           11.10.6 Collection procedures and the requirements for deposit are unaffected by the application of a late payment charge.

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           11.10.7  USWC shall credit Pac-West's account the amount due for any trouble or out-of-service conditions in the same manner that USWC credits the accounts of its own end users and pursuant to any applicable provisions in USWC's Tariffs. USWC shall reflect the amount of such credits on an individual end user telephone number basis in the billing information USWC provides Pac-West.

           11.10.8 In the event billing disputes relate to service quality issues, the dispute shall be referred to the USWC account executive assigned to Pac-West who will evaluate the facts and circumstances of the service quality issues and will work with Pac-West to resolve the dispute.

12.  ACCESS TO TELEPHONE NUMBERS

     12.1  Number Resources Arrangements.

           12.1.1 Nothing in this Agreement shall be construed in any manner to limit or otherwise adversely impact either Party's right to the request and assignment of any NANP number resources including, but not limited to, central office (NXX) codes pursuant to the Central Office Code Assignment Guidelines (last published by the Industry Numbering Committee ("INC") as INC 95-0407-008, Revision 4/19/96, formerly ICCF 93-0729-
                    010).

           12.1.2 To the extent USWC serves as Central Office Code Administrator for a given region, USWC will support all Pac-West requests related to central office (NXX) code administration and assignments in the manner required and consistent with the Central Office Code Assignment Guidelines.

           12.1.3 The Parties will comply with code administration requirements as prescribed by the Federal Communications Commission, the Commission, and accepted industry guidelines.

           12.1.4 It shall be the responsibility of each Party to program and update its own switches and network systems pursuant to the Local Exchange Routing Guide (LERG) guidelines to recognize and route traffic to the other Party's assigned NXX codes at all times. Neither Party shall impose any fees or charges whatsoever on the other Party for such activities. The Parties will cooperate to establish procedures to ensure the timely activation of NXX assignments in their respective networks.

           12.1.5 Each Party shall be responsible for notifying its end users of any changes in numbering or dialing arrangements to include changes such as the introduction of new NPAs or new NXX codes.

           12.1.6 Until an impartial entity is appointed to administer telecommunications numbering and to make such numbers available on an equitable basis, USWC will assign NXX codes to Pac-West in accordance with national guidelines at no charge.

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          12.1.7     Each Party is responsible for administering NXX codes
                     assigned to it. Each Party is responsible for obtaining LERG listings of CLLI codes assigned to its switches. Each Party shall use the LERG published by Bellcore or its successor for obtaining routing information and shall provide all required information to Bellcore for maintaining the LERG in a timely manner.

13.   DIALING PARITY

      The Parties shall provide Dialing Parity to each other as required under
      Section 251(b)(3) of the Act. This Agreement does not impact either Party's ability to default IntraLATA Toll via a specific dialing pattern until otherwise required by the Act.


14.   US WEST DEX ISSUES

      USWC and Pac-West agree that certain issues, such as yellow page advertising, directory distribution, access to call guide pages, yellow page listings, will be the subject of negotiations between Pac-West and directory publishers, including U S WEST Dex. USWC acknowledges that Pac-West may request USWC to facilitate discussions between Pac-West and U S WEST Dex.


15.   ACCESS TO DATABASES


      In accordance with Section 271 of the Act, USWC shall provide Pac-West with interfaces to access USWC's databases and associated signaling necessary for the routing and completion of Pac-West traffic. Except where otherwise specified, access to such databases, and the appropriate interfaces, shall be requested by Pac-West via a Bona Fide Request.


16.   NOTICE OF CHANGES

      If a Party makes a change in its network which it believes will materially affect the inter-operability of its network with the other Party, the Party making the change shall provide advance notice of such change to the other Party in accordance with the applicable FCC regulations.


17.   REFERRAL ANNOUNCEMENT

      When an end user changes from USWC to Pac-West, or from Pac-West to USWC, and does not retain its original main/listed telephone number, the Party formerly providing service to the end user will provide a transfer of service announcement on the abandoned telephone number. Each Party will provide this referral service consistent with its Tariff. This announcement will provide details on the new number that must be dialed to reach this end user.


18.   COORDINATED REPAIR CALLS

      18.1 Pac-West and USWC will employ the following procedures for handling misdirected repair calls;

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          18.1.1     Pac-West and USWC will provide their respective end users
                     with the correct telephone numbers to call for access to their respective repair bureaus.


          18.1.2 End users of Pac-West shall be instructed to report all cases of trouble to Pac-West. End users of USWC shall be instructed to report all cases of trouble to USWC.

          18.1.3 To the extent the correct provider can be determined, misdirected repair calls will be referred to the proper provider of Basic Exchange Telecommunications Service.

          18.1.4 Pac-West and USWC will provide their respective repair contact numbers to one another on a reciprocal basis.

          18.1.5 In responding to repair calls, neither Party shall make disparaging remarks about each other, nor shall they use these repair calls as the basis for internal referrals or to solicit end users to market services. Either Party may respond with accurate information in answering end user questions.


19.   BONA FIDE REQUEST PROCESS


      19.1 Any request for Interconnection or access to an unbundled Network Element that is not already available as described herein shall be treated as a Bona Fide Request (BFR). USWC shall use the BFR Process to determine the terms and timetable for providing the requested Interconnection or access to unbundled Network Elements, if available, and the technical feasibility of new/different points of Interconnection. USWC will administer the BFR Process in a reasonable non-discriminatory manner.


      19.2 A BFR shall be submitted in writing and on the appropriate USWC form for BFRs. The form will request, and Pac-West will need to provide, at a minimum: (a) a technical description of each requested Network Element or new/different points of Interconnection; (b) the desired interface specification; (c) each requested type of Interconnection or access; (d) a statement that the Interconnection or Network Element will be used to provide a telecommunications service; (e) the quantity requested; (f) the specific location requested; (g) if the requested unbundled Network Element is a proprietary element as specified in Section 251(d)(2) of the Act, Pac-West must submit documentation that demonstrates that access to such Network Element is necessary, that the failure to provide access to such Network Element would impair the ability of Pac-West to provide the services that it seeks to offer, and that Pac-West's ability to compete would be significantly impaired or thwarted without access to such requested proprietary element; and (h) if the requested unbundled Network Element is a non-proprietary element as specified in Section 251(d)(2) of the Act, Pac-West must submit documentation that demonstrates that denial of access to such unbundled non-proprietary Network Element would decrease the quality or increase the cost of the service sought to be offered by Pac-West.

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19.3  Within 15 business days of its receipt, USWC shall acknowledge receipt of the BFR and in such acknowledgment advise Pac-West of missing information, if any, necessary to process the BFR. Thereafter, USWC shall promptly advise Pac-West of the need for any additional information that will facilitate the analysis of the BFR.


19.4 Within 30 calendar days of its receipt of the BFR and all information necessary to process it, USWC shall provide to Pac-West a preliminary analysis of the BFR. The preliminary analysis shall specify USWC's conclusions as to whether or not the requested Interconnection or access to an unbundled Network Element complies with the unbundling requirements set forth above.


      19.4.1 If USWC determines during the 30 day period that a BFR does not qualify as a Network Element or Interconnection that is required to be provided under the Act, USWC shall advise Pac-West as soon as reasonably possible of that fact, and USWC shall promptly, but in no case later than ten days after making such a determination, provide a written report setting forth the basis for its conclusion.

      19.4.2 If USWC determines during the thirty day period that the BFR qualifies under the Act, it shall notify Pac-West in writing of such determination within ten days.

      19.4.3 As soon as feasible, but in any case within 90 days after USWC notifies Pac-West that the BFR qualifies under the Act, USWC shall provide to Pac-West a BFR quote. The BFR quote will include, at a minimum, a description of each Interconnection and Network Element, the quantity to be provided, any interface specifications, and the applicable rates (recurring and nonrecurring) including the separately stated development costs and construction charges of the Interconnection or the Network Elements and any minimum volume and term commitments required.

19.5 If USWC has indicated minimum volume and term commitments, then within 30 days of its receipt of the BFR quote, Pac-West must either agree to purchase under those commitments, cancel its BFR, or seek mediation or arbitration.

19.6 If Pac-West has agreed to minimum volume and term commitments under the preceding paragraph, Pac-West may cancel the BFR or volume and term commitment at any time, but in the event of such cancellation Pac-West will pay USWC's reasonable development costs incurred in providing the Interconnection or Network Element, to the extent that those development costs are not otherwise amortized.

19.7 If either Party believes that the other Party is not requesting, negotiating or processing any BFR in good faith, or disputes a determination, or quoted price or cost, it may seek arbitration pursuant to the Dispute Resolution provision of this Agreement.


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20.   AUDIT PROCESS


      20.1   "Audit" shall mean the comprehensive review of:


             20.1.1 Data used in the billing process for services performed and facilities provided under this Agreement; and

             20.1.2 Data relevant to provisioning and maintenance for services performed or facilities provided by either of the Parties for itself or others that are similar to the services performed or facilities provided under this Agreement for Interconnection or access to unbundled elements.

      20.2 The data referred to above shall be relevant to any performance standards that are adopted in connection with this Agreement, through negotiation, arbitration or otherwise.

             This Audit shall take place under the following conditions:

             20.2.1    Either Party may request to perform an Audit.

             20.2.2 The Audit shall occur upon 30 business days written notice by the requesting Party to the non-requesting Party.

             20.2.3    The Audit shall occur during normal business hours.

             20.2.4 There shall be no more than one Audit requested by each Party under this Agreement in any 12-month period.

             20.2.5 The requesting Party may review the non-requesting Party's records, books and documents, as may reasonably contain information relevant to the operation of this Agreement.

             20.2.6 The location of the Audit shall be the location where the requested records, books and documents are retained in the normal course of business.

             20.2.7 All transactions under this Agreement which are over 24 months old will be considered accepted and no longer subject to Audit.

             20.2.8 Each Party shall bear its own expenses occasioned by the Audit, provided that the expense of any special data collection shall be borne by the requesting Party.

             20.2.9 The Party requesting the Audit may request that an Audit be conducted by a mutually agreed-to independent auditor. Under this circumstance, the costs of the independent auditor shall be paid for by the Party requesting the Audit.

             20.2.10 In the event that the non-requesting Party requests that the Audit be performed by an independent auditor, the Parties shall mutually agree to the selection of the independent auditor. Under this circumstance, the costs of the independent auditor shall be shared equally by the Parties.

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             20.2.11   The Parties agree that if an Audit discloses error(s),
                       the Party responsible for the error(s) shall, in a timely manner, undertake corrective action for such error(s).

      20.3 All information received or reviewed by the requesting Party or the independent auditor in connection with the Audit is to be considered Proprietary Information as defined by this Agreement. The non-requesting Party reserves the right to require any non-employee who is involved directly or indirectly in any Audit or the resolution of its findings as described above to execute a nondisclosure agreement satisfactory to the non-requesting Party. To the extent an Audit involves access to information of other competitors, Pac-West and USWC will aggregate such competitors' data before release to the other Party, to insure the protection of the proprietary nature of information of other competitors. To the extent a competitor is an affiliate of the Party being audited (including itself and its subsidiaries), the Parties shall be allowed to examine such affiliates' disaggregated data, as required by reasonable needs of the Audit.


21.   AUDIOTEXT AND MASS ANNOUNCEMENT SERVICES

      21.1 The Parties agree that access to the audiotext, mass announcement and information services of each Party should be made available to the other Party upon execution of an agreement defining terms for billing and compensation of such calls. Services included in this category include 976 calls, if available, whether flat rated or usage sensitive, intra-LATA 900 services and other intra-LATA 976-like services. Such calls will be routed over the Local Interconnection Trunks.

      21.2 Pac-West and USWC will work together in good faith to negotiate and execute the agreement for billing and compensation for these services. The Parties agree that their separate agreement on audiotext and mass announcement services will include details concerning the creation, exchange and rating of records, all of which will occur without any explicit charge between the Parties, as well as a process for the handling of uncollectables so that the originating Party does not have any responsibility for uncollectables.

      21.3 Until such time that such an agreement is executed, Pac-West may choose to block such calls, or Pac-West will agree to back-bill and compensate retroactively for such calls once the subsequent agreement is executed retroactive to the effective date of this Agreement.

             21.3.1    Usage Sensitive Compensation
                       ----------------------------

                       All audiotext and mass announcement calls shall be considered toll calls for purposes of reciprocal compensation between the Parties. Compensation will be paid based on the compensation for toll calls referenced in this Agreement with respect to reciprocal compensation between the Parties, except that such compensation shall be paid by the Party terminating the call, rather than the Party originating the call.


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             21.3.2    Billing and Collection Compensation
                       -----------------------------------

                       Billing and collection compensation will be dealt with in the separate agreement referenced in this section.


22.   LOCAL INTERCONNECTION DATA EXCHANGE FOR BILLING

      22.1 There are certain types of calls or types of Interconnection that require exchange of billing records between the Parties, including, for example, alternate billed and Toll Free Service calls. The Parties agree that all call types must be routed between the networks, accounted for, and settled among the parties. Certain calls will be handled via the Parties' respective operator service platforms. The Parties agree to utilize, where possible and appropriate, existing accounting and settlement systems to bill, exchange records and settle revenue.

      22.2 The exchange of billing records for alternate billed calls (e.g., calling card, bill-to-third number, and collect) will be distributed through the existing CMDS processes, unless otherwise separately agreed to by the Parties.

      22.3 Inter-Company Settlements ("ICS") revenues will be settled through the Calling Card and Third Number Settlement System ("CATS"). Each Party will provide for its own arrangements for participation in the CATS processes, through direct participation or a hosting arrangement with a direct participant.

      22.4 Non-ICS revenue is defined as collect calls, calling card calls, and billed to third number calls which originate on one service provider's network and terminate on another service provider's network in the same Local Access Transport Area ("LATA"). The Parties agree to negotiate and execute an agreement for settlement of non-ICS revenue. This separate arrangement is necessary since existing CATS processes do not permit the use of CATS for non-ICS revenue. The Parties agree that the CMDS system can be used to transport the call records for this traffic.

      22.5 Both Parties will provide the appropriate call records to the intraLATA Toll Free service provider, thus permitting the service provider to bill its subscribers for the inbound Toll Free Service. No adjustments to bills via tapes, disks or NDM will be made without the mutual agreement of the Parties.


23.   CONSTRUCTION CHARGES

      23.1 All rates, charges and initial service periods specified in this Agreement contemplate the provision of network Interconnection services and access to Network Elements to the extent existing facilities are available. Except for modifications to existing facilities necessary to accommodate Interconnection and access to Network Elements specifically provided for in this Agreement, USWC will consider requests to build additional or further facilities for network Interconnection and access to Network Elements as described in this Section.

      23.2   Resale

             Construction charges associated with the resale of services will be applied in the same manner that construction charges apply to USWC's retail end users.

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

             Contracts may be negotiated on an individual case basis when construction is required for large retail or resale customers.


      23.3   LIS and Interoffice Transport

             To the extent that USWC constructs facilities for LIS services and/or interoffice transport, Pac-West will provide USWC with a forecast of interoffice trunks and switch ports. USWC will perform a validated traffic engineering estimate based on the forecasted demand and will then negotiate an agreed upon quantity of interoffice trunks and switch ports with Pac-West before constructing facilities. If Pac-West's forecasted quantity exceeds USWC's validated traffic engineering estimate, and if USWC finds it necessary to construct added facilities, then construction charges will apply to the exceeded quantity. USWC will track utilization of trunks, and when minimum trunk utilization requirements are not met, USWC will notify Pac-West and a recurring charge will apply for all unused trunks below the minimum utilization level. At such time, a joint planning meeting to adjust the number of interoffice trunks will occur and adjustments will be made accordingly to assure the most efficient utilization of the network is accomplished.

             23.3.1 The Parties shall work cooperatively in the joint planning meetings to reach agreement on the trunk forecast requirements. In the event that a dispute arises regarding these requirements, the Parties shall attempt in good faith to resolve the matter informally. If the Parties fail to reach resolution, the Dispute Resolution provision of this Agreement shall apply.

             23.3.2 The Parties agree that orders placed in excess of the agreed-to forecast trunk requirements and/or non-forecasted orders will be considered and may be subject to the following options. The orders, when taken, will be compared to the current forecast on record. If the orders exceed the forecast the ordering Party can choose from the following options.

                      23.3.2.1 Wait for the next forecast cycle (cancel the order).

                      23.3.2.2 Pay construction charges for the additional facilities.

                      23.3.2.3 Ask the providing Party to perform a broker function and request other Co-Providers to release unneeded forecasted trunks. This process shall be conducted in a confidential manner so that neither Party's proprietary information will be disclosed to third parties, including the Co-Providers referenced herein.

      23.4   Unbundled Network Elements

             USWC will conduct an individual financial assessment of any request which requires construction of network capacity, facilities, or space for access to or use of unbundled Network Elements. If USWC constructs to fulfill Pac-West's request for unbundled Network Elements, USWC will bill this construction on a case-by-case basis. USWC will charge for the construction through non-recurring charges and a term agreement for the remaining recurring charge.

      23.5 All necessary construction will be undertaken at the discretion of USWC, consistent with budgetary responsibilities, consideration for the impact on the

                                                                         Page 89
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             general body of end users, and without discrimination among the various carriers.

      23.6 A quote for Pac-West's portion of a specific job will be provided to Pac-West. The quote will be in writing and will be binding for ninety (90) days after the issue date. When accepted, Pac-West will be billed the quoted price and construction will commence after receipt of payment. If Pac-West chooses not to have USWC construct the facilities, USWC reserves the right to bill Pac-West for the expense incurred for producing the engineered job design.

      23.7 In the event a construction charge is applicable, Pac-West's service application date will become the date upon which USWC receives the required payment.


24.   SERVICE PERFORMANCE RESULTS

      24.1 USWC agrees to provide to Pac-West the same level of service that USWC provides to itself, and/or its affiliates, and all other Co-Providers as determined by measuring and comparing a statistically significant number of activities listed below.

             24.1.1 For those services procured by Pac-West and unless otherwise noted below, USWC shall measure its results and those of its affiliates and other Co-Providers as a percentage. USWC shall also measure the percentage results of Pac-West.

                      Pac-West agrees to measure its performance related to these performance indicators in providing service to USWC. Upon request, USWC will provide definitions of the performance indicators sufficient for Pac-West to determine their accuracy and relevance.

             24.1.2 In some instances, USWC may not provide the listed service to itself or its affiliates. If USWC does not provide a statistically significant number of a listed activity for itself or its affiliates, USWC will provide data which will allow comparison between Pac-West's performance results and the average performance results of the same performance indicator for a statistically significant number of total activities provided to all other Co-Providers within the state in which the service was provided.

             24.1.3 In no event shall percentage results be provided if the number of measured activities is less than a statistically significant universe of fewer than sixty (60) activities during the time period of measurement.

             24.1.4 The list of performance indicators to be measured are as follows:

                      Resale Indicators
                      -----------------
                      Residence Installation Intervals Offered (Facilities in Place) Business Installation Intervals Offered (Facilities in Place) Firm Order Confirmations within 48 hours (DS0)
                             (Facilities in Place)


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                      Firm Order Confirmations within 48 hours (DS1) (Facilities in Place)
                      Firm Order Confirmations within 48 hours (DS3) (Facilities in Place)
                      Firm Order Confirmations within 48 hours (Switched)
                             (Facilities in Place)

                      Average Installation Intervals Delivered (Residence)
                             (Facilities in Place) (Days and Hours)
                      Average Installation Intervals Delivered (Business)
                             (Facilities in Place) (Days and Hours)
                      Average Installation Intervals Delivered (DS0)
                             (Facilities in Place) (Days and Hours)
                      Average Installation Intervals Delivered (DS1)
                             (Facilities in Place) (Days and Hours)
                      Average Installation Intervals Delivered (DS3)
                             (Facilities in Place) (Days and Hours)
                      Average Installation Intervals Delivered (Switched)
                             (Facilities in Place) (Days and Hours)

                      Residence Installation Commitments Met (Facilities in
                             Place)
                      Business Installation Commitments Met (Facilities in
                             Place)
                      Designed Installation Commitments Met (DS0) (Facilities in
                             Place)
                      Designed Installation Commitments Met (DS1) (Facilities in
                             Place)
                      Designed Installation Commitments Met (DS3) (Facilities in
                             Place)
                      Designed Installation Commitments Met (Switched)
                             (Facilities in Place)
                      Co-Provider-caused Installation Misses

                      Residence Disconnect Commitments Met
                      Business Disconnect Commitments Met

                      Residence Installation Reports (Repair Report After
                             Installation) Within 7 Days
                      Business Installation Reports (Repair Report After
                             Installation) Within 7 Days
                      Designed Installation Reports (Repair Report After
                             Installation) Within 30 Days (DS0)
                      Designed Installation Reports (Repair Report After
                             Installation) Within 30 Days (DS1)
                      Designed Installation Reports (Repair Report After
                             Installation) Within 30 Days (DS3)
                      Designed Installation Reports (Repair Report After
                             Installation) Within 30 Days (Switched Access)

                      Residence Percent Out of Service Cleared < 24 hours Business Percent Out of Service Cleared in < 24 hours Designed Percent Out of Service Cleared < 4 hours (DS0) Designed Percent Out of Service Cleared in < 4 hours (DS1) Designed Percent Out of Service Cleared < 4 hours (DS3) Designed Percent Out of Service Cleared in < 4 hours
                             (Switched)

                      Residence Percent Out of Service and Service Affecting
                             Cleared < 48 hours

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

                       Business Percent Out of Service and Service Affecting
                             Cleared < 48 hours

                       Residence Repair Commitments Met
                       Business Repair Commitments Met

                       Residence Repair Repeated Reports Within 30 Days Business Repair Repeated Reports Within 30 Days Designed Repair Repeated Reports Within 30 Days (DS0) Designed Repair Repeated Reports Within 30 Days (DS1) Designed Repair Repeated Reports Within 30 Days (DS3) Designed Repair Repeated Reports Within 30 Days
                              (Switched)

                       Residence Report Rate per 100 Lines
                       Business Report Rate per 100 Lines
                       Co-Provider-caused Trouble Reports



                       Unbundled Loop Indicators
                       -------------------------
                       Firm Order Confirmations Within 48 hours (Facilities in
                             Place ) 2 Wire
                       Firm Order Confirmations Within 48 hours (Facilities in
                             Place) 4 Wire
                       Average Installation Intervals Delivered (Facilities in
                             Place) 2 Wire (Days and Hours)
                       Average Installation Intervals Delivered (Facilities in
                             Place) 4 Wire (Days and Hours)
                       Percent Installation Commitments Met (Facilities in
                             Place) 2 Wire
                       Percent Installation Commitments Met (Facilities in
                              Place) 4 Wire
                       Installation Reports Within 30 Days 2 Wire
                       Installation Reports Within 30 Days 4 Wire
                       Percent Out of Service Cleared in < 24 hours 2 Wire Percent Out of Service Cleared in < 24 hours 4 Wire Percent Out of Service and Service Affecting Cleared in <
                             48 hours 2 Wire
                       Percent Out of Service and Service Affecting Cleared in <
                             48 hours 4 Wire
                       Mean Time to Restore 2 Wire
                       Mean Time to Restore 4 Wire
                       Repair Repeated Reports Within 30 Days 2 Wire
                       Repair Repeated Reports Within 30 Days 4 Wire

                       LIS Trunk Indicators
                       --------------------
                       Firm Order Confirmations Within Six Days (Facilities in
                             Place)
                       Average Installation Intervals Delivered (Facilities in
                             Place) (Days and Hours)
                       Installation Commitments
                       Installation Reports Within 30 Days
                       Out of Service Cleared in < 4 hours
                       Repair Repeated Reports Within 30 Days
                       Co-Provider-caused Trouble Reports

                                                                         Page 92
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     24.2 Failure to Meet the Service Standard. If during a specified review period, the performing Party fails to deliver the same level of service that it provides to itself, such Party will use its best efforts to meet the service standard for the next specified review period. If the performing Party fails to meet the service standard for two consecutive periods, the Parties agree, in good faith, to attempt to resolve such issues through negotiation or pursuant to the Dispute Resolution section of this Agreement. This section shall not be construed to waive either Party's right to seek legal or regulatory intervention as provided by state or federal law.

     24.3 The performing Party's failure to meet the service standard cannot be as a result, directly or indirectly, of a Delaying Event. A "Delaying Event" means (a) a failure by the receiving Party to perform any of its obligations set forth in this Agreement, (b) any delay, act or failure to act by an end user, agent or subcontractor of the receiving Party or (c) any Force Majeure Event. If a Delaying Event prevents the performing Party from performing a measured activity, then such measured activity shall be excluded from the calculation of the performing Party's compliance with the service standard.

     24.4 Records. Each Party shall maintain complete and accurate records, for the specified review period of its performance under this Agreement for each measured activity and its compliance with the service standard. Each Party shall provide to the other such records in a self-reporting format. Such records shall be in the format kept in the performing Party's ordinary course of business. The Parties agree that such records shall be deemed "Proprietary Information".

     24.5 Cost Recovery. Each Party reserves the right to recover the costs associated with the creation of the above reports and standards through a future proceeding before a regulatory body. Such a proceeding may address a wide range of implementation costs not otherwise recovered through charges established herein.

25.  IMPLEMENTATION SCHEDULE

     25.1 Within six months from the date of final approval of this Agreement, the Parties agree to make a good faith effort to complete each of the following interconnection arrangements:

          25.1.1 Two-way trunk groups, as listed in Section 6.7.2 herein, necessary for the mutual exchange of traffic.

          25.1.2  E-911 trunking and database access.

          25.1.3  SS7 Interconnection and Certification.

          25.1.4 Directory Listings Arrangements and Directory Assistance Interconnection.

          25.1.5  Access to Unbundled Loops in at least one wire center.

          25.1.6 Completion of Physical Collocation arrangements in at least one USWC Wire Center.

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

          25.1.7 Completion of inter-carrier billing arrangements necessary for the joint provision of Switched Access Services and for reciprocal traffic exchange.

26.  MISCELLANEOUS TERMS

     26.1 General Provisions

          26.1.1 Each Party shall use its best efforts to comply with the Implementation Schedule.

          26.1.2 The Parties are each solely responsible for participation in and compliance with national network plans, including the National Network Security Plan and the Emergency Preparedness Plan.

          26.1.3 Neither Party shall use any service related to or use any of the services provided in this Agreement in any manner that interferes with other persons in the use of their service, prevents other persons from using their service, or otherwise impairs the quality of service to other carriers or to either Party's end users, and each Party may discontinue or refuse service if the other Party violates this provision. Upon such violation, either Party shall provide the other Party notice of such violation, if practicable, at the earliest practicable time.

          26.1.4 Each Party is solely responsible for the services it provides to its end users and to other Telecommunications Carriers.

          26.1.5 The Parties shall work cooperatively to minimize fraud associated with third-number billed calls, calling card calls, and any other services related to this Agreement.

     26.2 Term of Agreement

          This Agreement shall become effective upon Commission approval, pursuant to Sections 251 and 252 of the Act, shall terminate on August 10, 2000 and shall be binding upon the Parties during that term, notwithstanding Section 252(i) of the Act. The Parties agree to commence negotiations on a new agreement no later than 135 calendar days prior to the termination date specified above; provided that Pac-West, consistent with Section 252(i) of the Act, may opt into a then-existing, valid interconnection agreement, at the conclusion of the term of this Agreement. In the event that negotiations are not concluded as of the termination date specified above, the window of opportunity to file for arbitration to resolve outstanding contractual issues in accordance with the Act, will open upon the termination date specified above. When the Parties are in the arbitration process and if an agreement has not been reached between the Parties, the terms and conditions of this Agreement will remain in effect until the arbitration has been concluded. So long as the Parties are negotiating or arbitrating a new interconnection agreement, the terms of this Agreement will continue to apply until the Parties reach a new negotiated or arbitrated agreement, or Pac-West opts into a then existing valid interconnection agreement.

     26.3 Letter of Authorization

          Where so indicated in specific sections of this Agreement, Pac-West is responsible to have a Letter of Authorization. Pac-West is solely responsible to obtain authorization from its end user for the handling of the disconnection of the end user's service with USWC, the provision of service by Pac-West, and the provision of Unbundled Loops and all other ancillary services. Should a dispute or discrepancy arise regarding the authority of Pac-West to act on behalf of the end user, Pac-West is responsible for providing written evidence of its authority to USWC.


          26.3.1  "Win Back" or Disparagement


                  Neither party shall attempt to "win back" migrating customers until such customers have completely transferred to the service of the other party. Neither party shall use a request for subscriber information or order submission to aid that party's marketing or sales efforts. For customer inquiries directed at one party but received by the other party, the receiving party shall not disparage or discriminate against the other party's services, shall not provide information about the receiving parties products or services during that same inquiry or as a result of that inquiry, and shall provide appropriate referrals and telephone numbers in response to the inquiry.


     26.4 Payment

          26.4.1 Amounts payable under this Agreement are due and payable within thirty (30) days after the date of invoice.

          26.4.2 Except as specified in the Resale section of this Agreement or elsewhere in this Agreement, any amount due and not paid by the due date stated above shall be subject to a late charge equal to either i) 0.03 percent per day compounded daily for the number of calendar days from the payment due date to and including, the date of payment, that would result in an annual percentage rate of 12% or ii) the highest lawful rate, whichever is less. If late payment charges for services are not permitted by local jurisdiction, this provision shall not apply.


          26.4.3 Should a party (the paying party) dispute any portion of the monthly billing under this Agreement, the paying party will notify the other party in writing within thirty (30) days of the receipt of such billing, identifying the amount and details of such dispute. The paying party shall pay all amounts due, except the paying party may pay disputed amounts in excess of $25,000 into escrow pending resolution of the dispute. Both Pac-West and USWC agree to expedite the investigation of any disputed amounts in an effort to resolve and settle the dispute prior to initiating any other rights or remedies. The party owing disputed amounts will reimburse the other party the resolved amount plus interest from the date of payment at the late payment factor of the USWC

                  Intrastate Access Service Tariffs, General
                  Regulations for the state in which the service is rendered.

          26.4.4 If either party is repeatedly delinquent in making its payments, the other party may, in its sole discretion, require a deposit to be held as security for the payment of charges. "Repeatedly delinquent" means being thirty (30) days or more delinquent for three (3) consecutive months. The deposit may not exceed the estimated total monthly charges for a two
                  (2) month period. The deposit may be a cash deposit, a letter of credit with terms and conditions acceptable to the other party in its sole discretion, or some other form of mutually acceptable security.

          26.4.5 Interest will be paid on cash deposits at the rate applying to deposits under applicable Commission rules, regulations, or Tariffs. Cash deposits and accrued interest will be credited to depositor's account or refunded, as appropriate, upon the earlier of the termination of this Agreement or one full year of timely payments in full by the depositing party. The fact that a deposit has been made does not relieve the depositing party from any requirements of this Agreement.

     26.5 Taxes



          Each Party purchasing services hereunder shall pay or otherwise be responsible for all federal, state, or local sales, use, excise, gross receipts, transaction or similar taxes, fees or surcharges levied against or upon such purchasing Party (or the providing Party when such providing Party is permitted to pass along to the purchasing Party such taxes, fees or surcharges), except for any tax on either Party's corporate existence, status or income. Whenever possible, these amounts shall be billed as a separate item on the invoice. To the extent a sale is claimed to be for resale tax exemption, the purchasing Party shall furnish the providing Party a proper resale tax exemption certificate as authorized or required by statute or regulation by the jurisdiction providing said resale tax exemption. Failure to timely provide said resale tax exemption certificate will result in no exemption being available to the purchasing Party.


     26.6 Force Majeure

          Neither Party shall be liable for any delay or failure in performance of any part of this Agreement from any cause beyond its control and without its fault or negligence including, without limitation, acts of nature, acts of civil or military authority, government regulations, embargoes, epidemics, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, work stoppages, equipment failure, power blackouts, volcanic action, other major environmental disturbances, unusually severe weather conditions, inability to secure products or services of other persons or transportation facilities or acts or omissions of transportation carriers (collectively, a "Force Majeure Event"). In the event of a labor dispute or strike the Parties agree to provide service to each other at a level equivalent to the level they provide themselves.

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     26.7  Limitation of Liability

           26.7.1 Each Party shall be liable to the other for direct damages for any loss, defect or equipment failure resulting from the causing Party's conduct or the conduct of its agents or contractors in performing the obligations contained in this Agreement.

           26.7.2 Except for indemnity obligations, each Party's liability to the other Party for any loss relating to or arising out of any negligent act or omission in its performance of this Agreement, whether in contract or in tort, shall be limited to the total amount that is or would have been charged to the other Party by such negligent or breaching Party for the service(s) or function(s) not performed or improperly performed.


           26.7.3 Neither Party shall be liable to the other under this Agreement for indirect, incidental, consequential, or special damages, including (without limitation) damages for lost profits, lost revenues, lost savings suffered by the other Party regardless of the form of action, whether in contract, warranty, strict liability, tort, including (without limitation) negligence of any kind and regardless of whether the Parties know the possibility that such damages could result.

           26.7.4 Nothing contained in this Section shall limit either Party's liability to the other for intentional, malicious misconduct.

           26.7.5 Nothing contained in this Section shall limit either Party's obligations of indemnification as specified in the Indemnity Section of this Agreement.

     26.8  Indemnity

           26.8.1 With respect to third party claims, each of the Parties agrees to release, indemnify, defend and hold harmless the other Party and each of its officers, directors, employees and agents (each an "Indemnitee") from and against and in respect of any loss, debt, liability, damage, obligation, claim, demand, judgment or settlement of any nature or kind, known or unknown, liquidated or unliquidated including, but not limited to, costs and attorneys' fees, whether suffered, made, instituted, or asserted by any other party or person, for invasion of privacy, personal injury to or death of any person or persons, or for loss, damage to, or destruction of property, whether or not owned by others, relating to the indemnifying Party's performance, breach of applicable law, or the performance of its employees, agents and subcontractors; or for failure to perform under this Agreement, regardless of the form of action.

           26.8.2 The indemnification provided herein shall be conditioned upon:

            26.8.2.1 The indemnified Party shall promptly notify the indemnifying Party of any action taken against the indemnified Party relating to the indemnification. Failure to so notify the indemnifying Party shall not relieve the indemnifying Party of any liability that the indemnifying Party might have, except to the extent that such failure prejudices the indemnifying Party's ability to defend such claim.

                26.8.2.2 The indemnifying Party shall have sole authority to defend any such action, including the selection of legal counsel, and the indemnified Party may engage separate legal counsel only at its sole cost and expense.

                26.8.2.3 In no event shall the indemnifying Party settle or consent to any judgment pertaining to any such action without the prior written consent of the indemnified Party.

     26.9   Intellectual Property

            26.9.1 Each Party hereby grants to the other Party the limited, personal and nonexclusive right and license to use its patents, copyrights and trade secrets but only to the extent necessary to implement this Agreement or specifically required by the then applicable federal and state rules and regulations relating to Interconnection and access to telecommunications facilities and services, and for no other purposes. Nothing in this Agreement shall be construed as the grant to the other Party of any rights or licenses to trademarks.

            26.9.2 The rights and licenses above are granted "AS IS" and the other Party's exercise of any such right and license shall be at the sole and exclusive risk of the other Party. Neither Party shall have any obligation to defend, indemnify or hold harmless, or acquire any license or right for the benefit of, or owe any other obligation or have any liability to, the other based on or arising from any claim, demand, or proceeding (hereinafter "claim") by any third party alleging or asserting that the use of any circuit, apparatus, or system, or the use of any software, or the performance of any service or method, or the provision of any facilities by either Party under this Agreement constitutes infringement, or misuse or misappropriation of any patent, copyright, trade secret, or any other proprietary or intellectual property right of any third party.

            26.9.3 As a condition to the access or use of patents, copyrights, trade secrets and other intellectual property (including software) owned or controlled by a third party to the extent necessary to implement this Agreement or specifically required by the then applicable federal and state rules and regulations relating to Interconnection and access to telecommunications facilities and services, the Party providing access may require the other upon written notice, from time to time, to obtain a license or permission for such access or use, make all payments in connection with obtaining such license, and provide evidence of such license.

             26.9.4 Except as expressly provided in this Intellectual Property Section, nothing in this Agreement shall be construed as the grant of a license, either express or implied, with respect to any patent, copyright, logo, trademark, tradename, trade secret or any other intellectual property right now or hereafter owned, controlled or licensable by either Party. Pac-West may not use any patent, copyright, logo, trademark, tradename, trade secret or other intellectual property right of USWC or its affiliates without execution of a separate agreement between the Parties.

            26.9.5 Pac-West shall not, without the express written permission of USWC, state or imply that; 1) Pac-West is connected, or in any way affiliated with USWC or its affiliates, 2) Pac-West is part of a joint business association or any similar arrangement with USWC or its affiliates, 3) USWC and its affiliates are in any way sponsoring, endorsing or certifying Pac-West and its goods and services, or 4) with respect to Pac-West advertising or promotional activities or materials, that the resold goods and services are in any way associated with or originated from USWC or any of its affiliates. Nothing in this paragraph shall prevent Pac-West from truthfully describing the Network Elements it uses to provide service to its end users.

          26.9.6 For purposes of resale only and notwithstanding the above, unless otherwise prohibited by USWC pursuant to an applicable provision herein, Pac-West may use the phrase "Pac-West is a reseller of U S WEST Communications services" (the "Authorized Phrase") in Pac-West's printed materials provided:


               26.9.6.1 The Authorized Phrase is not used in connection with any goods or services other than USWC services resold by Pac-West.

               26.9.6.2 Pac-West's use of the Authorized Phrase does not, in USWC's sole discretion, cause end users to believe that Pac-West is USWC.

               26.9.6.3 The Authorized Phrase, when displayed, appears only in text form (Pac-West may not use the U S WEST logo) with all letters being the same font and point size. The point size of the Authorized Phrase shall be no greater than one fourth the point size of the smallest use of Pac-West's name and in no event shall exceed 8 point size.

               26.9.6.4 Pac-West shall provide all printed materials to USWC for its prior written approval.

               26.9.6.5 If USWC determines that Pac-West's use of the Authorized Phrase causes end user confusion, USWC may in its sole discretion, immediately terminate Pac-West's right to use the Authorized Phrase.

               26.9.6.6 Upon termination of Pac-West's right to use the Authorized Phrase or termination of this Agreement, all permission or right to use the Authorized Phrase shall immediately cease to exist and Pac-West shall immediately cease any and all such use of the Authorized Phrase. Pac-West shall either promptly return to USWC or destroy all materials in its possession or control displaying the Authorized Phrase.

                26.9.7 Pac-West acknowledges the value of the marks "U S WEST" and "U S WEST Communications" (the "Marks") and the goodwill associated therewith and acknowledges that such goodwill is a property right belonging to U S WEST, Inc. and USWC respectively (the "Owners"). Pac-West recognizes that nothing contained in this Agreement is intended as an assignment or grant to Pac-West of any right, title or interest in or to the Marks and that this Agreement does not confer any right or license to grant sublicenses or permission to third parties to use the Marks and is not assignable. Pac-West will do nothing inconsistent with the Owner's ownership of the Marks, and all rights, if any, that may be acquired by use of the Marks shall inure to the benefit of the Owners. Pac-West will not adopt, use (other than as authorized herein), register or seek to register any mark anywhere in the world which is identical or confusingly similar to the Marks or which is so similar thereto as to constitute a deceptive colorable imitation thereof or to suggest or imply some association, sponsorship, or endorsement by the Owners. The Owners make no warranties regarding ownership of any rights in or the validity of the Marks.

          26.10 Warranties

                NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, THE PARTIES AGREE THAT NEITHER PARTY HAS MADE, AND THAT THERE DOES NOT EXIST, ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

          26.11 Assignment

                Neither Party may assign or transfer (whether by operation of law or otherwise) this Agreement (or any rights or obligations hereunder) to a third party without the prior written consent of the other Party provided that each Party may assign this Agreement to a corporate affiliate or an entity under its common control or an entity acquiring all or substantially all of its assets or equity by providing prior written notice to the other Party of such assignment or transfer. Any attempted assignment or transfer that is not permitted is void ab initio. Without
                                                          -- -------
                limiting the generality of the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties' respective successors and assigns.

          26.12 Default

                If either Party defaults in the payment of any amount due hereunder, or if either Party violates any other provision of this Agreement, and such default or violation shall continue for thirty (30) days after written notice thereof, the other Party may seek legal and/or regulatory relief. The failure of either Party to enforce any of the provisions of this Agreement or the waiver thereof in any instance shall not be construed as a general waiver or relinquishment on its part of any such provision, but the same shall, nevertheless, be and remain in full force and effect. Payment in full will be made upon conclusion of dispute resolution.

          26.13 Disclaimer of Agency

                Except for provisions herein expressly authorizing a Party to act for another, nothing in this Agreement shall constitute a Party as a legal representative or agent of the other Party, nor shall a Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name or on behalf of the other Party unless otherwise expressly permitted by such other Party. Except as otherwise expressly provided in this Agreement, no Party undertakes to perform any obligation of the other Party whether regulatory or contractual, or to assume any responsibility for the management of the other Party's business.

          26.14 Severability

                In accordance with Section 1 of this Agreement, if one or more of the provisions contained herein must be modified because of changes in Existing Rules or modifications to arbitration proceedings, the Parties will negotiate in good faith for replacement language. If replacement language cannot be agreed upon, either Party may seek regulatory intervention, including negotiations pursuant to Sections 251 and 252 of the Act. In all other respects, the provisions of this Agreement are not severable.

          26.15 Nondisclosure

                26.15.1 All information, including but not limited to specifications, microfilm, photocopies, magnetic disks, magnetic tapes, drawings, sketches, models, samples, tools, technical information, data, employee records, maps, financial reports, and market data, (i) furnished by one Party to the other Party dealing with end user specific, facility specific, or usage specific information, other than end user information communicated for the purpose of publication of directory database inclusion, or (ii) in written, graphic, electromagnetic, or other tangible form and marked at the time of delivery as "Confidential" or "Proprietary", or (iii) communicated and declared to the receiving Party at the time of delivery, or by written notice given to the receiving Party within ten
                         (10) days after delivery, to be "Confidential" or "Proprietary" (collectively referred to as "Proprietary Information"), shall remain the property of the disclosing Party. A Party who receives Proprietary Information via an oral communication may request written confirmation that the material is Proprietary Information. A Party who delivers Proprietary Information via an oral communication may request written confirmation that the Party receiving the information understands that the material is Proprietary Information.

                26.15.2 Upon request by the disclosing Party, the receiving Party shall return all tangible copies of Proprietary Information, whether written, graphic or otherwise, except that the receiving Party may retain one copy for archival purposes.

                26.15.3 Each Party shall keep all of the other Party's Proprietary Information confidential and shall use the other Party's Proprietary Information only in connection with this Agreement. Neither Party shall use the other Party's Proprietary Information for any other purpose except upon such terms and conditions as may be agreed upon between the Parties in writing.

                26.15.4 Unless otherwise agreed, the obligations of confidentiality and non-use set forth in this Agreement do not apply to such Proprietary Information as:

                   26.15.4.1 was at the time of receipt already known to the receiving Party free of any obligation to keep it confidential evidenced by written records prepared prior to delivery by the disclosing Party; or

                   26.15.4.2 is or becomes publicly known through no wrongful act of the receiving Party; or

                   26.15.4.3 is rightfully received from a third person having no direct or indirect secrecy or confidentiality obligation to the disclosing Party with respect to such information; or

                   26.15.4.4 is independently developed by an employee, agent, or contractor of the receiving Party which individual is not involved in any manner with the provision of services pursuant to the Agreement and does not have any direct or indirect access to the Proprietary Information; or

                   26.15.4.5 is disclosed to a third person by the disclosing Party without similar restrictions on such third person's rights; or

                   26.15.4.6 is approved for release by written authorization of the disclosing Party; or

                   26.15.4.7 is required to be made public by the receiving Party pursuant to applicable law or regulation provided that the receiving Party shall give sufficient notice of the requirement to the disclosing Party to enable the disclosing Party to seek protective orders.

               26.15.5 Effective Date Of This Section. Notwithstanding any other provision of this Agreement, the Proprietary Information provisions of this Agreement shall apply to all information furnished by either Party to the other in furtherance of the purpose of this Agreement, even if furnished before the date of this Agreement.

         26.16 Survival

               The Parties' obligations under this Agreement which by their nature are intended to continue beyond the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement.

     26.17   Dispute Resolution

             If any claim, controversy or dispute between the Parties, their agents, employees, officers, directors or affiliated agents ("Dispute") cannot be settled through negotiation, it shall be resolved in accordance with this section.

             26.17.1  General Provisions

                      The Parties agree, in good faith, to attempt to resolve any claim, controversy or Dispute between the Parties, their agents, employees, officers, directors or affiliated agents ("Dispute"), through negotiation or arbitration. This section shall not be construed to waive the Parties' rights to seek legal or regulatory intervention as provided by state or federal law. In the event that simple good faith discussion between the parties cannot resolve an issue the following process will be involved unless otherwise agreed to by the Parties on a case specific basis:

             26.17.2  Alternative Dispute Resolution Process


                   26.17.2.1 In the event of a Dispute and except as set forth in Section 11.10 of this Agreement, the Parties shall continue to perform as set forth in this Agreement and shall attempt to reach a negotiated resolution by engaging in an executive escalation process as follows:

                           26.17.2.1.1 Either Party may commence this executive escalation process by giving the other Party notice of the first Party's desire to resolve a dispute pursuant to this process.

                           26.17.2.1.2 Each Party shall promptly designate representatives who are authorized to bind its respective company and who have the authority to resolve the dispute.

                           26.17.2.1.3 Such representatives shall meet in an effort to agree on a resolution to the dispute.

                           26.17.2.1.4 Upon agreement, the representatives may utilize mediation to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as Proprietary Information developed for purposes of settlement, shall be exempt from discovery and production, and shall not be admissible in the arbitration described below without the concurrence of both Parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in the arbitration.

                           26.17.2.1.5 Unless the representatives agree otherwise, if the Parties have not agreed upon a resolution within thirty (30) days of the date notice is given under subsection 26.17.2.1.1 above, then this executive escalation process shall be deemed to be completed.

                   26.17.2.2 If the dispute is not resolved through the executive escalation process described above, either Party may notify the other Party of its intention to submit a Dispute through nonbinding mediation under the Commercial Mediation Rules of the American Arbitration Association ("AAA").


                   26.17.2.3 If the parties cannot settle the Dispute through such mediation, then any Dispute shall be resolved by binding arbitration conducted by a single arbitrator engaged in the practice of law, under the then current rules of the AAA. The Federal Arbitration Act, 9 U.S.C. Secs. 1-16, not state law, shall govern the arbitrability of all Disputes. The arbitrator shall not have authority to award punitive damages. All expedited procedures prescribed by the AAA rules shall apply. The arbitrator's award shall be final and binding and may be entered in any court having jurisdiction thereof. Each Party shall bear its own costs and attorneys' fees and shall share equally in the fees and expenses of the arbitrator. The arbitration shall occur in Denver, Colorado. Nothing in this Section shall be construed to waive or limit either Party's right to seek relief from the Commission or the Federal Communications Commission as provided by state or federal law.

                          26.17.2.3.1 No Dispute, regardless of the form of action, arising out of this Agreement, may be brought by either Party more than two (2) years after the cause of action accrues.

     26.18   Controlling Law

             This Agreement was negotiated by the Parties in accordance with the terms of the Act and the laws of the state where service is provided hereunder. It shall be interpreted solely in accordance with the terms of the Act and the applicable state law in the state where the service is provided.

     26.19   Joint Work Product

             This Agreement is the joint work product of the Parties and has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms and, in the event of any ambiguities, no inferences shall be drawn against either Party.

     26.20   Responsibility for Environmental Contamination

             Neither Party shall be liable to the other for any costs whatsoever resulting from the presence or release of any environmental hazard that either Party did not introduce to the affected work location. Both Parties shall defend and hold harmless the other, its officers, directors and employees from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties and expenses (including reasonable attorneys' fees) that arise out of or result from (i) any environmental hazard that the indemnifying party, its contractors or agents introduce to the work locations or (ii) the presence or release of any environmental hazard for which the indemnifying party is responsible under applicable law.

     26.21   Notices

             Any notices required by or concerning this Agreement shall be sent to the Parties at the addresses shown below:

             USWC

             Director - Interconnection Compliance
             1801 California Street, Room 2410
             Denver, CO  80202

             With copy to:
             U S WEST Law Department
             Attention: General Counsel - Interconnection
             1801 California Street, Room 5100
             Denver, CO 80202

             Pac-West Telecomm, Inc.
             Mr. John Sumpter
             Vice President - Regulatory
             4210 Coronado Avenue
             Stockton, CA  95204
             Phone: 209-926-3136
             Fax: 209-926-4585

             Each Party shall inform the other of any changes in the above addresses.

     26.22   Responsibility of Each Party

             Each Party is an independent contractor, and has and hereby retains the right to exercise full control of and supervision over its own performance of its obligations under this Agreement and retains full control over the employment, direction, compensation and discharge of all employees assisting in the performance of such obligations. Each Party will be solely responsible for all matters relating to payment of such employees, including compliance with social security taxes, withholding taxes and all other regulations governing such matters. Each Party will be solely responsible for proper handling, storage, transport and disposal at its own expense of all (i) substances or materials that it or its contractors or agents bring to, create or assume control over at work locations or, (ii) waste resulting therefrom or otherwise generated in connection with its or its contractors' or agents' activities at the work locations. Subject to the limitations on liability and except as otherwise provided in this Agreement, each Party shall be responsible for (i) its own acts and performance of all obligations imposed by applicable law in connection with its activities, legal status and property, real or personal and, (ii) the acts of its own affiliates, employees, agents and contractors during the performance of that Party's obligations hereunder.

     26.23   No Third Party Beneficiaries

             Except as may be specifically set forth in this Agreement, this Agreement does not provide and shall not be construed to provide third parties with any remedy, claim, liability, reimbursement, cause of action, or other privilege.

     26.24   Referenced Documents

             All references to Sections or Appendices shall be deemed to be references to Sections of, and Appendices to, this Agreement unless the context shall otherwise require. Whenever any provision of this Agreement refers to a technical reference, technical publication, Pac-West practice, USWC practice, any publication of telecommunications industry administrative or technical standards, or any other document specifically incorporated into this Agreement, it will be deemed to be a reference to the most recent version or edition (including any amendments, supplements, addenda, or successors) of such document that is in effect, and will include the most recent version or edition (including any amendments, supplements, addenda, or successors) of each document incorporated by reference in such a technical reference, technical publication, Pac-West practice, USWC practice, or publication of industry standards.

     26.25   Publicity and Advertising

             Neither Party shall publish or use any advertising, sales promotions or other publicity materials that use the other Party's logo, trademarks or service marks without the prior written approval of the other Party.

     26.26   Amendment

             Pac-West and USWC may mutually agree to amend this Agreement in writing. Since it is possible that amendments to this Agreement may be needed to fully satisfy the purposes and objectives of this Agreement, the Parties agree to work cooperatively, promptly and in good faith to negotiate and implement any such additions, changes and corrections to this Agreement.

     26.27   Executed in Counterparts

             This Agreement may be executed in any number of counterparts, each of which shall be deemed an original; but such counterparts shall together constitute one and the same instrument.

     26.28   Headings of No Force or Effect

             The headings of Sections of this Agreement are for convenience of reference only, and shall in no way define, modify or restrict the meaning or interpretation of the terms or provisions of this Agreement.

     26.29   Cancellation Charges

             Except as provided pursuant to a Network Element, Bona Fide Request, or as otherwise provided in any applicable Tariff or contract referenced herein, no cancellation charges shall apply.

     26.30   Regulatory Approval

             The Parties understand and agree that this Agreement will be filed with the Commission and may thereafter be filed with the FCC and shall, at all times, be subject to review by the Commission or the FCC. In the event any such review rejects any portion of this Agreement, renders it inoperable or creates any ambiguity of requirement for further amendment, the Parties agree to meet and negotiate in good faith to arrive at a mutually acceptable modification.

     26.31   Compliance

             Each Party shall comply with all applicable federal, state, and local laws, rules and regulations applicable to its performance under this Agreement.

     26.32 Compliance with the Communications Law Enforcement Act of 1994 ("CALEA")

             Each Party represents and warrants that any equipment, facilities or services provided to the other Party under this Agreement comply with CALEA. Each Party shall indemnify and hold the other Party harmless from any and all penalties imposed upon the other Party for such noncompliance and shall at the non-compliant Party's sole cost and expense, modify or replace any equipment, facilities or services provided to the other Party under this Agreement to ensure that such equipment, facilities and services fully comply with CALEA.

     26.33   Cooperation

             The Parties agree that this Agreement involves the provision of USWC services in ways such services were not previously available and the introduction of new processes and procedures to provide and bill such services. Accordingly, the Parties agree to work jointly and cooperatively in testing and implementing processes for pre-ordering, ordering, maintenance, provisioning and billing and in reasonably resolving issues which result from such implementation on a timely basis.

     26.34   Entire Agreement

             This Agreement constitutes the entire agreement between the Parties and supersedes all prior oral or written agreements, representations, statements, negotiations, understandings, proposals and undertakings with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized representatives.

*Pac-West Telecomm, Inc.                     *U S WEST Communications, Inc.

___________________________________          ___________________________________
Signature                                    Signature
John Sumpter                                 Elizabeth J. Stamp
-----------------------------------          -----------------------------------
Name Printed/Typed                           Name Printed/Typed
Vice President - Regulatory                  Director - Interconnect
-----------------------------------          -----------------------------------
Title                                        Title

___________________________________          ___________________________________
Date                                         Date

* This Agreement is made pursuant to Section 252 (i) of the Act and is premised upon the Interconnection Agreement between Teligent, Inc. and U S WEST Communications, Inc. (the "Underlying Agreement"). The Underlying Agreement was approved by the Commission on October 28, 1998.

With respect to this Agreement, the Parties understand and agree:

i) The Parties shall request the Commission to expedite its review and approval of this Agreement.

ii) Notwithstanding the mutual commitments set forth herein, the Parties are entering into this Agreement without prejudice to any positions they have taken previously, or may take in the future, in any legislative, regulatory, or other public forum addressing any matters, including those relating to the types of arrangements contained in this Agreement. During the proceeding in which the Commission is to review and approve the Agreement, U S WEST may point out that it has objected, and continues to object, to the inclusion of the terms and conditions to which it objected in the proceedings involving the approval of the Underlying Agreement.

iii) This Agreement contains provisions based upon the decisions and orders of the FCC and the Commission under and with respect to the Act. Currently, court and regulatory proceedings affecting the subject matter of this Agreement are in various stages, including the proceedings where certain of the rules and
regulations of the FCC are being challenged   In addition, there is uncertainty
in the aftermath of the Supreme Court's decision in AT&T Corp, et al. v. Iowa
                                                    -------------------------
Utilities Board.  Based on that uncertainty, and the regulatory and judicial
---------------
proceedings which will occur as a result of that decision, the Parties acknowledge that this Agreement may need to be changed to reflect any changes in law. The Agreement has not been corrected to reflect the requirements, claims or outcomes of any of the Proceedings, although the pricing does reflect the Commission's most current generic order, if any. Accordingly, when a final, decision or decisions are made in the Proceedings that automatically change and modify the Underlying Agreement, then like changes and modifications will similarly be made to this Agreement. In addition, to the extent rules or laws are based on regulatory or judicial proceedings as a result of the recent Supreme Court decision, this Agreement will be amended to incorporate such changes.

iv) Subsequent to the execution of this Agreement, the FCC or the Commission may issue decisions or orders that change or modify the rules and regulations governing implementing of the Act. If such changes or modifications alter the state of the law upon which the Underlying Agreement was negotiated and agreed, and it reasonably appears that the parties to the Underlying Agreement would have negotiated and agreed to different term(s) condition(s) or covenant(s) than as contained in the Underlying Agreement had such change or modification been in existence before execution of the Underlying Agreement, then this Agreement shall be amended to reflect such different terms(s), condition(s), or covenant(s). Where the parties fail to agree upon such an amendment, it shall be resolved in accordance with the Dispute Resolution provision of this Agreement.

v) This Agreement shall continue in force and effect until terminated by either Party. The Agreement can be terminated on thirty (30) days notice, if another Interconnection Agreement will not replace the current Agreement. If there is a replacement Interconnection Agreement, one Party can notify the other Party that it is requesting Section 251/252 negotiations under the Federal Telecommunications Act of 1996 ("Act"). That notification will trigger the timeframes and procedures contained in Section 252 of the Act. In the event of such notice, the arrangements between our companies shall continue and be governed by the terms of the expired agreement until the new agreement is approved by the appropriate state commission.

vi)  This Agreement shall be interpreted in accordance with GTE Service Corp. v.
                                                            --------------------
Federal Communications Commission, No. 99-1176 (D.C. Cir. March 17, 2000).
---------------------------------
Accordingly, subject to the change of law provisions set forth above, [Co-Provider] will not be allowed to collocate equipment that is not necessary for interconnection or access to unbundled network elements, and cross-connects between Co-Providers' equipment will not be allowed within U S WEST's premises. The Parties shall not be bound by any language in the Underlying Agreement, or any prior interpretation or performance under such language, that are inconsistent with the Court's decision in GTE Service Corp v. Federal
                                          ---------------------------
Communications Commission.
-------------------------

                                  APPENDIX A
                               Rates and Charges
                                    Tariffs


This Appendix A consists of rates and charges for interconnection and resale from the interim Colorado interconnection and resale tariff, Access Service Tariff, Colorado P.U.C. No. 16 (most current version)(the "Tariff"). Pac-West understands that the Tariff may not be a complete representation of all applicable rates and charges. The rates and charges as set forth in the current filed Tariff may be modified from time to time or superseded by a permanent tariff, apply to interconnection, network elements and resale services provided by USWC to Pac-West. If a rate or charge is not identified in the Tariff for a particular service included in the Tariff, the Parties agree to use an expedited escalation procedure to resolve the pricing issue. Additionally, if a rate or charge is not identified in the Tariff for a particular service included in the Agreement, the Parties agree to use the AT&T approved rates. If the AT&T approved rates are not used, the Parties agree to default to the USWC Telric Rates (ICB pricing is an exception).


Physical Collocation:
Floor Space Lease           $5.33 per sq. ft./monthly; $63.99 per sq. ft./yearly

                                  APPENDIX B
                        Microwave Physical Collocation

                                 Attachment 1
                  Microwave Physical Collocation Rate Element
                          Definitions and Conditions


RATE DEFINITION

Non-recurring charges - Relating to Microwave Roof Equipment

1.     Microwave Preparation Fees
       --------------------------
       Architectural Plan Review
       Permit Review
       General Contractor Supervision

2.     Coring/Cable Pull
       -----------------
       Electrical and Building modification work for coring
       Weather Proofing
       Pulling cable to collocation equipment

3.     Roof Preparation (if applicable)
       ----------------
       Engineering Study (To develop roof preparation alternatives /costs) Cost for preparation of roof for installation (i.e. strengthening costs or other related costs)

4.     Escort - charge for access to roof
       -------
       Charge for access to Roof


Recurring charges

1.     Roof Space Lease Charge
       -----------------------
       Monthly rate for leasing rooftop or other suitable exterior space on USWC CO on a per square foot basis.

                                  APPENDIX B
                        Microwave Physical Collocation

                                 Attachment 2
             Microwave Physical Collocation Application Attachment


1.     Name/Address of Central Office(s)

2.     Proposed Rooftop/Exterior Space Location of Microwave Equipment

3.     Description of Microwave Equipment

4.     Other

                                  APPENDIX B
                        Microwave Physical Collocation

                                 Attachment 3
                     Microwave Physical Collocation Rates


Non-recurring charges

1.  Microwave Prep Fee                                                [ICB FOR EACH CO]
2.  Coring/Cable Pull                                                 [ICB FOR EACH CO]
3.  Roof Preparation                                                  [ICB FOR EACH CO]
4.  Microwave Installation                                            [ICB FOR EACH CO]
5.  Additional Charges (Additional costs for environmental            [BASED ON ICB]
    conditioning (if applicable) will be developed and charged as an ICB.  These costs along with the building modification costs will be pro-rated back to existing customers when new
    applicants are put into service.)


Monthly recurring rates

1.  Roof space - per sq. ft.        - Rent w/Maintenance
    Zone 1                          $2.75 per square foot
    Zone 2                          $2.26 per square foot
    Zone 3                          $2.06 per square foot